Pioneer Bond Fund

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                        Annual Report | June 30, 2015
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                        Ticker Symbols:

                        Class A     PIOBX
                        Class C     PCYBX
                        Class K     PBFKX
                        Class R     PBFRX
                        Class Y     PICYX
                        Class Z     PIBZX

                        [LOGO] PIONEER
                               Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

President's Letter                                                             2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              9

Prices and Distributions                                                      10

Performance Update                                                            11

Comparing Ongoing Fund Expenses                                               17

Schedule of Investments                                                       19

Financial Statements                                                          67

Notes to Financial Statements                                                 77

Report of Independent Registered Public Accounting Firm                       89

Trustees, Officers and Service Providers                                      91

                                   Pioneer Bond Fund | Annual Report | 6/30/15 1

President's Letter

Dear Shareowner,

At mid-year, economic conditions and government policies around the world are far from homogeneous, and we expect them to continue to diverge. In the United States, an ongoing economic expansion has brought the unemployment rate down to levels where wage growth is likely to accelerate. Economic growth and fiscal austerity have dramatically reduced the Federal budget deficit, while very accommodative Federal Reserve System policies have kept interest rates exceptionally low. In Europe and Japan, cyclical economic recoveries/expansions appear to be gaining traction, buttressed by aggressive quantitative easing policies of central banks as well as cheaper currencies. China's ongoing transition from an infrastructure investment-driven to a consumer-driven economy and the dramatic decline in the price of oil -- largely a result of U.S. "fracking" -- have benefited some countries while burdening others. On balance, though, the global economic outlook has continued to improve, although economic and geopolitical "storm clouds" remain.

Today's market environment presents numerous opportunities as well as challenges for investors. While we believe that the capital markets may already have priced in some recent trends, such as the U.S. dollar's appreciation against a basket of global currencies, it is worth noting that investment risks and opportunities are not always aligned with the economic outlook.

Since 1928, Pioneer's investment professionals have focused on identifying and capitalizing on the investment opportunities that present themselves in a variety of ever-changing economic and market conditions, including those we face today, while seeking to limit the risk of the permanent impairment of our clients' capital. Our ongoing goal is to deliver competitive returns consistent with our strategies' stated style and objectives and consistent with our shareholders' expectations over a range of market conditions. We believe our shareowners benefit from the experience and tenure of our investment teams, the insights generated from extensive research resources, and our commitment to prudent risk management.

2 Pioneer Bond Fund | Annual Report | 6/30/15

We encourage you to work with your financial advisor to develop an overall investment plan that addresses both your short- and long-term goals, and to implement such a plan in a disciplined manner, as we do when managing the assets our clients have entrusted to us.

We greatly appreciate your trust in us in the past and look forward to continuing to serve you in the future.

Sincerely,

/s/ Lisa M. Jones

Lisa M. Jones
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                                   Pioneer Bond Fund | Annual Report | 6/30/15 3

Portfolio Management Discussion | 6/30/15

Longer-maturity Treasuries outperformed virtually all other fixed-income asset classes during the 12-month period ended June 30, 2015, despite strengthening performance from credit-sensitive debt during the final three months of the period. In the following interview, Kenneth J. Taubes and Charles Melchreit review the factors that affected the performance of Pioneer Bond Fund during the 12-month period ended June 30, 2015. Mr. Taubes, Executive Vice President, Chief Investment Officer, U.S., and a portfolio manager at Pioneer Investments, is responsible for the daily management of the Portfolio, along with Charles Melchreit, Director of Investment-Grade Management, a senior vice president and a portfolio manager at Pioneer.

Q    How did the Fund perform during the 12-month period ended June 30, 2015?

A Pioneer Bond Fund's Class A shares returned 1.32% at net asset value during the 12-month period ended June 30, 2015, while the Fund's benchmark, the Barclays Aggregate Bond Index (the Barclays Index), returned 1.86%. During the same period, the average return of the 50 mutual funds in Lipper's Corporate Debt, A-rated Underlying Funds category was 0.99%, and the average return of the 1,043 mutual funds in Morningstar's Intermediate-Term Bond Funds category was 1.04%.

Q How would you describe the investment environment in the fixed-income markets over the 12-month period ended June 30, 2015?

A The distinguishing characteristic of the first nine months of the period was a brisk rally in interest rates, as longer-maturity rates declined and bond prices appreciated. During that time, longer-maturity U.S. Treasuries outperformed virtually all other fixed-income asset classes, while more credit-sensitive securities lagged in a market environment characterized by a flight to quality resulting from periodic bouts of market volatility. The volatility was spurred by investor anxieties over a number of issues, including: changes in expectations with regard to the monetary policies of the world's central banks, as the European Central Bank (ECB) initiated quantitative easing even as the Federal Reserve System (the Fed) ended it in the United States; a slowdown of economic growth in China; heightened geopolitical risks in the Middle East; a dramatic decline in world oil prices; a reduction in industrial capital investments as a consequence of the collapse of energy prices; and softness in consumer spending in the United States. Overall, however, the U.S. economy appeared to be strengthening

4 Pioneer Bond Fund | Annual Report | 6/30/15 during the period, despite a disappointing gross domestic product report for the first quarter of 2015, as employment figures improved and the housing market continued to rebound.

     The general market shift into Treasuries received a boost from declining interest rates in Europe, which resulted from the aforementioned quantitative easing program launched by the ECB. Global investors saw superior value in U.S. Treasuries and that, in turn, contributed to the strengthening of the U.S. dollar in world currency markets.

     The trends we witnessed over the first nine months of the Fund's fiscal year began to change over the final three months of the 12-month period, beginning in April. In the United States, investors became more optimistic about economic growth as they focused on the improving employment figures and the ongoing revival in the housing market. Within the U.S., the yield curve began steepening as market interest rates started rising, widening the difference between yields of shorter-maturity and longer-maturity debt instruments. Longer-maturity Treasuries began to weaken somewhat, while other asset classes, including corporate bonds, bank loans and government agency mortgages, started to show improved performance.

     Despite the changes in market trends over the final three months of the period, for the full 12 months ended June 30, 2015, Treasuries were still among the top-performing asset classes, and the U.S. dollar continued to outperform other major currencies, including the euro and the Japanese yen.

Q What were the main factors that affected the Fund's performance relative to the Barclays Index benchmark during the 12-month period ended June 30, 2015?

A The Fund underperformed the benchmark during the period, primarily because of the portfolio's shorter-duration stance, which, on average, was 1 1/2 years less than that of the Barclays Index. (Duration is a measure of the sensitivity of the price - the value of principal - of a fixed-income investment to a change in interest rates, expressed as a number of years.) We maintained a short-duration stance in the Fund's portfolio because we believed the U.S. economy's fundamentals were inconsistent with the low Treasury yields we were seeing. Nevertheless, Treasury yields continued to decline over the first nine months of the Fund's fiscal year, while bond prices rose. The negative effects of the low-duration stance on benchmark-relative performance were partially offset by our concentration of the Fund's investments in both the shorter and longer maturity ranges, and our avoidance of the poor-performing intermediate-term maturity range.

                                   Pioneer Bond Fund | Annual Report | 6/30/15 5

     The Fund's benchmark-relative returns were helped by sector allocation decisions during the period, as the portfolio had helpful exposures to several groups that are not included in the Barclays Index, including non-government agency mortgages, floating-rate bank loans and insurance-linked securities. The allocations helped to diminish the negative impact on relative returns caused by a portfolio underweight to Treasuries and an overweight to industrial bonds, the performance of which was dragged down by weakness in the energy and basic materials markets. The performance of the Fund's industrials holdings also was held back by our emphasis on owning lower-rated credits, which underperformed in a market that favored higher-quality debt.

     Finally, good security selection results, particularly in the financials sector and among the Fund's holdings of government agency mortgages (where we emphasized owning securities with strong pre-payment protection), contributed to benchmark-relative returns over the 12-month period.

Q What factors affected the Fund's distributions to shareholders over the 12-month period ended June 30, 2015?

A Market yields began to increase during the latter months of the Fund's fiscal year, after falling during the first half of the 12-month period. We believe we are beginning to see an increase in the Fund's potential to earn current income for distribution to shareholders. This is a welcome reversal of the trend we had seen over the previous six-month period ended December 31, 2014, when lower market yields had resulted in a decline in the Fund's distributions to shareholders.

Q Did the Fund use any derivative securities during the 12-month period ended June 30, 2015? If so, did they have any effect on the Fund's benchmark-relative performance?

A Yes, we used Treasury futures as part of our strategy to maintain a low duration in the Fund's portfolio. As the direction of market rates changed, we did not see much of an impact on results for the 12-month period. The Fund also had some exposure to credit default swaps in an attempt to manage the risks associated with investments in credit-sensitive debt. The swaps exerted a very modest drag on the Fund's results.

6 Pioneer Bond Fund | Annual Report | 6/30/15

Q    What is your investment outlook?

A While the U.S. economy appears to be gaining strength, we still see some uncertainty in the financial markets. The fiscal situation in Greece remains a concern and clouds the economic outlook for Europe, while recent volatility in Chinese equities has been a source of anxiety for the world capital markets.

     In the U.S., however, the economy appeared to be gathering strength during the second calendar quarter of 2015 after a very disappointing gross domestic product (GDP) report for the first quarter, when GDP actually declined at a 0.2% annual rate (later revised upward into positive territory, after period end). As employment continues to improve and the housing market rebounds, the Fed, clearly, is thinking about tightening monetary policy through an increase in short-term interest rates sometime in 2015.

     At the start of the second half of 2015, the financial markets remain volatile due to the many uncertainties we have outlined, even though we see more positive signs than negative ones when we examine economic fundamentals. We are maintaining a shorter-than-benchmark duration in the Fund's portfolio, as we think the risks of rising interest rates are increasing, while we have continued to overweight credit-sensitive securities, including corporate bonds, as they generally perform well during periods of economic growth. We also see attractive relative value in the mortgage sector, both in government agency mortgages and non-agency securities.

     Given the reality that the Fed is moving toward tighter monetary policies than those of other major central banks, we think the U.S. dollar should continue to be strong, and we have continued to de-emphasize non-dollar-denominated securities in the Portfolio. Going forward, we think individual security selection should become an increasingly important performance factor.

     At the end of the 12-month period, on June 30, 2015, U.S. investment-grade corporate bonds represented the largest allocation among the Fund's investments, followed by government agency mortgages and non-agency mortgages. Other notable portfolio allocations at period end included commercial mortgage-backed securities, U.S. Treasuries, international investment-grade securities, asset-backed securities, floating-rate bank loans and insurance-linked securities.

                                   Pioneer Bond Fund | Annual Report | 6/30/15 7

Please refer to the Schedule of Investments on pages 19-66 for a full listing of Fund securities.

When interest rates rise, the prices of fixed-income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed-income securities in the Fund will generally rise.

Investments in the Fund are subject to possible loss due to the financial failure of the issuers of the underlying securities and their inability to meet their debt obligations.

Prepayment risk is the chance that an issuer may exercise its right to prepay its security, if falling interest rates prompt the issuer to do so. Forced to reinvest the unanticipated proceeds at lower interest rates, the Fund would experience a decline in income and lose the opportunity for additional price appreciation.

Investments in high-yield or lower-rated securities are subject to greater-than-average price volatility, illiquidity and possibility of default.

The securities issued by U.S. Government-sponsored entities (i.e., Fannie Mae, Freddie Mac) are neither guaranteed nor issued by the U.S. Government.

The portfolio may invest in mortgage-backed securities, which during times of fluctuating interest rates may increase or decrease more than other fixed-income securities. Mortgage-backed securities are also subject to pre-payments.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Before investing, consider the product's investment objectives, risks, charges and expenses. Contact your advisor or Pioneer Investments for a prospectus or summary prospectus containing this information. Read it carefully.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. Past performance is no guarantee of future results.

8 Pioneer Bond Fund | Annual Report | 6/30/15

Portfolio Summary | 6/30/15

Portfolio Diversification*
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(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Corporate Bonds                                                       30.2%
U.S. Government Securities                                                 27.9%
Collateralized Mortgage Obligations                                        18.2%
International Corporate Bonds                                              10.4%
Asset Backed Securities                                                     5.2%
Senior Secured Loans                                                        3.2%
Municipal Bonds                                                             2.6%
U.S. Preferred Stocks                                                       1.2%
International Preferred Stocks                                              0.5%
Temporary Cash Investments                                                  0.4%
Convertible Preferred Stocks                                                0.2%

* Includes investments in insurance linked securities totaling 3.2% of total investment portfolio.

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)*

 1.  U.S. Treasury Inflation Indexed Bonds, 0.125%, 7/15/24                2.06%
--------------------------------------------------------------------------------
 2.  U.S. Treasury Bonds, 4.5%, 2/15/36                                    1.24
--------------------------------------------------------------------------------
 3.  U.S. Treasury Bonds, 2.5%, 2/15/45                                    0.91
--------------------------------------------------------------------------------
 4.  Fannie Mae, 5.0%, 2/1/45                                              0.79
--------------------------------------------------------------------------------
 5.  Fannie Mae, 3.0%, 8/1/42                                              0.70
--------------------------------------------------------------------------------
 6.  Government National Mortgage Association I, 3.5%, 1/15/45             0.68
--------------------------------------------------------------------------------
 7.  Fannie Mae, 4.0%, 8/1/44                                              0.63
--------------------------------------------------------------------------------
 8.  U.S. Treasury Note, Floating Rate Note, 1/31/17                       0.54
--------------------------------------------------------------------------------
 9.  U.S. Treasury Note, Floating Rate Note, 4/30/17                       0.54
--------------------------------------------------------------------------------
10.  Fannie Mae, 4.5%, 12/1/43                                             0.53
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The Fund is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

                                   Pioneer Bond Fund | Annual Report | 6/30/15 9

Prices and Distributions | 6/30/15

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Class                         6/30/15                    6/30/14
--------------------------------------------------------------------------------
          A                             $9.68                      $9.88
--------------------------------------------------------------------------------
          C                             $9.57                      $9.77
--------------------------------------------------------------------------------
          K                             $9.68                      $9.87
--------------------------------------------------------------------------------
          R                             $9.77                      $9.97
--------------------------------------------------------------------------------
          Y                             $9.59                      $9.79
--------------------------------------------------------------------------------
          Z                             $9.69                      $9.90
--------------------------------------------------------------------------------

Distributions per Share: 7/1/14-6/30/15
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Net Investment         Short-Term      Long-Term
         Class            Income            Capital Gains   Capital Gains
--------------------------------------------------------------------------------
          A              $0.2870               $   --          $0.0431
--------------------------------------------------------------------------------
          C              $0.2060               $   --          $0.0431
--------------------------------------------------------------------------------
          K              $0.3237               $   --          $0.0431
--------------------------------------------------------------------------------
          R              $0.2633               $   --          $0.0431
--------------------------------------------------------------------------------
          Y              $0.3117               $   --          $0.0431
--------------------------------------------------------------------------------
          Z              $0.3121               $   --          $0.0431
--------------------------------------------------------------------------------


Index Definition
--------------------------------------------------------------------------------
The Barclays Aggregate Bond Index is an unmanaged measure of the U.S. bond market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 11-16.

10 Pioneer Bond Fund | Annual Report | 6/30/15

Performance Update | 6/30/15                                      Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class A shares of Pioneer Bond Fund at public offering price during the periods shown, compared to that of the Barclays Aggregate Bond Index.

Average Annual Total Returns
(As of June 30, 2015)
--------------------------------------------------------------------------------
                                      Net             Public           Barclays
                                      Asset           Offering         Aggregate
                                      Value           Price            Bond
Period                                (NAV)           (POP)            Index
--------------------------------------------------------------------------------
10 Years                              5.10%            4.62%           4.44%
5 Years                               4.72             3.77            3.35
1 Year                                1.32            -3.29            1.86
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated October 1, 2014)
--------------------------------------------------------------------------------
                                      Gross           Net
--------------------------------------------------------------------------------
                                      0.92%           0.85%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                          Pioneer Bond Fund        Barclays Aggregate Bond Index
6/30/2005                 $  9,550                 $ 10,000
6/30/2006                 $  9,434                 $  9,919
6/30/2007                 $  9,935                 $ 10,527
6/30/2008                 $ 10,594                 $ 11,276
6/30/2009                 $ 10,874                 $ 11,958
6/30/2010                 $ 12,474                 $ 13,094
6/30/2011                 $ 13,357                 $ 13,605
6/30/2012                 $ 14,146                 $ 14,622
6/30/2013                 $ 14,600                 $ 14,521
6/30/2014                 $ 15,504                 $ 15,156
6/30/2015                 $ 15,709                 $ 15,438

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 4.50% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through November 1, 2015, for Class A shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 11

Performance Update | 6/30/15                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class C shares of Pioneer Bond Fund during the periods shown, compared to that of the Barclays Aggregate Bond Index.

Average Annual Total Returns
(As of June 30, 2015)
--------------------------------------------------------------------------------
                                                                       Barclays
                                                                       Aggregate
                                      If              If               Bond
Period                                Held            Redeemed         Index
--------------------------------------------------------------------------------
10 Years                              4.18%           4.18%            4.44%
5 Years                               3.82            3.82             3.35
1 Year                                0.49            0.49             1.86
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated October 1, 2014)
--------------------------------------------------------------------------------
                                      Gross
--------------------------------------------------------------------------------
                                      1.65%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                          Pioneer Bond Fund        Barclays Aggregate Bond Index
6/30/2005                 $ 10,000                 $ 10,000
6/30/2006                 $  9,792                 $  9,919
6/30/2007                 $ 10,222                 $ 10,527
6/30/2008                 $ 10,814                 $ 11,276
6/30/2009                 $ 10,989                 $ 11,958
6/30/2010                 $ 12,487                 $ 13,094
6/30/2011                 $ 13,244                 $ 13,605
6/30/2012                 $ 13,922                 $ 14,622
6/30/2013                 $ 14,247                 $ 14,521
6/30/2014                 $ 14,987                 $ 15,156
6/30/2015                 $ 15,061                 $ 15,438

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). If you paid a 1% sales charge, your returns would be lower than those shown above. "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Bond Fund | Annual Report | 6/30/15

Performance Update | 6/30/15                                      Class K Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class K shares of Pioneer Bond Fund during the periods shown, compared to that of the Barclays Aggregate Bond Index.

Average Annual Total Returns
(As of June 30, 2015)
--------------------------------------------------------------------------------
                                                      Net              Barclays
                                                      Asset            Aggregate
                                                      Value            Bond
Period                                                (NAV)            Index
--------------------------------------------------------------------------------
10 Years                                              5.18%            4.44%
5 Years                                               4.89             3.35
1 Year                                                1.80             1.86
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated October 1, 2014)
--------------------------------------------------------------------------------
                                      Gross
--------------------------------------------------------------------------------
                                      0.48%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                          Pioneer Bond Fund        Barclays Aggregate Bond Index
6/30/2005                 $ 10,000                 $ 10,000
6/30/2006                 $  9,875                 $  9,919
6/30/2007                 $ 10,400                 $ 10,527
6/30/2008                 $ 11,090                 $ 11,276
6/30/2009                 $ 11,383                 $ 11,958
6/30/2010                 $ 13,058                 $ 13,094
6/30/2011                 $ 13,982                 $ 13,605
6/30/2012                 $ 14,809                 $ 14,622
6/30/2013                 $ 15,310                 $ 14,521
6/30/2014                 $ 16,285                 $ 15,156
6/30/2015                 $ 16,578                 $ 15,438

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance shown for Class K shares for the period prior to the commencement of operations of Class K shares on December 20, 2012, is the net asset value performance of the Fund's Class A shares, which has not been restated to reflect any differences in expenses, including Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares generally are higher than those of Class K shares, the performance of Class K shares prior to their inception would have been higher than the performance shown. Class K shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 13

Performance Update | 6/30/15                                      Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class R shares of Pioneer Bond Fund during the periods shown, compared to that of the Barclays Aggregate Bond Index.

Average Annual Total Returns
(As of June 30, 2015)
--------------------------------------------------------------------------------
                                                      Net              Barclays
                                                      Asset            Aggregate
                                                      Value            Bond
Period                                                (NAV)            Index
--------------------------------------------------------------------------------
10 Years                                              4.74%            4.44%
5 Years                                               4.35             3.35
1 Year                                                1.06             1.86
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated October 1, 2014)
--------------------------------------------------------------------------------
                                      Gross           Net
--------------------------------------------------------------------------------
                                      1.24%           1.10%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                          Pioneer Bond Fund        Barclays Aggregate Bond Index
6/30/2005                 $ 10,000                 $ 10,000
6/30/2006                 $  9,857                 $  9,919
6/30/2007                 $ 10,354                 $ 10,527
6/30/2008                 $ 10,991                 $ 11,276
6/30/2009                 $ 11,249                 $ 11,958
6/30/2010                 $ 12,844                 $ 13,094
6/30/2011                 $ 13,701                 $ 13,605
6/30/2012                 $ 14,466                 $ 14,622
6/30/2013                 $ 14,871                 $ 14,521
6/30/2014                 $ 15,725                 $ 15,156
6/30/2015                 $ 15,893                 $ 15,438


Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through November 1, 2016, for Class R shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

14 Pioneer Bond Fund | Annual Report | 6/30/15

Performance Update | 6/30/15                                      Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Class Y shares of Pioneer Bond Fund during the periods shown, compared to that of the Barclays Aggregate Bond Index.

Average Annual Total Returns
(As of June 30, 2015)
--------------------------------------------------------------------------------
                                                      Net              Barclays
                                                      Asset            Aggregate
                                                      Value            Bond
Period                                                (NAV)            Index
--------------------------------------------------------------------------------
10 Years                                              5.39%            4.44%
5 Years                                               4.95             3.35
1 Year                                                1.59             1.86
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated October 1, 2014)
--------------------------------------------------------------------------------
                                      Gross
--------------------------------------------------------------------------------
                                      0.58%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                          Pioneer Bond Fund        Barclays Aggregate Bond Index
6/30/2005                 $ 5,000,000              $ 5,000,000
6/30/2006                 $ 4,961,201              $ 4,959,729
6/30/2007                 $ 5,241,647              $ 5,263,299
6/30/2008                 $ 5,604,041              $ 5,638,210
6/30/2009                 $ 5,769,357              $ 5,979,145
6/30/2010                 $ 6,638,193              $ 6,547,062
6/30/2011                 $ 7,119,503              $ 6,802,492
6/30/2012                 $ 7,566,089              $ 7,310,888
6/30/2013                 $ 7,818,536              $ 7,260,610
6/30/2014                 $ 8,319,878              $ 7,578,141
6/30/2015                 $ 8,451,829              $ 7,718,929

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 15

Performance Update | 6/30/15                                      Class Z Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class Z shares of Pioneer Bond Fund during the periods shown, compared to that of the Barclays Aggregate Bond Index.

Average Annual Total Returns
(As of June 30, 2015)
--------------------------------------------------------------------------------
                                                      Net              Barclays
                                                      Asset            Aggregate
                                                      Value            Bond
Period                                                (NAV)            Index
--------------------------------------------------------------------------------
10 Years                                              5.31%            4.44%
5 Years                                               4.92             3.35
1 Year                                                1.47             1.86
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated October 1, 2014)
--------------------------------------------------------------------------------
                                      Gross           Net
--------------------------------------------------------------------------------
                                      0.74%           0.65%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                          Pioneer Bond Fund        Barclays Aggregate Bond Index
6/30/2005                 $ 10,000                 $ 10,000
6/30/2006                 $  9,875                 $  9,919
6/30/2007                 $ 10,400                 $ 10,527
6/30/2008                 $ 11,128                 $ 11,276
6/30/2009                 $ 11,509                 $ 11,958
6/30/2010                 $ 13,198                 $ 13,094
6/30/2011                 $ 14,161                 $ 13,605
6/30/2012                 $ 15,043                 $ 14,622
6/30/2013                 $ 15,556                 $ 14,521
6/30/2014                 $ 16,535                 $ 15,156
6/30/2015                 $ 16,777                 $ 15,438

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance shown for periods prior to the inception of Class Z shares on July 6, 2007, reflects the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Z shares, the performance for Class Z shares prior to their inception on July 6, 2007 would have been higher than that shown. Class Z shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through November 1, 2015, for Class Z shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

16 Pioneer Bond Fund | Annual Report | 6/30/15

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Bond Fund

Based on actual returns from January 1, 2015 through June 30, 2015.

--------------------------------------------------------------------------------
Share Class          A          C         K          R          Y          Z
--------------------------------------------------------------------------------
Beginning       $1,000.00  $1,000.00  $1,000.00  $1,000.00  $1,000.00  $1,000.00
Account Value
on 1/1/15
--------------------------------------------------------------------------------
Ending Account  $1,013.20  $1,004.90  $1,018.00  $1,010.60  $1,015.90  $1,014.70
Value (after
expenses)
on 6/30/15
--------------------------------------------------------------------------------
Expenses Paid   $    4.22  $    8.07  $    2.34  $    5.45  $    2.88  $    3.23
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized net expense ratio of 0.85%, 1.63%, 0.47%, 1.10%, 0.58%, and 0.65% for Class A, Class C, Class K, Class
     R, Class Y, and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

                                  Pioneer Bond Fund | Annual Report | 6/30/15 17

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Bond Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from January 1, 2015 through June 30, 2015.

--------------------------------------------------------------------------------
Share Class         A          C          K          R          Y          Z
--------------------------------------------------------------------------------
Beginning       $1,000.00  $1,000.00  $1,000.00  $1,000.00  $1,000.00  $1,000.00
Account Value
on 1/1/15
--------------------------------------------------------------------------------
Ending Account  $1,020.58  $1,016.71  $1,022.46  $1,019.34  $1,021.92  $1,021.57
Value (after
expenses)
on 6/30/15
--------------------------------------------------------------------------------
Expenses Paid   $    4.26  $    8.15  $    2.36  $    5.51  $    2.91  $    3.26
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized net expense ratio of 0.85%, 1.63%, 0.47%, 1.10%, 0.58%, and 0.65% for Class A, Class C, Class K, Class
     R, Class Y, and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

18 Pioneer Bond Fund | Annual Report | 6/30/15

Schedule of Investments | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
                Rate (b)
Shares          (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              PREFERRED STOCKS -- 1.2%
                              BANKS -- 0.5%
                              Diversified Banks -- 0.3%
      87,990          7.88    Citigroup Capital XIII, Floating Rate Note, 10/30/40   $       2,284,220
     197,000          7.12    Citigroup, Inc., Floating Rate Note (Perpetual)                5,391,890
      95,890          6.00    US Bancorp, Floating Rate Note (Perpetual)                     2,553,551
                                                                                     -----------------
                                                                                     $      10,229,661
------------------------------------------------------------------------------------------------------
                              Regional Banks -- 0.2%
      85,000                  BB&T Corp., 5.625% (Perpetual)                         $       2,051,050
      28,000          6.25    CoBank ACB, Floating Rate Note (Perpetual) (144A)              2,884,876
      17,380          6.62    Fifth Third Bancorp, Floating Rate Note (Perpetual)              490,116
                                                                                     -----------------
                                                                                     $       5,426,042
                                                                                     -----------------
                              Total Banks                                            $      15,655,703
------------------------------------------------------------------------------------------------------
                              DIVERSIFIED FINANCIALS -- 0.3%
                              Specialized Finance -- 0.1%
     167,900          5.75    SCE Trust III, Floating Rate Note (Perpetual)          $       4,469,498
------------------------------------------------------------------------------------------------------
                              Consumer Finance -- 0.0%+
       1,250                  Ally Financial, Inc., 7.0% (Perpetual) (144A)          $       1,269,336
------------------------------------------------------------------------------------------------------
                              Asset Management & Custody Banks -- 0.1%
      54,200          5.90    State Street Corp., Floating Rate Note, 12/31/73       $       1,391,314
------------------------------------------------------------------------------------------------------
                              Investment Banking & Brokerage -- 0.1%
     110,230          6.38    Morgan Stanley, Floating Rate Note (Perpetual)         $       2,806,456
                                                                                     -----------------
                              Total Diversified Financials                           $       9,936,604
------------------------------------------------------------------------------------------------------
                              INSURANCE -- 0.3%
                              Property & Casualty Insurance -- 0.3%
      50,000          5.95    Aspen Insurance Holdings, Ltd., Floating
                              Rate Note (Perpetual)                                  $       1,260,000
     153,800          7.38    Delphi Financial Group, Inc., Floating Rate
                              Note, 5/15/37                                                  3,854,612
     147,475          5.10    The Allstate Corp., Floating Rate Note, 1/15/53                3,697,198
                                                                                     -----------------
                                                                                     $       8,811,810
------------------------------------------------------------------------------------------------------
                              Reinsurance -- 0.0%+
   2,000,000                  Pangaea Re., Variable Rate Notes, 7/1/18 (g)           $          36,000
                                                                                     -----------------
                              Total Insurance                                        $       8,847,810
------------------------------------------------------------------------------------------------------
                              UTILITIES -- 0.1%
                              Electric Utilities -- 0.1%
     164,000                  PPL Capital Funding, Inc., 5.9%, 4/30/73               $       4,062,280
                                                                                     -----------------
                              Total Utilities                                        $       4,062,280
------------------------------------------------------------------------------------------------------
                              TOTAL PREFERRED STOCKS
                              (Cost $37,519,082)                                     $      38,502,397
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 19

------------------------------------------------------------------------------------------------------
                Floating
                Rate (b)
Shares          (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------

                              CONVERTIBLE PREFERRED STOCK -- 0.2%
                              BANKS -- 0.2%
                              Diversified Banks -- 0.2%
       5,610                  Wells Fargo & Co., 7.5% (Perpetual)                    $       6,591,750
------------------------------------------------------------------------------------------------------
                              TOTAL CONVERTIBLE PREFERRED STOCK
                              (Cost $5,839,986)                                      $       6,591,750
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)
------------------------------------------------------------------------------------------------------
                              ASSET BACKED SECURITIES -- 5.1%
                              CONSUMER SERVICES -- 0.1%
                              Hotels, Resorts & Cruise Lines -- 0.1%
     843,904                  Westgate Resorts 2012-A LLC, 2.25%,
                              8/20/25 (144A)                                         $         845,592
     854,453                  Westgate Resorts 2012-A LLC, 3.75%,
                              8/20/25 (144A)                                                   863,478
   2,670,865                  Westgate Resorts 2015-1 LLC, 2.75%,
                              5/20/27 (144A)                                                 2,672,842
     153,667                  Westgate Resorts LLC, 2.5%, 3/20/25 (144A)                       154,074
                                                                                     -----------------
                                                                                     $       4,535,986
                                                                                     -----------------
                              Total Consumer Services                                $       4,535,986
------------------------------------------------------------------------------------------------------
                              FOOD & STAPLES RETAILING -- 0.1%
                              Food Retail -- 0.1%
   3,791,565                  CKE Restaurant Holdings, Inc., 4.474%,
                              3/20/43 (144A)                                         $       3,850,228
                                                                                     -----------------
                              Total Food & Staples Retailing                         $       3,850,228
------------------------------------------------------------------------------------------------------
                              HEALTH CARE EQUIPMENT & SERVICES -- 0.1%
                              Health Care Distributors -- 0.1%
   1,600,000                  OneMain Financial Issuance Trust 2015-1,
                              3.19%, 3/18/26 (144A)                                  $       1,622,736
                                                                                     -----------------
                              Total Health Care Equipment & Services                 $       1,622,736
------------------------------------------------------------------------------------------------------
                              BANKS -- 3.9%
                              Thrifts & Mortgage Finance -- 3.9%
   2,500,000                  Access Point Funding I 2015-A LLC, 2.61%,
                              4/15/20 (144A)                                         $       2,499,750
     161,712          6.49    ACE Securities Corp., Manufactured Housing
                              Trust Series 2003-MH1, Floating Rate Note,
                              8/15/30 (144A)                                                   162,229
   2,200,000          1.60    American Homes 4 Rent 2014-SFR1, Floating
                              Rate Note, 6/17/31 (144A)                                      2,187,515
   2,800,000                  American Homes 4 Rent 2014-SFR3 Trust,
                              4.596%, 12/18/36 (144A)                                        2,900,761
     700,000                  American Homes 4 Rent 2014-SFR3 Trust,
                              5.04%, 12/18/36 (144A)                                           730,056

The accompanying notes are an integral part of these financial statements.

20 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   1,300,000                  American Homes 4 Rent 2015-SFR1, 4.11%,
                              4/17/45 (144A)                                         $       1,289,547
   2,600,000                  Applebee's Funding LLC/IHOP Funding LLC,
                              4.277%, 9/5/44 (144A)                                          2,635,357
   2,200,000                  Ascentium Equipment Receivables 2015-1 LLC,
                              3.24%, 1/10/22 (144A)                                          2,209,291
     700,000                  Axis Equipment Finance Receivables III LLC,
                              3.41%, 4/20/20 (144A)                                            696,730
   1,095,494                  B2R Mortgage Trust 2015-1, 2.524%, 5/15/48
                              (144A)                                                         1,089,677
     320,232          0.69    Bayview Financial Mortgage Pass-Through Trust
                              2005-C, Floating Rate Note, 6/28/44                              317,765
   1,462,628                  Bayview Financial Mortgage Pass-Through Trust
                              2006-A, 5.865%, 2/28/41 (Step)                                 1,515,955
   1,007,894          0.64    Bayview Financial Mortgage Pass-Through Trust
                              Series 2005-B, Floating Rate Note, 4/28/39                       999,777
   1,650,000                  BCC Funding X LLC, 3.622%, 11/20/20 (144A)                     1,654,125
   1,432,128          0.69    Bear Stearns Asset Backed Securities I Trust
                              2005-FR1, Floating Rate Note, 6/25/35                          1,425,168
     883,245          0.68    Bear Stearns Asset Backed Securities Trust
                              2006-SD2, Floating Rate Note, 6/25/36                            865,108
   2,775,208                  BXG Receivables Note Trust 2015-A, 2.88%,
                              5/2/30 (144A)                                                  2,768,593
   3,000,000                  Capital Automotive Real Estate Investment Trust,
                              3.66%, 10/17/44 (144A)                                         2,989,260
      60,062          0.58    Carrington Mortgage Loan Trust Series 2005-NC4,
                              Floating Rate Note, 9/25/35                                       59,666
     400,000          1.38    Chesapeake Funding LLC, Floating Rate Note, 3/4/26               398,506
   1,400,000                  CIT Equipment Collateral 2014-VT1, 2.65%,
                              10/20/22 (144A)                                                1,407,252
     618,859          4.00    Citigroup Mortgage Loan Trust 2014-A, Floating
                              Rate Note, 1/1/35 (144A)                                         643,025
   1,001,603          0.94    Citigroup Mortgage Loan Trust, Inc., Floating Rate
                              Note, 5/25/35 (144A)                                             996,618
   1,800,000          2.10    Colony American Homes 2014-1, Floating Rate
                              Note, 5/19/31 (144A)                                           1,783,449
   1,997,916                  Consumer Credit Origination Loan Trust 2015-1,
                              2.82%, 3/15/21 (144A)                                          2,009,732
   1,935,480          4.81    Countrywide Asset-Backed Certificates, Floating
                              Rate Note, 12/25/35                                            1,997,516
   1,000,000          0.49    Credit-Based Asset Servicing and Securitization
                              LLC, Floating Rate Note, 7/25/36                                 987,865
     610,393          1.24    CWABS Asset-Backed Certificates Trust 2004-7,
                              Floating Rate Note, 12/25/34                                     607,049
   4,987,500                  DB Master Finance LLC 2015-1, 3.98%,
                              2/21/45 (144A)                                                 4,967,395
   1,133,357          3.13    Drug Royalty II LP 2, Floating Rate Note,
                              7/15/23 (144A)                                                 1,148,595

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 21

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
     458,245          0.59    First NLC Trust 2005-2, Floating Rate Note, 9/25/35    $         457,365
     879,658                  GMAT 2013-1 Trust, 3.9669%, 8/25/53 (Step)                       881,737
     425,088          0.93    GSAMP Trust 2005-HE1, Floating Rate Note,
                              12/25/34                                                         416,867
   1,275,287          1.54    GSRPM Mortgage Loan Trust 2003-2, Floating
                              Rate Note, 6/25/33                                             1,228,255
     723,599          0.48    GSRPM Mortgage Loan Trust 2006-2, Floating
                              Rate Note, 9/25/36 (144A)                                        687,455
   1,620,000                  HLSS Servicer Advance Receivables Trust, 1.7436%,
                              1/16/46 (144A)                                                 1,618,380
     224,000                  HLSS Servicer Advance Receivables Trust, 3.96%,
                              10/15/45 (144A)                                                  223,798
   3,004,250                  HOA Funding LLC, 4.846%, 8/22/44 (144A)                        2,968,794
     348,312          0.57    Home Equity Asset Trust 2005-7, Floating Rate
                              Note, 1/25/36                                                    346,467
   1,052,124          1.39    HSBC Home Equity Loan Trust USA 2007-3, Floating
                              Rate Note, 11/20/36                                            1,046,678
   1,514,198                  Icon Brand Holdings LLC, 4.229%, 1/26/43 (144A)                1,516,885
     343,314                  Icon Brand Holdings LLC, 4.352%, 1/25/43 (144A)                  342,470
   1,700,000          1.38    Invitation Homes 2014-SFR3 Trust, Floating Rate
                              Note, 12/17/31 (144A)                                          1,684,236
     352,643                  Irwin Home Equity Loan Trust 2005-1, 5.32%,
                              6/25/35 (Step)                                                   348,669
   3,114,951          0.41    Irwin Home Equity Loan Trust 2005-1, Floating Rate
                              Note, 6/25/25                                                  2,901,075
     637,415          1.69    Irwin Whole Loan Home Equity Trust 2003-C, Floating
                              Rate Note, 6/25/28                                               630,042
     550,000                  Leaf Receivables Funding 10 LLC, 2.74%, 3/15/21
                              (144A)                                                           544,994
     552,742                  Leaf Receivables Funding 8 LLC, 1.55%, 11/15/17
                              (144A)                                                           553,278
   2,203,000                  Leaf Receivables Funding 8 LLC, 1.92%, 9/15/20
                              (144A)                                                         2,208,155
     270,900                  Lehman ABS Manufactured Housing Contract
                              Trust 2001-B, 3.01%, 5/15/41                                     272,238
     274,151                  Lehman ABS Manufactured Housing Contract
                              Trust 2001-B, 5.873%, 5/15/41                                    289,425
     345,086          2.44    Madison Avenue Manufactured Housing Contract
                              Trust 2002-A, Floating Rate Note, 3/25/32                        345,049
     949,015                  Nations Equipment Finance Funding II LLC, 3.276%,
                              1/22/19 (144A)                                                   956,009
     260,801          0.34    Nationstar Home Equity Loan Trust 2007-A, Floating
                              Rate Note, 3/25/37                                               254,922
     908,073          0.88    New Century Home Equity Loan Trust 2005-1, Floating
                              Rate Note, 3/25/35                                               900,495
   1,050,000                  NextGear Floorplan Master Owner Trust, 1.92%,
                              10/15/19 (144A)                                                1,053,554

The accompanying notes are an integral part of these financial statements.

22 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                              Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   1,000,000                  NextGear Floorplan Master Owner Trust, 2.61%,
                              10/15/19 (144A)                                        $       1,004,597
     430,000          1.84    NovaStar Mortgage Funding Trust Series 2004-4,
                              Floating Rate Note, 3/25/35                                      422,875
     508,369          5.91    Origen Manufactured Housing Contract Trust
                              2004-A, Floating Rate Note, 1/15/35                              533,804
     358,040          5.46    Origen Manufactured Housing Contract Trust
                              2004-B, Floating Rate Note, 11/15/35                             364,583
   1,600,000                  Oxford Finance Funding Trust 2014-1, 3.475%,
                              12/15/22 (144A)                                                1,604,352
   1,000,000          1.04    PFS Financing Corp., Floating Rate Note,
                              10/15/19 (144A)                                                  996,886
   2,700,000                  Progreso Receivables Funding I LLC, 4.0%,
                              7/9/18 (144A)                                                  2,703,375
   3,200,000                  Progreso Receivables Funding III LLC, 3.625%,
                              2/8/20 (144A)                                                  3,200,000
   2,000,000                  Progreso Receivables Funding LLC, 3.0%, 7/28/20                2,000,000
     180,000          2.44    Progress Residential 2014-SFR1 Trust, Floating
                              Rate Note, 10/17/31 (144A)                                       180,731
   2,700,000          2.59    Progress Residential 2015-SFR1 Trust, Floating
                              Rate Note, 2/20/32 (144A)                                      2,715,684
     864,705          0.44    RAAC Series 2006-RP2 Trust, Floating Rate Note,
                              2/25/37 (144A)                                                   853,243
     227,289          2.66    SASCO Mortgage Pass-Through Certificates Series
                              2004-S4, Floating Rate Note, 12/25/34                            227,264
   3,360,000          2.24    Silver Bay Realty 2014-1 Trust, Floating Rate Note,
                              9/18/31 (144A)                                                 3,353,287
   1,093,574                  Skopos Auto Receivables Trust 2015-1, 3.1%,
                              12/15/23 (144A)                                                1,093,574
   1,938,332                  SpringCastle America Funding LLC, 2.7%, 5/25/23                1,950,330
   1,640,868                  Springleaf Funding Trust 2013-A, 2.58%,
                              9/15/21 (144A)                                                 1,647,008
   1,200,000                  Springleaf Funding Trust 2014-A, 2.41%,
                              12/15/22 (144A)                                                1,201,500
     565,000          2.66    Springleaf Mortgage Loan Trust 2012-3, Floating
                              Rate Note, 12/26/59 (144A)                                       567,462
   1,398,833                  Store Master Funding I LLC, 3.75%, 4/20/45 (144A)              1,378,278
     289,268                  STORE Master Funding LLC, 4.16%, 3/20/43 (144A)                  296,216
   2,010,839                  STORE Master Funding LLC, 5.77%, 8/20/42 (144A)                2,157,389
   1,098,011          0.39    Structured Asset Investment Loan Trust 2006-1,
                              Floating Rate Note, 1/25/36                                    1,067,366
   1,554,441          0.41    Structured Asset Securities Corp., Mortgage Loan
                              Trust 2006-GEL4, Floating Rate Note,
                              10/25/36 (144A)                                                1,542,316
      79,224                  Structured Asset Securities Corp., 4.77%,
                              10/25/34 (Step)                                                   82,182

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 23

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   1,709,071                  Sunset Mortgage Loan Co., 2014-NPL2 LLC,
                              3.721%, 11/16/44 (Step) (144A)                         $       1,702,645
     528,007                  SVO 2012-A VOI Mortgage LLC, 2.0%,
                              9/20/29 (144A)                                                   522,530
     771,441          1.13    Terwin Mortgage Trust Series TMTS 2003-8HE,
                              Floating Rate Note, 12/25/34                                     750,553
     400,378                  Terwin Mortgage Trust Series TMTS 2005-12ALT,
                              4.98598%, 7/25/36 (Step)                                         406,152
   2,578,253                  Terwin Mortgage Trust Series TMTS 2005-16HE,
                              4.35892%, 9/25/36 (Step)                                       2,656,170
     800,000          2.44    Trafigura Securitisation Finance Plc, 2014-1,
                              Floating Rate Note, 10/15/21 (144A)                              801,518
   2,140,000                  United Auto Credit Securitization Trust 2015-1,
                              2.92%, 6/17/19 (144A)                                          2,144,575
   3,845,763                  US Residential Opportunity Fund III Trust 2015-1,
                              3.7213%, 1/29/35 (144A)                                        3,846,540
   1,749,792                  VOLT XXXI LLC, 3.375%, 2/25/55 (Step) (144A)                   1,745,145
   3,856,371                  VOLT XXXIII LLC, 3.5%, 3/25/55 (Step) (144A)                   3,857,628
   1,938,000                  Welk Resorts 2015-A LLC, 2.79%, 6/16/31 (144A)                 1,938,310
                                                                                     -----------------
                                                                                     $     124,136,692
                                                                                     -----------------
                              Total Banks                                            $     124,136,692
------------------------------------------------------------------------------------------------------
                              DIVERSIFIED FINANCIALS -- 0.9%
                              Other Diversified Financial Services -- 0.3%
     499,944                  AXIS Equipment Finance Receivables II LLC,
                              4.94%, 7/20/18 (144A)                                  $         512,648
   2,900,000                  Capital Auto Receivables Asset Trust 2013-1,
                              1.74%, 10/22/18                                                2,907,882
     612,985                  CNH Equipment Trust 2013-A, 0.69%, 6/15/18                       613,381
     667,209                  Mid-State Capital Trust 2010-1, 5.25%,
                              12/15/45 (144A)                                                  697,365
   1,017,039                  Sierra Timeshare 2012-2 Receivables Funding
                              LLC, 2.38%, 3/20/29 (144A)                                     1,026,603
     197,953                  Sierra Timeshare 2012-3 Receivables Funding
                              LLC, 1.87%, 8/20/29 (144A)                                       198,549
   3,300,000                  Spirit Master Funding LLC, 4.6291%,
                              1/20/45 (144A)                                                 3,288,972
     267,623                  Spirit Master Funding LLC, 5.74%, 3/20/42 (144A)                 290,780
     700,000                  Spirit Master Funding VII LLC, 3.8868%, 12/21/43                 716,653
                                                                                     -----------------
                                                                                     $      10,252,833
------------------------------------------------------------------------------------------------------
                              Specialized Finance -- 0.3%
   3,914,279                  Domino's Pizza Master Issuer LLC, 5.216%,
                              1/27/42 (144A)                                         $       4,040,401
   2,920,000                  Hercules Capital Funding Trust 2014-1, 3.524%,
                              4/16/21 (144A)                                                 2,925,475

The accompanying notes are an integral part of these financial statements.

24 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Specialized Finance -- (continued)
     660,979                  JG Wentworth XXII LLC, 3.82%, 12/15/48 (144A)          $         694,721
                                                                                     -----------------
                                                                                     $       7,660,597
------------------------------------------------------------------------------------------------------
                              Consumer Finance -- 0.2%
     800,000                  AmeriCredit Automobile Receivables Trust 2013-1,
                              1.57%, 1/8/19                                          $         801,206
     243,637                  California Republic Auto Receivables Trust 2012-1,
                              1.18%, 8/15/17 (144A)                                            243,937
     129,775                  First Investors Auto Owner Trust 2012-2, 1.47%,
                              5/15/18 (144A)                                                   129,902
   1,200,000                  First Investors Auto Owner Trust 2013-1, 2.02%,
                              1/15/19 (144A)                                                 1,200,431
   2,100,000                  First Investors Auto Owner Trust 2014-3, 2.97%,
                              11/16/20 (144A)                                                2,111,071
     510,000                  First Investors Auto Owner Trust 2015-1, 3.59%,
                              1/18/22 (144A)                                                   506,652
     588,352                  Santander Drive Auto Receivables Trust 2012-1,
                              3.78%, 11/15/17                                                  592,073
     850,000                  Santander Drive Auto Receivables Trust 2012-5,
                              2.7%, 8/15/18                                                    859,570
                                                                                     -----------------
                                                                                     $       6,444,842
------------------------------------------------------------------------------------------------------
                              Asset Management & Custody Banks -- 0.0%+
     831,842                  Horizon Funding Trust 2013-1, 3.0%,
                              5/15/18 (144A)                                         $         835,741
------------------------------------------------------------------------------------------------------
                              Investment Banking & Brokerage -- 0.1%
   1,600,000          1.93    Chesapeake Funding LLC, Floating Rate Note,
                              2/7/27 (144A)                                          $       1,601,584
                                                                                     -----------------
                              Total Diversified Financials                           $      26,795,597
------------------------------------------------------------------------------------------------------
                              TOTAL ASSET BACKED SECURITIES
                              (Cost $160,143,023)                                    $     160,941,239
------------------------------------------------------------------------------------------------------
                              COLLATERALIZED MORTGAGE
                              OBLIGATIONS -- 17.6%
                              CONSUMER SERVICES -- 0.1%
                              Hotels, Resorts & Cruise Lines -- 0.1%
   2,706,389                  Westgate Resorts 2014-1 LLC, 2.15%,
                              12/20/26 (144A)                                        $       2,706,389
                                                                                     -----------------
                              Total Consumer Services                                $       2,706,389
------------------------------------------------------------------------------------------------------
                              BANKS -- 16.3%
                              Thrifts & Mortgage Finance -- 16.3%
     390,823                  A10 Securitization 2013-1 LLC, 2.4%,
                              11/17/25 (144A)                                        $         391,925
   2,028,820                  A10 Term Asset Financing 2013-2 LLC, 2.62%,
                              11/15/27 (144A)                                                2,040,502

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 25

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   8,490,073          3.50    Agate Bay Mortgage Trust 2015-1, Floating Rate
                              Note, 1/25/45 (144A)                                   $       8,468,186
   6,398,334          3.50    Agate Bay Mortgage Trust 2015-2, Floating Rate
                              Note, 3/25/45 (144A)                                           6,556,041
     416,799          0.64    Alternative Loan Trust 2003-14T1, Floating Rate
                              Note, 8/25/18                                                    399,108
   1,528,055                  Alternative Loan Trust 2003-21T1, 5.75%, 12/25/33              1,598,688
     143,748                  Alternative Loan Trust 2004-4CB, 4.25%, 4/25/34                  145,058
   9,407,000          1.09    Alternative Loan Trust 2004-J5, Floating Rate
                              Note, 8/25/34                                                  8,679,030
   4,200,000          1.93    Arbor Realty Collateralized Loan Obligation
                              2015-FL1, Ltd., Floating Rate Note, 3/15/25 (144A)             4,200,000
   2,580,000          2.39    BAMLL Commercial Mortgage Securities Trust
                              2014-FL1, Floating Rate Note, 12/17/31 (144A)                  2,584,910
   1,600,000          2.14    BAMLL Commercial Mortgage Securities Trust
                              2014-INLD, Floating Rate Note, 12/17/29                        1,604,067
   4,200,000          1.90    BAMLL Commercial Mortgage Securities Trust
                              2015-ASHF, Floating Rate Note, 1/18/28 (144A)                  4,200,089
     608,106                  Banc of America Alternative Loan Trust 2003-2,
                              5.75%, 4/25/33                                                   630,060
   1,197,579                  Banc of America Alternative Loan Trust 2004-6,
                              5.0%, 7/25/19                                                  1,230,546
   3,477,221          5.37    Banc of America Commercial Mortgage Trust
                              2006-1, Floating Rate Note, 9/10/45                            3,494,976
     612,532                  Banc of America Funding 2003-3 Trust, 5.5%,
                              10/25/33                                                         634,979
      25,199          0.31    Banc of America Funding 2010-R4 Trust REMICS,
                              Floating Rate Note, 8/26/36 (144A)                                25,165
   1,082,648          2.71    Banc of America Mortgage 2003-F Trust, Floating
                              Rate Note, 7/25/33                                             1,089,163
     781,482                  Banc of America Mortgage Trust 2004-11, 5.75%,
                              1/25/35                                                          798,939
     901,590                  Banc of America Mortgage Trust 2004-9, 5.5%,
                              11/25/34                                                         917,137
   5,813,066                  Bayview Commercial Asset Trust 2007-4,
                              3.49%, 9/25/37 (Step) (144A) (c)                                 197,644
   1,308,405          1.19    Bayview Commercial Asset Trust 2008-1, Floating
                              Rate Note, 1/25/38 (144A)                                      1,306,837
   2,228,842          0.89    Bear Stearns ALT-A Trust 2004-12, Floating Rate
                              Note, 1/25/35                                                  2,163,608
   1,633,817          0.89    Bear Stearns ALT-A Trust 2004-12, Floating Rate
                              Note, 1/25/35                                                  1,579,729
   2,647,992          0.79    Bear Stearns ALT-A Trust 2004-4, Floating Rate
                              Note, 6/25/34                                                  2,535,219
     936,870          0.75    Bear Stearns ALT-A Trust 2005-1, Floating Rate
                              Note, 1/25/35                                                    911,455

The accompanying notes are an integral part of these financial statements.

26 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   3,093,773          2.60    Bear Stearns ARM Trust 2003-6, Floating Rate
                              Note, 8/25/33                                          $       3,074,654
   1,000,000          5.21    Bear Stearns Commercial Mortgage Securities
                              Trust 2005-PWR7, Floating Rate Note, 2/11/41                     999,736
   2,050,256          5.77    Bear Stearns Commercial Mortgage Securities
                              Trust 2006-TOP22, Floating Rate Note, 4/12/38                  2,089,451
   1,685,668          0.89    Bella Vista Mortgage Trust 2004-1, Floating Rate
                              Note, 11/20/34                                                 1,499,297
   2,210,000          2.14    BLCP Hotel Trust, Floating Rate Note,
                              8/15/29 (144A)                                                 2,216,345
   2,460,000          2.04    Carefree Portfolio Trust 2014-CARE, Floating Rate
                              Note, 11/15/29 (144A)                                          2,470,172
   3,990,000          2.69    CDGJ Commercial Mortgage Trust 2014-BXCH,
                              Floating Rate Note, 12/15/27 (144A)                            3,999,480
     468,209          2.60    CHL Mortgage Pass-Through Trust 2003-56,
                              Floating Rate Note, 12/25/33                                     470,815
   5,000,000                  Citigroup Commercial Mortgage Trust 2014-GC25
                              REMICS, 3.371%, 10/10/47                                       5,140,285
     468,382          1.18    Citigroup Mortgage Loan Trust 2010-7 REMICS,
                              Floating Rate Note, 9/25/37 (144A)                               468,180
   2,981,269          2.24    Citigroup Mortgage Loan Trust, Inc., REMICS,
                              Floating Rate Note, 8/25/34                                    2,954,584
   1,048,497                  Citigroup Mortgage Loan Trust, Inc., 5.5%, 9/25/34             1,126,727
   1,000,000          4.65    City Center Trust 2011-CCHP, Floating Rate Note,
                              7/17/28 (144A)                                                 1,000,594
     443,990          0.63    CNL Commercial Mortgage Loan Trust 2003-2,
                              Floating Rate Note, 10/25/30 (144A)                              385,674
   3,155,141                  Colony Multifamily Mortgage Trust 2014-1,
                              2.5432%, 4/22/50 (144A)                                        3,154,002
     450,000                  COMM 2012-CCRE2 Mortgage Trust REMICS,
                              3.791%, 8/17/45                                                  470,418
     850,000                  COMM 2012-CCRE2 Mortgage Trust, 3.147%,
                              8/15/45                                                          865,933
     915,000                  COMM 2012-CCRE4 Mortgage Trust, 2.436%,
                              10/17/45                                                         917,071
   4,000,000                  COMM 2012-LC4 Mortgage Trust, 4.063%,
                              12/12/44                                                       4,254,704
   4,200,000          5.17    COMM 2013-CCRE11 Mortgage Trust, Floating
                              Rate Note, 12/8/50 (144A)                                      4,471,454
   1,900,000                  COMM 2013-LC6 Mortgage Trust, 2.941%, 1/12/46                  1,898,432
   3,800,000          2.34    COMM 2014-FL5 Mortgage Trust, Floating Rate
                              Note, 10/17/31 (144A)                                          3,795,246
   4,150,000          1.94    COMM 2014-SAVA Mortgage Trust, Floating Rate
                              Note, 6/15/34 (144A)                                           4,143,439
   1,750,000                  COMM 2015-CCRE23 Mortgage Trust, 3.807%,
                              5/12/48 (144A)                                                 1,779,430
   3,850,000                  Commercial Mortgage Pass-Through Certificates,
                              2.822%, 10/17/45                                               3,833,703

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 27

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   1,319,265          2.13    Commercial Mortgage Pass-Through Certificates,
                              Floating Rate Note, 11/19/26 (144A)                    $       1,318,887
   2,360,130                  Credit Suisse Commercial Mortgage Trust Series
                              2007-C1, 5.361%, 2/15/40                                       2,467,197
     180,802                  Credit Suisse First Boston Mortgage Securities
                              Corp., 5.5%, 6/25/33                                             183,255
   2,736,297          5.23    Credit Suisse First Boston Mortgage Securities
                              Corp., Floating Rate Note, 12/17/40                            2,742,929
     533,859          2.78    Credit Suisse First Boston Mortgage Securities
                              Corp., Floating Rate Note, 6/25/34                               517,984
   2,700,000          2.44    Credit Suisse Mortgage Capital Certificates,
                              Floating Rate Note, 3/15/28 (144A)                             2,688,266
   7,146,516          1.55    CSMC Trust 2013-IVR2, Floating Rate Note,
                              4/27/43 (144A)                                                 6,685,480
   3,201,995          3.00    CSMC Trust 2013-IVR4, Floating Rate Note,
                              7/27/43 (144A)                                                 3,204,781
   2,365,882          3.00    CSMC Trust 2013-IVR4, Floating Rate Note,
                              7/27/43 (144A)                                                 2,385,652
   6,565,759          3.00    CSMC Trust 2014-WIN1, Floating Rate Note,
                              9/25/44 (144A)                                                 6,621,673
   9,396,127                  CSMC Trust 2015-2, 3.0%, 2/25/45                               9,537,069
   1,900,000          5.42    DBUBS 2011-LC3 Mortgage Trust, Floating Rate
                              Note, 8/12/44 (144A)                                           2,158,970
   1,895,000          1.49    Del Coronado Trust 2013-DEL, Floating Rate
                              Note, 3/16/26 (144A)                                           1,893,179
   4,085,597          3.50    EverBank Mortgage Loan Trust REMICS, Floating
                              Rate Note, 4/25/43 (144A)                                      4,074,345
     191,663          1.28    Extended Stay America Trust 2013-ESH, Floating
                              Rate Note, 12/5/31 (144A)                                        190,593
   4,630,000          3.38    GAHR Commercial Mortgage Trust 2015-NRF,
                              Floating Rate Note, 12/15/34 (144A)                            4,596,956
     842,113                  Global Mortgage Securitization, Ltd., 5.25%, 4/25/32             813,680
   2,154,984          0.46    Global Mortgage Securitization, Ltd., Floating
                              Rate Note, 4/25/32                                             2,071,325
   2,800,000                  GS Mortgage Securities Corp., Trust 2012-SHOP,
                              2.933%, 6/6/31 (144A)                                          2,876,121
   1,250,000                  GS Mortgage Securities Corp., II, 3.377%, 5/10/45              1,295,909
   1,000,000                  GS Mortgage Securities Corp., II, 3.682%,
                              2/10/46 (144A)                                                 1,002,827
     812,364                  GS Mortgage Securities Corp., II, 5.56%, 11/10/39                842,195
     930,735          2.45    GSR Mortgage Loan Trust 2003-9, Floating Rate
                              Note, 8/25/33                                                    926,482
   1,670,191          2.82    GSR Mortgage Loan Trust 2004-7, Floating Rate
                              Note, 6/25/34                                                  1,628,287
     928,696          2.64    GSR Mortgage Loan Trust 2005-AR1, Floating Rate
                              Note, 1/25/35                                                    934,179
   2,340,000          1.29    Homestar Mortgage Acceptance Corp., Floating
                              Rate Note, 1/25/35                                             2,280,388

The accompanying notes are an integral part of these financial statements.

28 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   1,809,878          0.54    Homestar Mortgage Acceptance Corp., Floating
                              Rate Note, 6/25/34                                     $       1,781,995
   2,100,000          1.89    Hyatt Hotel Portfolio Trust 2015-HYT, Floating
                              Rate Note, 11/15/29 (144A)                                     2,103,965
     529,697          0.99    Impac CMB Trust Series 2004-6, Floating Rate
                              Note, 10/25/34                                                   503,757
     264,967          0.53    Impac Secured Assets Trust 2006-2, Floating
                              Rate Note, 8/25/36                                               261,299
   1,033,178          0.39    Impac Secured Assets Trust 2006-5, Floating
                              Rate Note, 12/25/36                                              971,443
   3,910,234                  JP Morgan Chase Commercial Mortgage Securities
                              Corp., 2.84%, 12/17/47                                         3,897,803
   2,800,000          5.13    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2005-LDP3, Floating Rate Note, 8/15/42                   2,799,110
   4,800,000          5.56    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2006-LDP6, Floating Rate Note, 4/15/43                   4,888,147
     402,224          0.34    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2006-LDP9, Floating Rate Note, 5/15/47                     398,840
   1,600,000                  JP Morgan Chase Commercial Mortgage Securities
                              Trust 2010-C2, 3.6159%, 11/15/43 (144A)                        1,670,771
   1,350,000                  JP Morgan Chase Commercial Mortgage Securities
                              Trust 2011-C5, 4.1712%, 8/17/46                                1,464,782
   1,200,000          3.98    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2012-C8, Floating Rate Note, 10/17/45 (144A)             1,245,614
   5,000,000                  JP Morgan Chase Commercial Mortgage Securities
                              Trust 2014-C20 REMICS, 3.8046%, 7/15/47                        5,198,555
   4,600,000          2.14    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2014-CBM, Floating Rate Note,
                              10/15/29 (144A)                                                4,583,932
   2,200,000          2.39    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2014-FL4 REMICS, Floating Rate Note,
                              12/16/30 (144A)                                                2,196,968
     900,000          2.29    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2014-FL5 REMICS, Floating Rate Note,
                              7/15/31 (144A)                                                   896,804
   1,260,000          1.54    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2014-FL5, Floating Rate Note, 7/15/31 (144A)             1,263,523
   4,600,000          2.44    JP Morgan Chase Commercial Mortgage Securities
                              Trust 2015-COSMO, Floating Rate Note,
                              1/15/32 (144A)                                                 4,586,292
     423,188          2.49    JP Morgan Mortgage Trust 2003-A1, Floating Rate
                              Note, 10/25/33                                                   421,885
   1,569,010          2.51    JP Morgan Mortgage Trust 2004-A1, Floating Rate
                              Note, 2/25/34                                                  1,601,283
     505,193          2.49    JP Morgan Mortgage Trust 2004-A1, Floating Rate
                              Note, 2/25/34                                                    512,646
     759,006                  JP Morgan Mortgage Trust 2004-S1, 5.0%, 9/25/34                  786,253
   1,657,984                  JP Morgan Mortgage Trust 2004-S1, 6.0%, 9/25/34                1,747,367

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 29

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
   6,120,456          3.00    JP Morgan Mortgage Trust 2013-1, Floating Rate
                              Note, 3/25/43 (144A)                                   $       5,961,630
   5,451,046          2.50    JP Morgan Mortgage Trust 2013-1, Floating Rate
                              Note, 3/25/43 (144A)                                           5,387,590
   1,822,120          3.54    JP Morgan Mortgage Trust 2013-1, Floating Rate
                              Note, 3/25/43 (144A)                                           1,806,865
   1,485,537          3.50    JP Morgan Mortgage Trust 2013-2, Floating Rate
                              Note, 5/25/43 (144A)                                           1,493,312
     862,796          3.50    JP Morgan Mortgage Trust 2014-1 REMICS, Floating
                              Rate Note, 1/25/44 (144A)                                        871,378
   8,382,688          3.00    JP Morgan Mortgage Trust 2014-2, Floating Rate
                              Note, 6/25/29 (144A)                                           8,516,945
   7,677,897          3.43    JP Morgan Mortgage Trust 2014-2, Floating Rate
                              Note, 6/25/29 (144A)                                           7,848,359
   5,352,903          3.00    JP Morgan Mortgage Trust 2014-5, Floating Rate
                              Note, 10/25/29 (144A)                                          5,455,363
   2,452,388          3.04    JP Morgan Mortgage Trust 2014-5, Floating Rate
                              Note, 10/25/29 (144A)                                          2,404,183
   5,885,953          0.00    JP Morgan Mortgage Trust, 2014-OAK4-B1, Floating
                              Rate Note, 9/25/44 (f)                                         5,868,555
     469,971          2.50    La Hipotecaria Panamanian Mortgage Trust 2010-1,
                              Floating Rate Note, 9/8/39 (144A)                                487,736
   3,995,339          3.26    La Hipotecaria Panamanian Mortgage Trust 2014-1,
                              Floating Rate Note, 11/24/42 (144A)                            4,095,222
     177,179                  LB-UBS Commercial Mortgage Trust 2004-C1,
                              4.568%, 1/15/31                                                  179,104
     220,827          1.13    Lehman Brothers Small Balance Commercial
                              Mortgage Trust 2007-3 Class 1A4, Floating Rate
                              Note, 10/25/37 (144A)                                            219,599
   2,177,781          0.43    Lehman Brothers Small Balance Commercial,
                              Floating Rate Note, 2/25/30 (144A)                             2,058,262
     445,193          0.43    Lehman Brothers Small Balance Commercial,
                              Floating Rate Note, 9/25/30 (144A)                               419,855
   3,690,000          0.00    LSTAR Commercial Mortgage Trust 2015-3, Floating
                              Rate Note, 4/20/48 (144A) (d)                                  3,566,226
   4,609,206          2.18    LSTAR Securities Investment Trust 2014-2, Floating
                              Rate Note, 11/1/19 (144A)                                      4,575,907
   4,820,132          2.18    LSTAR Securities Investment Trust 2015-1, Floating
                              Rate Note, 1/1/20 (144A)                                       4,767,713
   2,449,047          2.18    LSTAR Securities Investment Trust 2015-3, Floating
                              Rate Note, 3/1/20 (144A)                                       2,437,659
   5,516,857          2.18    LSTAR Securities Investment Trust 2015-4, Floating
                              Rate Note, 4/1/20 (144A)                                       5,449,618
   2,848,138          2.18    LSTAR Securities Investment Trust 2015-5, Floating
                              Rate Note, 4/1/20 (144A)                                       2,837,099
     543,066          2.86    MASTR Adjustable Rate Mortgages Trust, Floating
                              Rate Note, 1/25/35                                               540,735
   2,207,925                  MASTR Alternative Loan Trust 2004-6, 6.0%, 7/25/34             2,247,056

The accompanying notes are an integral part of these financial statements.

30 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
     524,257          0.67    Mellon Residential Funding Corp., Mortgage
                              Pass-Through Trust Series 2000 TBC2, Floating
                              Rate Note, 6/15/30                                     $         497,545
     747,661          0.63    Mellon Residential Funding Corp., Mortgage
                              Pass-Through Trust Series 2000-TBC3, Floating
                              Rate Note, 12/15/30                                              712,793
     235,821          2.35    Merrill Lynch Mortgage Investors Trust Series
                              2005-2, Floating Rate Note, 10/25/35                             237,387
   2,972,582          0.46    Merrill Lynch Mortgage Investors Trust Series
                              2005-A3, Floating Rate Note, 4/25/35                           2,850,905
   1,821,224          0.75    Merrill Lynch Mortgage Investors Trust Series
                              MLCC 2004-G, Floating Rate Note, 1/25/30                       1,711,150
   3,212,768          5.29    Merrill Lynch Mortgage Trust 2005-LC1, Floating
                              Rate Note, 1/12/44                                             3,228,736
   2,241,153          5.65    ML-CFC Commercial Mortgage Trust 2006-1,
                              Floating Rate Note, 2/12/39                                    2,271,218
   3,263,268          0.97    MortgageIT Trust 2004-1, Floating Rate Note,
                              11/25/34                                                       3,118,819
   4,056,322          3.75    New Residential Mortgage Loan Trust 2014-1,
                              Floating Rate Note, 1/25/54 (144A)                             4,172,799
   4,015,026          3.75    New Residential Mortgage Loan Trust 2014-2,
                              Floating Rate Note, 5/26/54 (144A)                             4,147,188
   3,379,110          3.75    New Residential Mortgage Loan Trust 2014-3,
                              Floating Rate Note, 11/25/54 (144A)                            3,465,118
  11,695,000          0.00    New Residential Mortgage Loan Trust 2015-1,
                              Floating Rate Note, 4/25/52 (144A) (d)                        11,896,154
   6,326,690          3.32    NRP Mortgage Trust 2013-1, Floating Rate
                              Note, 7/25/43                                                  6,253,332
   3,771,126          3.32    NRP Mortgage Trust 2013-1, Floating Rate
                              Note, 7/25/43 (144A)                                           3,671,772
   4,975,951          3.25    NRP Mortgage Trust 2013-1, Floating Rate
                              Note, 7/25/43 (144A)                                           4,895,326
   5,220,783          3.25    NRP Mortgage Trust 2013-1, Floating Rate
                              Note, 7/25/43 (144A)                                           5,321,915
   6,511,679          0.58    Opteum Mortgage Acceptance Corp., Trust 2005-4,
                              Floating Rate Note, 11/25/35                                   5,998,461
     745,975                  ORES 2014-LV3 LLC, 3.0%, 3/27/24 (144A)                          745,975
     116,908                  PHH Mortgage Capital LLC, 6.600001%,
                              12/25/27 (Step) (144A)                                           117,098
     337,124                  RAAC Series 2004-SP2 Trust, 6.0%, 1/25/32                        343,149
     946,266          0.73    RALI Series 2003-QS13 Trust, Floating Rate
                              Note, 7/25/33                                                    873,765
     346,509                  RALI Series 2003-QS14 Trust, 5.0%, 7/25/18                       351,328
     886,965                  RALI Series 2004-QS3 Trust, 5.0%, 3/25/19                        907,125
   3,151,428          1.84    RESI Finance LP 2003-CB1, Floating Rate
                              Note, 7/9/35                                                   2,984,944

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 31

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
     483,011                  Residential Asset Securitization Trust 2004-A8,
                              5.25%, 11/25/34                                        $         489,429
   1,130,756                  Residential Asset Securitization Trust 2004-A9,
                              5.75%, 12/25/34                                                1,165,810
     783,185                  RFMSI Series 2005-S5 Trust, 5.25%, 7/25/35                       808,145
   4,000,000                  RREF 2015-LT7 LLC, 3.0%, 12/25/32 (144A)                       3,996,868
   2,890,298          0.85    Sequoia Mortgage Trust 2003-2, Floating Rate
                              Note, 6/20/33                                                  2,751,431
   5,566,931          1.81    Sequoia Mortgage Trust 2012-6, Floating Rate
                              Note, 12/26/42                                                 5,063,085
   3,177,255          1.45    Sequoia Mortgage Trust 2013-1, Floating Rate
                              Note, 2/25/43                                                  3,067,687
   7,061,569          3.59    Sequoia Mortgage Trust 2013-10, Floating Rate
                              Note, 8/25/43 (144A)                                           6,877,544
   7,560,287          3.54    Sequoia Mortgage Trust 2013-3, Floating Rate
                              Note, 3/25/43                                                  7,581,917
   7,992,370          2.33    Sequoia Mortgage Trust 2013-4 REMICS, Floating
                              Rate Note, 4/27/43                                             7,396,867
   4,491,103          3.51    Sequoia Mortgage Trust 2013-4, Floating Rate
                              Note, 4/25/43                                                  4,472,694
  12,030,370          2.50    Sequoia Mortgage Trust 2013-7, Floating Rate
                              Note, 6/25/43                                                 11,236,679
   1,573,846          3.00    Sequoia Mortgage Trust 2013-7, Floating Rate
                              Note, 6/25/43                                                  1,516,794
     728,341          2.25    Sequoia Mortgage Trust 2013-8, Floating Rate
                              Note, 6/25/43                                                    701,853
     777,703          3.00    Sequoia Mortgage Trust 2013-8, Floating Rate
                              Note, 6/25/43                                                    749,997
   6,397,420          3.56    Sequoia Mortgage Trust 2013-8, Floating Rate
                              Note, 6/25/43                                                  6,414,891
   1,820,253                  Sequoia Mortgage Trust 2013-9, 3.5%,
                              7/27/43 (144A)                                                 1,825,799
   7,043,883          3.00    Sequoia Mortgage Trust 2015-1, Floating Rate
                              Note, 1/25/45 (144A)                                           6,850,507
   8,657,691          3.50    Sequoia Mortgage Trust 2015-2, Floating Rate
                              Note, 5/25/45 (144A)                                           8,672,574
      50,829          3.00    Sequoia Mortgage Trust, Floating Rate Note,
                              9/25/42                                                           49,304
   1,093,633          2.22    Springleaf Mortgage Loan Trust 2012-2, Floating
                              Rate Note, 10/25/57 (144A)                                     1,096,340
     750,000          3.79    Springleaf Mortgage Loan Trust 2013-1, Floating
                              Rate Note, 6/25/58 (144A)                                        755,066
   1,533,923          2.00    Springleaf Mortgage Loan Trust 2013-1, Floating
                              Rate Note, 6/25/58 (144A)                                      1,535,537
     664,050          2.59    Structured Adjustable Rate Mortgage Loan Trust,
                              Floating Rate Note, 1/25/35                                      659,252

The accompanying notes are an integral part of these financial statements.

32 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- (continued)
     525,334          2.46    Structured Adjustable Rate Mortgage Loan Trust,
                              Floating Rate Note, 11/25/34                           $         518,184
   3,954,307          0.87    Structured Asset Mortgage Investments II Trust
                              2004-AR8, Floating Rate Note, 5/19/35                          3,843,417
   2,045,110          0.93    Structured Asset Mortgage Investments Trust
                              2003-AR2, Floating Rate Note, 12/19/33                         1,960,958
   4,207,144                  Structured Asset Securities Corp., Trust 2005-17,
                              5.5%, 10/25/35                                                 4,329,189
     569,211          2.56    Structured Asset Securities Corp., Mortgage
                              Certificates Series 2003-31A, Floating Rate
                              Note, 10/25/33                                                   563,886
     678,993          0.48    Structured Asset Securities Corp., Trust 2005-14,
                              Floating Rate Note, 7/25/35                                      596,659
     738,105          2.16    Thornburg Mortgage Securities Trust 2003-3,
                              Floating Rate Note, 6/25/43                                      733,460
   5,451,526          0.93    Thornburg Mortgage Securities Trust 2004-3,
                              Floating Rate Note, 9/25/34                                    5,224,525
   4,470,000                  TimberStar Trust I REMICS, 5.668%, 10/15/36 (144A)             4,682,017
   1,435,000                  TimberStar Trust I, 5.7467%, 10/15/36 (144A)                   1,495,851
   5,040,000                  UBS Commercial Mortgage Trust 2012-C1,
                              3.4%, 5/12/45                                                  5,212,585
   2,272,971          2.19    Velocity Commercial Capital Loan Trust 2014-1,
                              Floating Rate Note, 9/25/44 (144A)                             2,261,606
   1,770,802                  VFC 2015-3 LLC, 2.75%, 12/20/31 (144A)                         1,768,810
   2,065,969                  VOLT XXX LLC, 3.625%, 10/25/57 (Step)                          2,064,438
   1,233,457          1.01    Wells Fargo Alternative Loan 2005-2 Trust,
                              Floating Rate Note, 10/25/35                                   1,228,495
   2,513,687                  Wells Fargo Commercial Mortgage Trust 2010-C1,
                              3.349%, 11/18/43 (144A)                                        2,576,001
   1,927,000                  Wells Fargo Commercial Mortgage Trust 2012-LC5
                              REMICS, 3.539%, 10/17/45                                       1,983,731
   4,500,000                  Wells Fargo Commercial Mortgage Trust 2014-LC16
                              REMICS, 3.477%, 8/17/50                                        4,681,764
   5,300,000          2.04    Wells Fargo Commercial Mortgage Trust 2014-TISH
                              REMICS, Floating Rate Note, 2/16/27 (144A)                     5,269,737
     350,000          5.39    WF-RBS Commercial Mortgage Trust 2011-C2,
                              Floating Rate Note, 2/15/44 (144A)                               381,800
   1,323,000          5.47    WF-RBS Commercial Mortgage Trust 2011-C2,
                              Floating Rate Note, 2/15/44 (144A)                             1,418,134
                                                                                     -----------------
                                                                                     $     516,385,820
                                                                                     -----------------
                              Total Banks                                            $     516,385,820
------------------------------------------------------------------------------------------------------
                              DIVERSIFIED FINANCIALS -- 0.2%
                              Other Diversified Financial Services -- 0.2%
   2,385,601          0.44    GE Business Loan Trust 2005-1, Floating Rate
                              Note, 6/15/33 (144A)                                   $       2,312,549
   2,015,577          0.36    GE Business Loan Trust 2007-1, Floating Rate
                              Note, 4/16/35 (144A)                                           1,911,113

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 33

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Other Diversified Financial Services -- (continued)
   1,000,000                  Morgan Stanley Capital I Trust 2007-HQ13,
                              5.569%, 12/15/44                                       $       1,061,142
                                                                                     -----------------
                                                                                     $       5,284,804
                                                                                     -----------------
                              Total Diversified Financials                           $       5,284,804
------------------------------------------------------------------------------------------------------
                              Government -- 1.0%
   1,250,000          4.30    Federal Home Loan Mortgage Corp., Floating Rate
                              Note, 9/26/44 (144A)                                   $       1,298,206
       3,023                  Federal National Mortgage Association REMICS,
                              10.3%, 4/25/19                                                     3,326
     649,508                  Federal National Mortgage Association REMICS,
                              4.5%, 6/25/29                                                    697,090
     313,644                  Federal National Mortgage Association REMICS,
                              5.0%, 7/25/33                                                    315,002
      75,154                  Federal National Mortgage Association REMICS,
                              5.0%, 9/25/39                                                     77,572
   1,330,472          1.54    Freddie Mac Structured Agency Credit Risk Debt
                              Notes, Floating Rate Note, 8/25/24                             1,330,243
     850,000          5.62    FREMF Mortgage Trust 2010-K7, Floating Rate
                              Note, 5/25/29 (144A)                                             951,131
     600,000          5.41    FREMF Mortgage Trust 2010-K8, Floating Rate
                              Note, 9/25/43 (144A)                                             666,954
     890,000          5.36    FREMF Mortgage Trust 2010-K9 REMICS, Floating
                              Rate Note, 9/25/45 (144A)                                        988,599
   1,500,000          4.78    FREMF Mortgage Trust 2011-K10 , Floating Rate
                              Note, 11/25/49 (144A)                                          1,625,508
   5,380,000          4.93    FREMF Mortgage Trust 2011-K702, Floating Rate
                              Note, 4/25/44 (144A)                                           5,739,319
   1,250,000          5.05    FREMF Mortgage Trust 2011-K703, Floating Rate
                              Note, 7/25/44 (144A)                                           1,339,785
     900,000          3.30    FREMF Mortgage Trust 2013-K502, Floating Rate
                              Note, 3/27/45 (144A)                                             914,338
   3,000,000          3.16    FREMF Mortgage Trust 2013-K713, Floating Rate
                              Note, 4/25/46 (144A)                                           3,022,392
   2,401,000          3.08    FREMF Mortgage Trust 2014-K503, Floating Rate
                              Note, 10/25/47 (144A)                                          2,418,028
     650,000          3.55    FREMF Mortgage Trust Class B, Floating Rate
                              Note, 11/25/46 (144A)                                            663,728
   2,010,000          3.95    FREMF Mortgage Trust Class B, Floating Rate
                              Note, 6/25/47 (144A)                                           2,085,992
   5,816,157                  Government National Mortgage Association
                              REMICS, 2.1%, 2/16/48                                          5,852,420
   1,482,422                  Government National Mortgage Association,
                              3.0%, 4/20/41                                                  1,538,455
      17,081                  Government National Mortgage Association,
                              4.973%, 4/16/42                                                   17,077

The accompanying notes are an integral part of these financial statements.

34 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Government -- (continued)
     753,231                  Government National Mortgage Association,
                              5.25%, 8/16/35                                         $         845,517
                                                                                     -----------------
                                                                                     $      32,390,682
                                                                                     -----------------
                              Total Government                                       $      32,390,682
------------------------------------------------------------------------------------------------------
                              TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
                              (Cost $558,504,024)                                    $     556,767,695
------------------------------------------------------------------------------------------------------
                              CORPORATE BONDS -- 39.3%
                              ENERGY -- 4.9%
                              Oil & Gas Drilling -- 0.4%
   4,725,000                  Ensco Plc, 4.5%, 10/1/24                               $       4,514,062
   1,025,000                  Pride International, Inc., 6.875%, 8/15/20                     1,172,262
   6,185,000                  Rowan Companies, Inc., 4.75%, 1/15/24                          5,910,485
                                                                                     -----------------
                                                                                     $      11,596,809
------------------------------------------------------------------------------------------------------
                              Oil & Gas Equipment & Services -- 0.4%
   2,250,000                  Halliburton Co., 7.6%, 8/15/96 (144A)                  $       3,010,885
   6,050,000                  Helmerich & Payne International Drilling Co.,
                              4.65%, 3/15/25 (144A)                                          6,245,342
     675,000                  Weatherford International, Ltd., Bermuda,
                              5.95%, 4/15/42                                                   570,576
   2,815,000                  Weatherford International, Ltd., Bermuda,
                              9.625%, 3/1/19                                                 3,286,721
                                                                                     -----------------
                                                                                     $      13,113,524
------------------------------------------------------------------------------------------------------
                              Integrated Oil & Gas -- 0.6%
  4,175,000                   BP Capital Markets Plc, 3.062%, 3/17/22                $       4,164,116
  5,350,000                   ConocoPhillips Co., 3.35%, 11/15/24                            5,294,082
  1,000,000                   Rosneft Finance SA, 7.875%, 3/13/18 (144A)                     1,045,000
 10,050,000                   Sinopec Group Overseas Development 2015,
                              Ltd., 2.5%, 4/28/20 (144A)                                     9,898,647
                                                                                     -----------------
                                                                                     $      20,401,845
------------------------------------------------------------------------------------------------------
                              Oil & Gas Exploration & Production -- 0.4%
   1,500,000                  Approach Resources, Inc., 7.0%, 6/15/21                $       1,350,000
   2,230,000                  Canadian Natural Resources, Ltd., 6.5%, 2/15/37                2,533,224
   1,800,000                  EP Energy LLC, 9.375%, 5/1/20                                  1,923,660
     901,000                  Marathon Oil Corp., 5.9%, 3/15/18                                989,470
   2,360,000                  Newfield Exploration Co., 5.375%, 1/1/26                       2,336,400
   1,400,000                  Newfield Exploration Co., 5.625%, 7/1/24                       1,414,000
     483,747                  Ras Laffan Liquefied Natural Gas Co., Ltd., III,
                              5.832%, 9/30/16 (144A)                                           499,517
                                                                                     -----------------
                                                                                     $      11,046,271
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 35

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Oil & Gas Refining & Marketing -- 0.6%
   7,040,000                  EnLink Midstream Partners LP, 4.4%, 4/1/24             $       7,058,945
   3,800,000                  Motiva Enterprises LLC, 6.85%, 1/15/40 (144A)                  4,333,056
   2,825,000                  Valero Energy Corp., 6.625%, 6/15/37                           3,190,586
   2,890,000                  Valero Energy Corp., 9.375%, 3/15/19                           3,556,683
                                                                                     -----------------
                                                                                     $      18,139,270
------------------------------------------------------------------------------------------------------
                              Oil & Gas Storage & Transportation -- 2.2%
   5,550,000                  Boardwalk Pipelines LP, 4.95%, 12/15/24                $       5,442,680
   5,425,000                  Buckeye Partners LP, 4.15%, 7/1/23                             5,287,585
   2,900,000                  DCP Midstream LLC, 9.75%, 3/15/19 (144A)                       3,365,215
   3,950,000          5.85    DCP Midstream LLC, Floating Rate Note,
                              5/21/43 (144A)                                                 3,130,375
     500,000                  Energy Transfer Partners LP, 4.05%, 3/15/25                      471,495
   1,200,000          3.30    Energy Transfer Partners LP, Floating Rate
                              Note, 11/1/66                                                  1,020,000
   3,825,000                  Enterprise Products Operating LLC, 3.7%, 2/15/26               3,703,606
   5,310,000                  Enterprise Products Operating LLC, 3.9%, 2/15/24               5,332,052
   4,675,000                  Kinder Morgan Energy Partners LP, 4.25%, 9/1/24                4,553,146
   3,250,000                  Kinder Morgan Energy Partners LP, 5.95%, 2/15/18               3,551,506
   5,300,000                  Plains All American Pipeline LP, 4.9%, 2/15/45                 4,996,957
   3,500,000                  Sabine Pass LNG LP, 6.5%, 11/1/20                              3,622,500
   2,475,000                  Spectra Energy Capital LLC, 6.2%, 4/15/18                      2,703,873
   1,500,000                  Spectra Energy Capital LLC, 6.75%, 7/15/18                     1,676,988
   5,825,000                  Sunoco Logistics Partners Operations LP,
                              4.25%, 4/1/24                                                  5,656,291
   2,200,000                  Sunoco Logistics Partners Operations LP,
                              6.1%, 2/15/42                                                  2,254,529
   5,980,000                  The Williams Companies, Inc., 5.75%, 6/24/44                   5,549,279
   2,475,000                  The Williams Companies, Inc., 7.75%, 6/15/31                   2,762,474
   4,425,000                  TransCanada PipeLines, Ltd., 1.875%, 1/12/18                   4,454,249
                                                                                     -----------------
                                                                                     $      69,534,800
------------------------------------------------------------------------------------------------------
                              Other Diversified Financial Services -- 0.3%
   5,275,000                  CNOOC Nexen Finance 2014 ULC,
                              4.25%, 4/30/24                                         $       5,387,083
   4,750,000                  Sinopec Group Overseas Development 2014, Ltd.,
                              4.375%, 4/10/24 (144A)                                         4,981,895
                                                                                     -----------------
                                                                                     $      10,368,978
                                                                                     -----------------
                              Total Energy                                           $     154,201,497
------------------------------------------------------------------------------------------------------
                              MATERIALS -- 2.4%
                              Commodity Chemicals -- 0.1%
   2,625,000                  Methanex Corp., 4.25%, 12/1/24                         $       2,602,535
      40,000                  NOVA Chemicals Corp., 5.0%, 5/1/25 (144A)                         40,150
                                                                                     -----------------
                                                                                     $       2,642,685
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

36 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Diversified Chemicals -- 0.2%
   4,845,000                  CF Industries, Inc., 5.15%, 3/15/34                    $       4,785,431
     980,000                  Eastman Chemical Co., 4.8%, 9/1/42                               939,978
   1,130,000                  WR Grace & Co-Conn, 5.125%, 10/1/21 (144A)                     1,138,475
                                                                                     -----------------
                                                                                     $       6,863,884
------------------------------------------------------------------------------------------------------
                              Fertilizers & Agricultural Chemicals -- 0.4%
   2,800,000                  Agrium, Inc., 4.125%, 3/15/35                          $       2,503,690
   7,600,000                  Agrium, Inc., 5.25%, 1/15/45                                   7,675,331
   2,675,000                  Monsanto Co., 3.375%, 7/15/24                                  2,554,949
                                                                                     -----------------
                                                                                     $      12,733,970
------------------------------------------------------------------------------------------------------
                              Specialty Chemicals -- 0.1%
   3,025,000                  The Valspar Corp., 3.3%, 2/1/25                        $       2,911,260
------------------------------------------------------------------------------------------------------
                              Construction Materials -- 0.4%
   3,328,000                  CEMEX Espana SA, 9.875%, 4/30/19 (144A)                $       3,641,498
  10,600,000                  CRH America, Inc., 3.875%, 5/18/25 (144A)                     10,503,996
     475,000                  Holcim US Finance S.a.r.l. & Cie SCS, 6.0%,
                              12/30/19 (144A)                                                  536,485
                                                                                     -----------------
                                                                                     $      14,681,979
------------------------------------------------------------------------------------------------------
                              Metal & Glass Containers -- 0.2%
   2,275,000                  Ball Corp., 4.0%, 11/15/23                             $       2,110,062
   4,000,000                  Ball Corp., 5.25%, 7/1/25                                      3,955,000
                                                                                     -----------------
                                                                                     $       6,065,062
------------------------------------------------------------------------------------------------------
                              Diversified Metals & Mining -- 0.2%
   1,850,000                  Freeport-McMoRan, Inc., 3.875%, 3/15/23                $       1,680,590
   1,650,000                  Freeport-McMoRan, Inc., 4.55%, 11/14/24                        1,537,424
   4,000,000                  Gold Fields Orogen Holdings BVI, Ltd., 4.875%,
                              10/7/20 (144A)                                                 3,660,000
                                                                                     -----------------
                                                                                     $       6,878,014
------------------------------------------------------------------------------------------------------
                              Steel -- 0.3%
   3,550,000                  Commercial Metals Co., 4.875%, 5/15/23                 $       3,337,000
   1,175,000                  Glencore Funding LLC, 4.125%, 5/30/23 (144A)                   1,136,713
   1,385,000                  Steel Dynamics, Inc., 5.125%, 10/1/21                          1,387,770
   3,135,000                  Worthington Industries, Inc., 4.55%, 4/15/26                   3,217,780
                                                                                     -----------------
                                                                                     $       9,079,263
------------------------------------------------------------------------------------------------------
                              Paper Products -- 0.5%
   1,285,000                  Clearwater Paper Corp., 4.5%, 2/1/23                   $       1,217,538
   6,975,000                  International Paper Co., 3.65%, 6/15/24                        6,874,616
   1,025,000                  International Paper Co., 3.8%, 1/15/26                         1,004,283
   2,400,000                  International Paper Co., 6.0%, 11/15/41                        2,587,505

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 37

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Paper Products -- (continued)
   3,930,000                  Resolute Forest Products, Inc., 5.875%, 5/15/23        $       3,576,300
                                                                                     -----------------
                                                                                     $      15,260,242
                                                                                     -----------------
                              Total Materials                                        $      77,116,359
------------------------------------------------------------------------------------------------------
                              CAPITAL GOODS -- 1.9%
                              Aerospace & Defense -- 0.4%
   2,600,000                  DigitalGlobe, Inc., 5.25%, 2/1/21 (144A)               $       2,544,750
  10,250,000                  United Technologies Corp., 1.778%, 5/4/18 (Step)              10,281,519
                                                                                     -----------------
                                                                                     $      12,826,269
------------------------------------------------------------------------------------------------------
                              Building Products -- 0.7%
   7,225,000                  Fortune Brands Home & Security, Inc.,
                              3.0%, 6/15/20                                          $       7,232,601
   1,050,000                  Masco Corp., 4.45%, 4/1/25                                     1,052,625
     825,000                  Masco Corp., 5.95%, 3/15/22                                      926,062
   4,260,000                  Masco Corp., 7.125%, 3/15/20                                   4,941,600
   5,150,000                  Owens Corning, 4.2%, 12/1/24                                   5,055,075
   3,600,000          5.75    Stanley Black & Decker, Inc., Floating Rate
                              Note, 12/15/53                                                 3,879,000
                                                                                     -----------------
                                                                                     $      23,086,963
------------------------------------------------------------------------------------------------------
                              Industrial Conglomerates -- 0.3%
   5,000,000                  Siemens Financieringsmaatschappij NV, 4.4%,
                              5/27/45 (144A)                                         $       4,939,615
   2,950,000                  Tyco Electronics Group SA, 6.55%, 10/1/17                      3,273,267
                                                                                     -----------------
                                                                                     $       8,212,882
------------------------------------------------------------------------------------------------------
                              Construction & Farm Machinery &
                              Heavy Trucks -- 0.1%
   3,727,000                  Cummins, Inc., 5.65%, 3/1/98                           $       3,917,983
     910,000                  Cummins, Inc., 6.75%, 2/15/27                                  1,118,453
                                                                                     -----------------
                                                                                     $       5,036,436
------------------------------------------------------------------------------------------------------
                              Industrial Machinery -- 0.0%+
     604,000                  Valmont Industries, Inc., 6.625%, 4/20/20              $         697,006
------------------------------------------------------------------------------------------------------
                              Trading Companies & Distributors -- 0.4%
   2,800,000                  Aircastle, Ltd., 6.75%, 4/15/17                        $       2,982,000
   2,260,000                  GATX Corp., 5.2%, 3/15/44                                      2,285,495
   5,660,000                  GATX Corp., 6.0%, 2/15/18                                      6,185,429
                                                                                     -----------------
                                                                                     $      11,452,924
                                                                                     -----------------
                              Total Capital Goods                                    $      61,312,480
------------------------------------------------------------------------------------------------------
                              COMMERCIAL SERVICES & SUPPLIES -- 0.2%
                              Environmental & Facilities Services -- 0.0%+
   1,700,000                  Waste Management, Inc., 3.125%, 3/1/25                 $       1,649,267
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

38 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Research & Consulting Services -- 0.2%
   5,275,000                  Verisk Analytics, Inc., 5.5%, 6/15/45                  $       5,187,952
                                                                                     -----------------
                              Total Commercial Services & Supplies                   $       6,837,219
------------------------------------------------------------------------------------------------------
                              TRANSPORTATION -- 1.4%
                              Airlines -- 0.4%
   4,642,292                  Air Canada 2013-1 Class A Pass Through Trust,
                              4.125%, 11/15/26 (144A)                                $       4,746,744
   4,025,000                  Air Canada 2015-1 Class A Pass Through Trust,
                              3.6%, 9/15/28 (144A)                                           3,954,562
   2,350,000                  Southwest Airlines Co., 2.75%, 11/6/19                         2,384,312
   1,405,580                  US Airways 2013-1 Class A Pass Through Trust,
                              3.95%, 5/15/27                                                 1,412,607
                                                                                     -----------------
                                                                                     $      12,498,225
------------------------------------------------------------------------------------------------------
                              Railroads -- 0.6%
  13,825,000                  Burlington Northern Santa Fe LLC, 4.15%, 4/1/45        $      12,750,867
   6,650,000                  TTX Co., 3.6%, 1/15/25 (144A)                                  6,675,809
                                                                                     -----------------
                                                                                     $      19,426,676
------------------------------------------------------------------------------------------------------
                              Trucking -- 0.3%
     529,000                  Asciano Finance, Ltd., 4.625%, 9/23/20 (144A)          $         561,084
   8,850,000                  Penske Truck Leasing Co., Lp, 3.375%,
                              2/1/22 (144A)                                                  8,578,686
                                                                                     -----------------
                                                                                     $       9,139,770
------------------------------------------------------------------------------------------------------
                              Highways & Railtracks -- 0.1%
   4,600,000                  ERAC USA Finance LLC, 4.5%, 2/15/45 (144A)             $       4,227,501
                                                                                     -----------------
                              Total Transportation                                   $      45,292,172
------------------------------------------------------------------------------------------------------
                              AUTOMOBILES & COMPONENTS -- 0.7%
                              Auto Parts & Equipment -- 0.2%
   5,400,000                  Delphi Corp., 4.15%, 3/15/24                           $       5,582,104
------------------------------------------------------------------------------------------------------
                              Automobile Manufacturers -- 0.5%
   4,975,000                  Ford Motor Credit Co., LLC, 2.24%, 6/15/18             $       4,978,363
   6,425,000                  Ford Motor Credit Co., LLC, 3.219%, 1/9/22                     6,352,950
   5,000,000                  Toyota Motor Credit Corp., 2.125%, 7/18/19                     5,016,045
                                                                                     -----------------
                                                                                     $      16,347,358
                                                                                     -----------------
                              Total Automobiles & Components                         $      21,929,462
------------------------------------------------------------------------------------------------------
                              CONSUMER DURABLES & APPAREL -- 0.0%+
                              Home Furnishings -- 0.0%+
     800,000                  Mohawk Industries, Inc., 3.85%, 2/1/23                 $         798,865
                                                                                     -----------------
                              Total Consumer Durables & Apparel                      $         798,865
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 39

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              CONSUMER SERVICES -- 0.4%
                              Casinos & Gaming -- 0.2%
   1,010,000                  GLP Capital LP, 4.375%, 11/1/18                        $       1,036,512
   3,550,000                  MGM Resorts International, 6.0%, 3/15/23                       3,594,375
                                                                                     -----------------
                                                                                     $       4,630,887
------------------------------------------------------------------------------------------------------
                              Education Services -- 0.2%
   1,000,000                  Bowdoin College, 4.693%, 7/1/12                        $         836,403
   2,600,000                  President and Fellows of Harvard College,
                              2.3%, 10/1/23                                                  2,443,163
   3,550,000                  Tufts University, 5.017%, 4/15/12                              3,564,530
                                                                                     -----------------
                                                                                     $       6,844,096
------------------------------------------------------------------------------------------------------
                              Specialized Consumer Services -- 0.0%+
   1,300,000                  Sotheby's, 5.25%, 10/1/22 (144A)                       $       1,274,000
                                                                                     -----------------
                              Total Consumer Services                                $      12,748,983
------------------------------------------------------------------------------------------------------
                              MEDIA -- 1.0%
                              Broadcasting -- 0.5%
   6,125,000                  CBS Corp., 3.7%, 8/15/24                               $       5,985,025
   2,250,000                  CBS Corp., 4.6%, 1/15/45                                       2,009,030
   6,200,000                  DIRECTV Holdings LLC, 3.8%, 3/15/22                            6,235,662
   1,850,000                  Discovery Communications LLC, 3.45%, 3/15/25                   1,735,936
                                                                                     -----------------
                                                                                     $      15,965,653
------------------------------------------------------------------------------------------------------
                              Cable & Satellite -- 0.2%
   4,900,000                  DIRECTV Holdings LLC, 3.95%, 1/15/25                   $       4,804,029
   1,900,000                  Intelsat Jackson Holdings SA, 7.25%, 4/1/19                    1,928,500
                                                                                     -----------------
                                                                                     $       6,732,529
------------------------------------------------------------------------------------------------------
                              Movies & Entertainment -- 0.3%
   8,300,000                  Time Warner, Inc., 4.7%, 1/15/21                       $       8,969,071
                                                                                     -----------------
                              Total Media                                            $      31,667,253
------------------------------------------------------------------------------------------------------
                              RETAILING -- 1.0%
                              Catalog Retail -- 0.2%
   7,300,000                  QVC, Inc., 4.45%, 2/15/25                              $       7,044,091
------------------------------------------------------------------------------------------------------
                              Internet Retail -- 0.5%
   5,900,000                  Expedia, Inc., 4.5%, 8/15/24                           $       5,950,893
     800,000                  Expedia, Inc., 5.95%, 8/15/20                                    891,693
   7,375,000                  The Priceline Group, Inc., 3.65%, 3/15/25                      7,179,703
                                                                                     -----------------
                                                                                     $      14,022,289
------------------------------------------------------------------------------------------------------
                              Home Improvement Retail -- 0.1%
   4,520,000                  The Home Depot, Inc., 2.625%, 6/1/22                   $       4,445,479
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

40 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Automotive Retail -- 0.1%
   2,575,000                  AutoZone, Inc., 2.5%, 4/15/21                          $       2,522,995
------------------------------------------------------------------------------------------------------
                              Homefurnishing Retail -- 0.1%
   2,000,000                  Bed Bath & Beyond, Inc., 3.749%, 8/1/24                $       1,995,012
                                                                                     -----------------
                              Total Retailing                                        $      30,029,866
------------------------------------------------------------------------------------------------------
                              FOOD & STAPLES RETAILING -- 0.3%
                              Drug Retail -- 0.1%
     650,000                  CVS Health Corp., 2.25%, 8/12/19                       $         647,048
     648,221                  CVS Pass-Through Trust, 5.298%, 1/11/27 (144A)                   716,284
   1,378,393                  CVS Pass-Through Trust, 5.773%, 1/10/33 (144A)                 1,549,323
                                                                                     -----------------
                                                                                     $       2,912,655
------------------------------------------------------------------------------------------------------
                              Food Retail -- 0.2%
   7,472,000                  The Kroger Co., 2.95%, 11/1/21                         $       7,424,209
                                                                                     -----------------
                              Total Food & Staples Retailing                         $      10,336,864
------------------------------------------------------------------------------------------------------
                              FOOD, BEVERAGE & TOBACCO -- 0.5%
                              Distillers & Vintners -- 0.0%+
     630,000                  Constellation Brands, Inc., 3.75%, 5/1/21              $         617,400
------------------------------------------------------------------------------------------------------
                              Agricultural Products -- 0.2%
   5,175,000                  Viterra, Inc., 5.95%, 8/1/20 (144A)                    $       5,689,343
------------------------------------------------------------------------------------------------------
                              Packaged Foods & Meats -- 0.3%
   4,200,000                  Grupo Bimbo SAB de CV, 3.875%, 6/27/24 (144A)          $       4,186,014
   3,240,000                  Kraft Foods Group, Inc., 3.5%, 6/6/22                          3,247,944
                                                                                     -----------------
                                                                                     $       7,433,958
------------------------------------------------------------------------------------------------------
                              Tobacco -- 0.0%+
   1,050,000                  RJ Reynolds Tobacco Co., 3.75%, 5/20/23                $       1,020,524
                                                                                     -----------------
                              Total Food, Beverage & Tobacco                         $      14,761,225
------------------------------------------------------------------------------------------------------
                              HEALTH CARE EQUIPMENT & SERVICES -- 0.7%
                              Health Care Equipment -- 0.5%
  10,525,000                  Becton Dickinson and Co., 3.734%, 12/15/24             $      10,489,594
   7,300,000                  Medtronic, Inc., 4.625%, 3/15/45 (144A)                        7,390,148
                                                                                     -----------------
                                                                                     $      17,879,742
------------------------------------------------------------------------------------------------------
                              Health Care Services -- 0.1%
   2,600,000                  Catholic Health Initiatives, 4.35%, 11/1/42            $       2,377,632
------------------------------------------------------------------------------------------------------
                              Health Care Facilities -- 0.1%
   2,400,000                  NYU Hospitals Center, 4.428%, 7/1/42                   $       2,278,392
                                                                                     -----------------
                              Total Health Care Equipment & Services                 $      22,535,766
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 41

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              PHARMACEUTICALS, BIOTECHNOLOGY &
                              LIFE SCIENCES -- 0.8%
                              Biotechnology -- 0.6%
  11,025,000                  Baxalta, Inc., 3.6%, 6/23/22 (144A)                    $      11,018,187
   7,550,000                  Gilead Sciences, Inc., 4.5%, 2/1/45                            7,520,902
                                                                                     -----------------
                                                                                     $      18,539,089
------------------------------------------------------------------------------------------------------
                              Pharmaceuticals -- 0.1%
     520,000                  Endo, Ltd., 6.0%, 2/1/25 (144A)                        $         528,450
   3,150,000                  Johnson & Johnson, 4.375%, 12/5/33                             3,337,979
                                                                                     -----------------
                                                                                     $       3,866,429
------------------------------------------------------------------------------------------------------
                              Life Sciences Tools & Services -- 0.1%
     894,000                  Agilent Technologies, Inc., 6.5%, 11/1/17              $         987,073
                                                                                     -----------------
                              Total Pharmaceuticals, Biotechnology &
                              Life Sciences                                          $      23,392,591
------------------------------------------------------------------------------------------------------
                              BANKS -- 5.0%
                              Diversified Banks -- 4.0%
   5,215,000                  Australia & New Zealand Banking Group, Ltd.,
                              4.5%, 3/19/24 (144A)                                   $       5,244,011
   1,150,000                  Bank of America Corp., 4.2%, 8/26/24                           1,147,231
   1,100,000                  Bank of America Corp., 7.75%, 8/15/15                          1,108,098
   3,950,000          6.10    Bank of America Corp., Floating Rate Note
                              (Perpetual)                                                    3,900,625
   6,975,000          6.50    Bank of America Corp., Floating Rate Note,
                              10/23/49                                                       7,219,125
   2,200,000          6.25    Bank of America Corp., Floating Rate Note,
                              9/29/49                                                        2,190,386
   3,515,000                  Barclays Bank Plc, 6.05%, 12/4/17 (144A)                       3,824,457
   5,250,000                  Barclays Plc, 3.65%, 3/16/25                                   4,965,440
   2,400,000                  BBVA Bancomer SA Texas, 4.375%,
                              4/10/24 (144A)                                                 2,428,800
   3,815,000                  BBVA Bancomer SA Texas, 6.5%, 3/10/21 (144A)                   4,129,738
   2,850,000          5.90    Citigroup, Inc., Floating Rate Note (Perpetual)                2,807,250
   2,925,000          5.88    Citigroup, Inc., Floating Rate Note (Perpetual)                2,931,435
   2,295,000          5.95    Citigroup, Inc., Floating Rate Note (Perpetual)                2,260,575
   3,435,000                  Cooperatieve Centrale Raiffeisen-Boerenleenbank
                              BA Netherlands, 3.875%, 2/8/22                                 3,573,455
   6,425,000                  Cooperatieve Centrale Raiffeisen-Boerenleenbank
                              BA Netherlands, 3.95%, 11/9/22                                 6,424,139
   5,075,000          6.62    Credit Agricole SA, Floating Rate Note
                              (Perpetual) (144A)                                             4,953,200
   7,475,000                  Export-Import Bank of Korea, 2.25%, 1/21/20                    7,402,649
   5,425,000                  First Tennessee Bank NA, 2.95%, 12/1/19                        5,422,304
   1,305,000                  HSBC Bank Plc, 7.65%, 5/1/25                                   1,661,518
   3,940,000                  HSBC Holdings Plc, 4.25%, 3/14/24                              3,979,341

The accompanying notes are an integral part of these financial statements.

42 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Diversified Banks -- (continued)
   3,476,000                  Intesa Sanpaolo S.p.A., 3.625%, 8/12/15 (144A)         $       3,484,614
   1,400,000                  Intesa Sanpaolo S.p.A., 6.5%, 2/24/21 (144A)                   1,597,105
   5,125,000                  Macquarie Bank, Ltd., 4.875%, 6/10/25 (144A)                   5,043,102
     840,000                  Macquarie Bank, Ltd., 6.625%, 4/7/21 (144A)                      962,151
   4,500,000                  Nordea Bank AB, 4.25%, 9/21/22 (144A)                          4,608,878
   5,600,000          6.12    Nordea Bank AB, Floating Rate Note (Perpetual)
                              (144A)                                                         5,521,247
     736,842          3.04    SBP DPR Finance Co., Floating Rate Note,
                              3/15/17 (144A)                                                   736,564
   2,600,000          4.50    Scotiabank Peru SAA, Floating Rate Note,
                              12/13/27 (144A)                                                2,554,500
   2,200,000                  Standard Chartered Bank, 6.4%, 9/26/17 (144A)                  2,397,481
   4,800,000                  Standard Chartered Plc, 3.95%, 1/11/23 (144A)                  4,684,253
   1,800,000                  Sumitomo Mitsui Banking Corp., 1.75%, 1/16/18                  1,806,395
  11,675,000                  The Bank of Tokyo-Mitsubishi UFJ, Ltd., 2.3%,
                              3/5/20 (144A)                                                 11,625,253
   3,400,000          5.88    Wells Fargo & Co., Floating Rate Note (Perpetual)              3,480,920
                                                                                     -----------------
                                                                                     $     126,076,240
------------------------------------------------------------------------------------------------------
                              Regional Banks -- 0.9%
   1,190,000                  CoBank ACB, 7.875%, 4/16/18 (144A)                     $       1,373,302
   7,000,000                  Credit Suisse New York NY, 1.75%, 1/29/18                      6,972,784
   3,350,000                  HSBC Bank USA NA New York NY, 6.0%, 8/9/17                     3,642,944
   7,378,000                  KeyCorp, 5.1%, 3/24/21                                         8,185,721
   1,435,000                  PNC Bank NA, 6.0%, 12/7/17                                     1,576,491
   1,025,000                  SunTrust Banks, Inc., 3.5%, 1/20/17                            1,055,540
     890,000          6.75    The PNC Financial Services Group, Inc., Floating
                              Rate Note (Perpetual)                                            985,675
   3,540,000                  Wells Fargo Bank NA, 6.0%, 11/15/17                            3,899,455
                                                                                     -----------------
                                                                                     $      27,691,912
------------------------------------------------------------------------------------------------------
                              Thrifts & Mortgage Finance -- 0.1%
   2,300,000                  Astoria Financial Corp., 5.0%, 6/19/17                 $       2,414,487
                                                                                     -----------------
                              Total Banks                                            $     156,182,639
------------------------------------------------------------------------------------------------------
                              DIVERSIFIED FINANCIALS -- 4.5%
                              Other Diversified Financial Services -- 0.8%
   3,000,000                  Alterra Finance LLC, 6.25%, 9/30/20                    $       3,445,251
   5,930,000                  Carlyle Holdings II Finance LLC, 5.625%,
                              3/30/43 (144A)                                                 6,160,790
   4,860,000                  General Electric Capital Corp., 5.3%, 2/11/21                  5,464,740
   1,384,187                  Grain Spectrum Funding II LLC, 3.29%,
                              10/10/19 (144A)                                                1,370,345
   1,890,000          6.12    JPMorgan Chase & Co., Floating Rate Note, 12/29/49             1,897,749
   6,215,000          6.75    JPMorgan Chase & Co., Floating Rate Note, 8/29/49              6,640,292

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 43

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Other Diversified Financial Services -- (continued)
   1,250,000          0.00    Tiers Trust, Floating Rate Note, 10/15/97 (144A) (e)   $       1,099,140
                                                                                     -----------------
                                                                                     $      26,078,307
------------------------------------------------------------------------------------------------------
                              Specialized Finance -- 0.6%
   3,725,000                  Aviation Capital Group Corp., 6.75%,
                              4/6/21 (144A)                                          $       4,254,565
   3,200,000                  BM&FBovespa SA -- Bolsa de Valores
                              Mercadorias e Futuros, 5.5%, 7/16/20 (144A)                    3,392,000
   2,980,000                  Cantor Fitzgerald LP, 7.875%, 10/15/19 (144A)                  3,278,510
   1,475,000                  LeasePlan Corp., NV, 2.5%, 5/16/18 (144A)                      1,477,168
   2,000,000                  National Rural Utilities Cooperative Finance Corp.,
                              5.45%, 2/1/18                                                  2,191,678
   5,480,000                  Nationstar Mortgage LLC, 6.5%, 6/1/22                          5,007,350
                                                                                     -----------------
                                                                                     $      19,601,271
------------------------------------------------------------------------------------------------------
                              Consumer Finance -- 1.1%
   1,500,000                  Ally Financial, Inc., 3.6%, 5/21/18                    $       1,501,875
     800,000                  Ally Financial, Inc., 4.625%, 3/30/25                            762,000
   5,050,000                  Ally Financial, Inc., 5.125%, 9/30/24                          5,062,625
   5,985,000                  American Honda Finance Corp., 1.2%, 7/14/17                    5,989,806
   1,465,000                  Capital One Bank USA NA, 8.8%, 7/15/19                         1,797,149
   6,650,000                  Capital One Financial Corp., 3.75%, 4/24/24                    6,619,403
   6,525,000                  General Motors Financial Co, Inc., 4.0%, 1/15/25               6,402,526
   2,245,000                  Hyundai Capital America, 1.45%, 2/6/17 (144A)                  2,237,838
   3,125,000                  Hyundai Capital America, 2.0%, 3/19/18 (144A)                  3,126,116
                                                                                     -----------------
                                                                                     $      33,499,338
------------------------------------------------------------------------------------------------------
                              Asset Management & Custody Banks -- 1.0%
   2,525,000                  Affiliated Managers Group, Inc., 4.25%, 2/15/24        $       2,601,785
   1,725,000                  Blackstone Holdings Finance Co., LLC, 5.0%,
                              6/15/44 (144A)                                                 1,729,307
   4,950,000                  Blackstone Holdings Finance Co., LLC, 4.75%,
                              2/15/23 (144A)                                                 5,301,420
   1,975,000                  Blackstone Holdings Finance Co., LLC, 6.25%,
                              8/15/42 (144A)                                                 2,305,400
     733,000                  Eaton Vance Corp., 6.5%, 10/2/17                                 807,995
   5,025,000                  KKR Group Finance Co., II LLC, 5.5%,
                              2/1/43 (144A)                                                  5,086,230
   2,400,000                  Legg Mason, Inc., 3.95%, 7/15/24                               2,427,050
   4,290,000                  Legg Mason, Inc., 5.625%, 1/15/44                              4,577,177
   4,250,000                  Neuberger Berman Group LLC, 4.875%,
                              4/15/45 (144A)                                                 3,853,552
   1,250,000          4.50    The Bank of New York Mellon Corp., Floating
                              Rate Note (Perpetual)                                          1,156,250
                                                                                     -----------------
                                                                                     $      29,846,166
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

44 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Investment Banking & Brokerage -- 1.0%
   1,650,000                  KKR Group Finance Co., III LLC, 5.125%,
                              6/1/44 (144A)                                          $       1,581,942
   2,730,000                  Macquarie Group, Ltd., 6.0%, 1/14/20 (144A)                    3,067,575
   5,100,000                  Morgan Stanley, 4.1%, 5/22/23                                  5,109,532
     300,000                  Morgan Stanley, 4.875%, 11/1/22                                  319,112
   2,900,000          5.55    Morgan Stanley, Floating Rate Note (Perpetual)                 2,878,975
     643,000                  North American Development Bank, 2.3%,
                              10/10/18                                                         654,388
   6,025,000                  TD Ameritrade Holding Corp., 3.625%, 4/1/25                    6,118,671
   6,875,000                  The Goldman Sachs Group, Inc., 6.75%, 10/1/37                  8,064,018
   4,400,000                  UBS AG, 7.625%, 8/17/22                                        5,156,796
                                                                                     -----------------
                                                                                     $      32,951,009
                                                                                     -----------------
                              Total Diversified Financials                           $     141,976,091
------------------------------------------------------------------------------------------------------
                              INSURANCE -- 5.0%
                              Insurance Brokers -- 0.1%
   5,000,000                  Brown & Brown, Inc., 4.2%, 9/15/24                     $       4,935,405
------------------------------------------------------------------------------------------------------
                              Life & Health Insurance -- 0.7%
   7,000,000                  Aflac, Inc., 3.625%, 11/15/24                          $       7,023,821
   4,250,000                  Protective Life Corp., 7.375%, 10/15/19                        5,032,659
   1,090,000                  Prudential Financial, Inc., 4.5%, 11/16/21                     1,187,130
   1,500,000          5.62    Prudential Financial, Inc., Floating Rate Note,
                              6/15/43                                                        1,554,750
   2,140,000          8.88    Prudential Financial, Inc., Floating Rate Note,
                              6/15/68                                                        2,503,800
   1,800,000          5.88    Prudential Financial, Inc., Floating Rate Note,
                              9/15/42                                                        1,902,240
   3,205,000                  Teachers Insurance & Annuity Association of
                              America, 6.85%, 12/16/39 (144A)                                4,013,150
                                                                                     -----------------
                                                                                     $      23,217,550
------------------------------------------------------------------------------------------------------
                              Multi-line Insurance -- 0.7%
   5,985,000                  AIG, 3.875%, 1/15/35                                   $       5,405,850
   3,900,000                  Assurant, Inc., 4.0%, 3/15/23                                  3,902,005
   2,335,000                  AXA SA, 8.6%, 12/15/30                                         3,129,262
   5,325,000                  Liberty Mutual Insurance Co., 7.697%
                              (Perpetual) (144A)                                             6,504,578
   2,650,000                  Loews Corp., 5.25%, 3/15/16                                    2,731,904
                                                                                     -----------------
                                                                                     $      21,673,599
------------------------------------------------------------------------------------------------------
                              Property & Casualty Insurance -- 0.3%
   1,850,000                  Delphi Financial Group, Inc., 7.875%, 1/31/20          $       2,192,422
   1,000,000                  OneBeacon US Holdings, Inc., 4.6%, 11/9/22                     1,019,542
   5,455,000          6.50    The Allstate Corp., Floating Rate Note, 5/15/57                6,109,600
                                                                                     -----------------
                                                                                     $       9,321,564
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 45

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Reinsurance -- 3.2%
   1,000,000          5.91    Alamo Re, Ltd., Floating Rate Note, 6/7/18
                              (Cat Bond) (144A)                                      $         993,800
     937,930                  Altair Re, Variable Rate Notes, 6/30/16 (g)                      546,438
   1,400,000                  Altair Re, Variable Rate Notes, 6/30/17 (g)                    1,442,000
   1,800,000          6.38    Aquarius + Investments Plc for Swiss Reinsurance
                              Co., Ltd., Floating Rate Note, 9/1/24                          1,861,214
     700,000                  Arlington Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 8/1/15 (g)                                  797,510
     900,000                  Arlington Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 8/31/16 (g)                                 906,390
     500,000          3.46    Atlas IX Capital, Ltd., Floating Rate Note, 1/17/19
                              (Cat Bond) (144A)                                                508,550
     250,000          8.14    Atlas Reinsurance VII, Ltd., Floating Rate Note,
                              1/7/16 (Cat Bond) (144A)                                         250,075
     800,000                  Bersick Segregated Account (Kane SAC Ltd.),
                              Variable Rate Note, 1/22/16 (g)                                  817,760
   3,050,000          4.37    Blue Danube II, Ltd., Floating Rate Note, 5/23/16
                              (Cat Bond) (144A)                                              3,032,615
   1,250,000          5.27    Caelus Re, Ltd., Floating Rate Note, 3/7/16
                              (Cat Bond) (144A)                                              1,226,000
   1,850,000          6.86    Caelus Re, Ltd., Floating Rate Note, 4/7/17
                              (Cat Bond) (144A)                                              1,855,550
   3,000,000                  Carnoustie Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 2/19/16 (g)                               3,189,900
     250,000          4.26    Citrus Re, Ltd., Floating Rate Note, 4/18/17 (Cat
                              Bond) (144A)                                                     242,875
     550,000          3.76    Citrus Re, Ltd., Floating Rate Note, 4/24/17 (Cat
                              Bond) (144A)                                                     535,425
   1,200,000                  Clarendon Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 6/15/16 (g)                               1,151,760
   1,100,000          0.00    Compass Re II, Ltd., Floating Rate Note, 12/8/15
                              (Cat Bond)                                                     1,047,640
     250,000          9.00    East Lane Re V, Ltd., Floating Rate Note, 3/16/16
                              (Cat Bond) (144A)                                                252,150
     700,000          3.76    East Lane Re VI, Ltd., Floating Rate Note, 3/13/20
                              (Cat Bond) (144A)                                                687,540
   2,500,000                  Eden Re II, Ltd., 4/19/18 (144A) (d) (g)                       2,560,000
   2,650,000          5.01    Embarcadero Reinsurance, Ltd., Floating Rate
                              Note, 2/7/17 (Cat Bond) (144A)                                 2,649,735
   3,654,000                  Exeter Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 1/7/16 (g)                                3,686,521
   1,000,000                  Fairfield Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 2/2/16 (g)                                  956,500
   1,200,000          7.43    Galileo Re, Ltd., Floating Rate Note, 1/9/19 (Cat
                              Bond) (144A)                                                   1,207,920
   1,600,000                  Gloucester Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 6/12/15 (g)                               1,600,000

The accompanying notes are an integral part of these financial statements.

46 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Reinsurance -- (continued)
   2,800,000          2.22    Golden State Re II, Ltd., Floating Rate Note,
                              1/8/19 (Cat Bond) (144A)                               $       2,778,160
   3,700,000                  Gullane Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 1/22/17 (g)                               3,887,960
   1,009,200                  Hereford Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 1/7/16 (g)                                1,021,411
   1,150,000          4.00    Ibis Re II, Ltd., Floating Rate Note, 6/28/16 (Cat
                              Bond) (144A)                                                   1,145,400
   1,000,000          4.51    Ibis Re II, Ltd., Floating Rate Note, 6/28/16 (Cat
                              Bond) (144A)                                                     990,900
   1,700,000          3.77    Kilimanjaro Re, Ltd., Floating Rate Note, 11/25/19
                              (Cat Bond) (144A)                                              1,677,730
     350,000          4.52    Kilimanjaro Re, Ltd., Floating Rate Note, 4/30/18
                              (Cat Bond) (144A)                                                335,440
   3,700,000          4.77    Kilimanjaro Re, Ltd., Floating Rate Note, 4/30/18
                              (Cat Bond) (144A)                                              3,562,360
     500,000                  Lahinch Re, Variable Rate Notes, 6/15/16 (g)                     487,450
     250,000          8.28    Loma Reinsurance, Ltd., Bermuda, Floating Rate
                              Note, 1/8/18 (Cat Bond) (144A)                                   256,375
   1,800,000          3.97    Longpoint Re, Ltd. III, Floating Rate Note, 5/18/16
                              (Cat Bond) (144A)                                              1,793,160
   1,300,000                  Lorenzo Re, Ltd., Variable Rate Notes, 3/31/18 (g)             1,324,440
   1,000,000          2.02    Merna Re V, Ltd., Floating Rate Note, 4/7/17 (Cat
                              Bond) (144A)                                                     995,300
     750,000          0.00    Merna Reinsurance, Ltd., Floating Rate Note,
                              4/9/18 (Cat Bond) (144A) (d)                                     747,450
   1,956,533                  Muirfield Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 1/12/16 (g)                               1,972,186
   1,000,000          8.60    Mythen Re, Ltd., Series 2012-2 Class A, Floating
                              Rate Note, 1/5/17 (Cat Bond) (144A)                            1,004,400
   2,100,000          8.03    Mythen Re, Ltd., Series 2013-1 Class B, Floating
                              Rate Note, 7/9/15 (Cat Bond) (144A)                            2,100,210
   1,100,000          7.27    Northshore Re, Ltd., Floating Rate Note, 7/5/16
                              (Cat Bond) (144A)                                              1,114,300
   3,600,000                  Pangaea Re, Series 2015-1, Principal at Risk
                              Notes, 2/1/19 (g)                                              3,809,160
   4,000,000                  Pangaea Re, Series 2015-2, Principal at Risk
                              Notes, 11/30/19 (g)                                            4,019,600
   1,000,000                  Prestwick Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 7/1/16 (g)                                1,022,200
   1,650,000          8.61    Queen Street VII Re, Ltd., Floating Rate Note,
                              4/8/16 (Cat Bond) (144A)                                       1,659,900
   1,000,000          8.91    Residential Reinsurance 2011, Ltd., Floating
                              Rate Note, 6/6/17 (Cat Bond) (144A)                              984,700
   2,800,000          4.51    Residential Reinsurance 2012, Ltd., Floating
                              Rate Note, 12/6/16 (Cat Bond) (144A)                           2,827,440
   1,650,000          5.76    Residential Reinsurance 2012, Ltd., Floating
                              Rate Note, 12/6/16 (Cat Bond) (144A)                           1,677,720

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 47

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Reinsurance -- (continued)
     800,000          8.01    Residential Reinsurance 2012, Ltd., Floating Rate
                              Note, 6/6/16 (Cat Bond) (144A)                         $         834,480
     275,000         10.01    Residential Reinsurance 2012, Ltd., Floating Rate
                              Note, 6/6/16 (Cat Bond) (144A)                                   283,965
     250,000          9.27    Residential Reinsurance 2013, Ltd., Floating Rate
                              Note, 6/6/17 (Cat Bond) (144A)                                   257,475
     800,000          3.02    Sanders Re, Ltd., Floating Rate Note, 5/25/18
                              (Cat Bond) (144A)                                                770,960
   1,250,000          4.02    Sanders Re, Ltd., Floating Rate Note, 5/5/17
                              (Cat Bond) (144A)                                              1,220,875
   1,200,000          3.54    Sanders Re, Ltd., Floating Rate Note, 5/5/17
                              (Cat Bond) (144A)                                              1,169,040
   2,000,000          3.91    Sanders Re, Ltd., Floating Rate Note, 6/7/17
                              (Cat Bond) (144A)                                              1,978,000
   3,000,000                  Sector Re V, Ltd., Variable Rate Notes,
                              3/1/20 (144A) (g)                                              3,016,800
     400,000                  Sector Re V, Ltd., Variable Rate Notes,
                              3/1/20 (144A) (g)                                                404,320
     250,000                  Silverton Re, Ltd., Variable Rate Notes,
                              9/16/16 (144A) (g)                                                 9,750
   1,000,000                  Silverton Re, Ltd., Variable Rate Notes,
                              9/18/17 (144A) (g)                                             1,110,400
   1,300,000                  St. Andrews Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 1/22/16 (g)                               1,326,520
     250,000         11.26    Successor X, Ltd., Floating Rate Note, 11/10/15
                              (Cat Bond) (144A)                                                247,950
     300,000          8.51    Tar Heel Re, Ltd., Floating Rate Note, 5/9/16
                              (Cat Bond) (144A)                                                305,190
   2,018,867                  Troon Segregated Account (Kane SAC Ltd.), Variable
                              Rate Notes, 1/12/16 (g)                                        2,030,374
   1,012,000                  Turnberry Segregated Account (Kane SAC Ltd.),
                              Variable Rate Notes, 1/15/16 (g)                               1,021,310
   2,500,000                  Versutus Ltd., Series 2015-A, Variable Rate Notes,
                              12/31/2017 (g)                                                 2,619,500
   1,500,000          2.76    Vita Capital V, Ltd., Floating Rate Note, 1/15/17
                              (Cat Bond) (144A)                                              1,519,350
     500,000          2.77    Vitality Re IV, Ltd., Floating Rate Note, 1/9/17
                              (Cat Bond) (144A)                                                506,350
     500,000          1.77    Vitality Re V, Ltd., Floating Rate Note, 1/7/19
                              (Cat Bond) (144A)                                                496,250
   1,400,000          5.88    Wilton Re Finance LLC, Floating Rate Note,
                              3/30/33 (144A)                                                 1,452,966
                                                                                     -----------------
                                                                                     $      99,783,045
                                                                                     -----------------
                              Total Insurance                                        $     158,931,163
------------------------------------------------------------------------------------------------------
                              REAL ESTATE -- 1.5%
                              Diversified REIT -- 0.8%
   4,225,000                  Brixmor Operating Partnership LP, 3.85%, 2/1/25        $       4,060,487

The accompanying notes are an integral part of these financial statements.

48 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Diversified REIT -- (continued)
   1,475,000                  DCT Industrial Operating Partnership LP,
                              4.5%, 10/15/23                                         $       1,501,692
   2,175,000                  Duke Realty LP, 3.625%, 4/15/23                                2,150,003
   5,300,000                  Duke Realty LP, 3.75%, 12/1/24                                 5,266,032
   9,125,000                  Essex Portfolio LP, 3.5%, 4/1/25                               8,837,307
   1,715,000                  WP Carey, Inc., 4.6%, 4/1/24                                   1,721,970
                                                                                     -----------------
                                                                                     $      23,537,491
------------------------------------------------------------------------------------------------------
                              Office REIT -- 0.4%
      75,000                  Alexandria Real Estate Equities, Inc.,
                              2.75%, 1/15/20                                         $          74,237
   1,093,000                  Alexandria Real Estate Equities, Inc.,
                              3.9%, 6/15/23                                                  1,088,439
   2,670,000                  Alexandria Real Estate Equities, Inc., 4.6%, 4/1/22            2,812,671
   1,250,000                  DuPont Fabros Technology LP, 5.875%, 9/15/21                   1,265,625
   2,032,000                  Highwoods Realty LP, 3.2%, 6/15/21                             2,022,082
   2,100,000                  Highwoods Realty LP, 3.625%, 1/15/23                           2,071,870
   2,550,000                  Piedmont Operating Partnership LP, 3.4%, 6/1/23                2,408,763
                                                                                     -----------------
                                                                                     $      11,743,687
------------------------------------------------------------------------------------------------------
                              Health Care REIT -- 0.3%
   3,750,000                  Healthcare Realty Trust, Inc., 3.875%, 5/1/25          $       3,616,958
   3,945,000                  Omega Healthcare Investors, Inc., 4.95%, 4/1/24                4,035,045
   2,485,000                  Senior Housing Properties Trust, 6.75%, 4/15/20                2,790,610
                                                                                     -----------------
                                                                                     $      10,442,613
------------------------------------------------------------------------------------------------------
                              Specialized REIT -- 0.0%+
     730,000                  CubeSmart LP, 4.8%, 7/15/22                            $         785,162
                                                                                     -----------------
                              Total Real Estate                                      $      46,508,953
------------------------------------------------------------------------------------------------------
                              SOFTWARE & SERVICES -- 1.2%
                              Internet Software & Services -- 0.1%
   1,875,000                  Equinix, Inc., 5.75%, 1/1/25                           $       1,856,250
------------------------------------------------------------------------------------------------------
                              Data Processing & Outsourced Services -- 0.1%
   3,000,000                  Cardtronics, Inc., 5.125%, 8/1/22 (144A)               $       2,932,500
------------------------------------------------------------------------------------------------------
                              Application Software -- 0.7%
   8,100,000                  Adobe Systems, Inc., 3.25%, 2/1/25                     $       7,820,113
  10,450,000                  Autodesk, Inc., 3.125%, 6/15/20                               10,463,177
   2,875,000                  Igloo Holdings Corp., 8.25%, 12/15/17 (8.25%
                              Cash, 9.00% PIK) (144A) (PIK)                                  2,910,938
                                                                                     -----------------
                                                                                     $      21,194,228
------------------------------------------------------------------------------------------------------
                              Systems Software -- 0.3%
  10,600,000                  Oracle Corp., 2.5%, 5/15/22                            $      10,292,685
------------------------------------------------------------------------------------------------------
                              Home Entertainment Software -- 0.0%+
     650,000                  Activision Blizzard, Inc., 6.125%, 9/15/23 (144A)      $         697,125
                                                                                     -----------------
                              Total Software & Services                              $      36,972,788
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 49

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              TECHNOLOGY HARDWARE & EQUIPMENT -- 1.1%
                              Communications Equipment -- 0.3%
   2,860,000                  Brocade Communications Systems, Inc.,
                              4.625%, 1/15/23                                        $       2,767,050
   3,800,000                  Cisco Systems, Inc., 3.0%, 6/15/22                             3,817,974
   3,485,000                  Cisco Systems, Inc., 3.625%, 3/4/24                            3,595,771
                                                                                     -----------------
                                                                                     $      10,180,795
------------------------------------------------------------------------------------------------------
                              Computer Hardware Storage &
                              Peripherals -- 0.6%
   4,600,000                  NCR Corp., 4.625%, 2/15/21                             $       4,611,500
   1,425,000                  NCR Corp., 6.375%, 12/15/23                                    1,510,500
   3,450,000                  Seagate HDD Cayman, 4.75%, 6/1/23                              3,504,055
   3,700,000                  Seagate HDD Cayman, 4.875%, 6/1/27 (144A)                      3,596,644
   4,350,000                  Seagate HDD Cayman, 5.75%, 12/1/34 (144A)                      4,283,101
                                                                                     -----------------
                                                                                     $      17,505,800
------------------------------------------------------------------------------------------------------
                              Electronic Components -- 0.1%
   3,675,000                  Amphenol Corp., 3.125%, 9/15/21                        $       3,677,631
------------------------------------------------------------------------------------------------------
                              Electronic Manufacturing Services -- 0.1%
   2,750,000                  Flextronics International, Ltd., 4.75%,
                              6/15/25 (144A)                                         $       2,728,550
                                                                                     -----------------
                              Total Technology Hardware & Equipment                  $      34,092,776
------------------------------------------------------------------------------------------------------
                              SEMICONDUCTORS & SEMICONDUCTOR
                              EQUIPMENT -- 0.4%
                              Semiconductor Equipment -- 0.1%
   2,500,000                  Entegris, Inc., 6.0%, 4/1/22 (144A)                    $       2,568,750
------------------------------------------------------------------------------------------------------
                              Semiconductors -- 0.3%
  11,075,000                  Intel Corp., 4.8%, 10/1/41                             $      11,109,776
                                                                                     -----------------
                              Total Semiconductors &
                              Semiconductor Equipment                                $      13,678,526
------------------------------------------------------------------------------------------------------
                              TELECOMMUNICATION SERVICES -- 1.3%
                              Integrated Telecommunication Services -- 0.8%
   2,250,000                  AT&T, Inc., 4.75%, 5/15/46                             $       2,047,442
   4,300,000                  Frontier Communications Corp., 7.125%, 1/15/23                 3,816,250
   4,800,000                  GTP Acquisition Partners I LLC, 2.35%,
                              6/15/20 (144A)                                                 4,774,512
     773,645                  GTP Cellular Sites LLC, 3.721%, 3/15/17 (144A)                   783,211
   2,750,000                  Telefonica Emisiones SAU, 6.221%, 7/3/17                       2,989,077
   1,500,000                  Unison Ground Lease Funding LLC, 2.981%,
                              3/16/43 (144A)                                                 1,488,969
   1,938,000                  Verizon Communications, Inc., 5.012%, 8/21/54                  1,778,284
   5,100,000                  Verizon Communications, Inc., 5.15%, 9/15/23                   5,583,689
   1,934,000                  Verizon Communications, Inc., 6.55%, 9/15/43                   2,262,304
                                                                                     -----------------
                                                                                     $      25,523,738
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

50 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Wireless Telecommunication Services -- 0.5%
   1,675,000                  Altice Financing SA, 7.875%, 12/15/19 (144A)           $       1,762,938
   3,015,000                  Crown Castle Towers LLC, 4.883%, 8/15/20 (144A)                3,272,339
   1,625,000                  Crown Castle Towers LLC, 6.113%, 1/15/20 (144A)                1,850,248
   6,975,000                  SBA Tower Trust, 3.869%, 10/15/49 (144A)                       7,023,023
   1,500,000                  Sprint Corp., 7.125%, 6/15/24                                  1,391,400
   1,500,000                  Sprint Corp., 7.25%, 9/15/21                                   1,462,500
                                                                                     -----------------
                                                                                     $      16,762,448
                                                                                     -----------------
                              Total Telecommunication Services                       $      42,286,186
------------------------------------------------------------------------------------------------------
                              UTILITIES -- 3.1%
                              Electric Utilities -- 2.0%
     980,000                  Commonwealth Edison Co., 6.15%, 9/15/17                $       1,079,785
     539,093                  Crockett Cogeneration LP, 5.869%, 3/30/25 (144A)                 566,048
   8,700,000                  Duke Energy Progress, Inc., 4.15%, 12/1/44                     8,407,784
   4,250,000                  Electricite de France SA, 6.0%, 1/22/14 (144A)                 4,525,268
   2,150,000          5.25    Electricite de France SA, Floating Rate Note
                              (Perpetual) (144A)                                             2,152,688
   2,825,000                  Empresa Electrica Angamos SA, 4.875%,
                              5/25/29 (144A)                                                 2,778,246
   3,365,000                  Enel Finance International NV, 5.125%,
                              10/7/19 (144A)                                                 3,689,026
   2,320,000          8.13    Enel S.p.A., Floating Rate Note, 9/24/73 (144A)                2,662,200
   4,250,000                  Exelon Corp., 2.85%, 6/15/20                                   4,274,663
     573,458                  FPL Energy American Wind LLC, 6.639%,
                              6/20/23 (144A)                                                  589,328
      65,461                  FPL Energy Wind Funding LLC, 6.876%,
                              6/27/17 (144A)                                                    65,625
   4,475,000                  Iberdrola International BV, 6.75%, 7/15/36                     5,484,368
   1,925,000                  Israel Electric Corp., Ltd., 7.25%, 1/15/19 (144A)             2,170,438
     610,000                  Israel Electric Corp., Ltd., 9.375%, 1/28/20 (144A)              757,925
     910,000                  Nevada Power Co., 6.5%, 8/1/18                                 1,038,440
     542,991                  Orcal Geothermal, Inc., 6.21%, 12/30/20 (144A)                   564,711
   2,690,000                  Public Service Co. of New Mexico, 7.95%, 5/15/18               3,130,288
   6,200,000                  Southern California Edison Co., 1.845%, 2/1/22                 6,193,881
   2,200,000          6.25    Southern California Edison Co., Floating Rate
                              Note (Perpetual)                                               2,428,800
  10,800,000                  Southwestern Electric Power Co., 3.9%, 4/1/45                  9,401,940
                                                                                     -----------------
                                                                                     $      61,961,452
------------------------------------------------------------------------------------------------------
                              Gas Utilities -- 0.1%
   2,125,000                  DCP Midstream Operating LP, 5.6%, 4/1/44               $       1,895,279
   2,178,211                  Nakilat, Inc., 6.267%, 12/31/33 (144A)                         2,513,111
                                                                                     -----------------
                                                                                     $       4,408,390
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 51

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Multi-Utilities -- 0.6%
   5,475,000                  Consolidated Edison Co. of New York, Inc.,
                              4.625%, 12/1/54                                        $       5,331,079
   5,170,000                  Dominion Resources, Inc., Virginia, 3.625%,
                              12/1/24                                                        5,126,551
   5,055,000                  New York State Electric & Gas Corp., 6.15%,
                              12/15/17 (144A)                                                5,576,196
     238,480                  Ormat Funding Corp., 8.25%, 12/30/20                             243,249
   3,150,000                  San Diego Gas & Electric Co., 1.914%, 2/1/22                   3,163,091
                                                                                     -----------------
                                                                                     $      19,440,166
------------------------------------------------------------------------------------------------------
                              Independent Power Producers &
                              Energy Traders -- 0.4%
     546,570                  Alta Wind Holdings LLC, 7.0%, 6/30/35 (144A)           $         635,334
   4,300,000                  Colbun SA, 4.5%, 7/10/24 (144A)                                4,289,534
   1,605,797                  Kiowa Power Partners LLC, 5.737%,
                              3/30/21 (144A)                                                 1,733,779
   2,000,000                  NRG Energy, Inc., 8.25%, 9/1/20                                2,095,000
   2,203,620                  Panoche Energy Center LLC, 6.885%,
                              7/31/29 (144A)                                                 2,538,292
                                                                                     -----------------
                                                                                     $      11,291,939
                                                                                     -----------------
                              Total Utilities                                        $      97,101,947
------------------------------------------------------------------------------------------------------
                              TOTAL CORPORATE BONDS
                              (Cost $1,238,583,390)                                  $   1,240,691,671
------------------------------------------------------------------------------------------------------
                              U.S. GOVERNMENT AND AGENCY
                              OBLIGATIONS -- 27.0%
  46,841,286                  Fannie Mae, 3.0%, 7/16/15-7/1/43                       $      47,266,321
  58,075,840                  Fannie Mae, 3.5%, 7/14/15-9/1/44                              60,147,205
 143,049,311                  Fannie Mae, 4.0%, 8/13/15-2/1/45                             151,876,686
  83,474,317                  Fannie Mae, 4.5%, 10/1/35-1/1/44                              90,386,550
  35,343,639                  Fannie Mae, 5.0%, 12/1/17-2/1/45                              39,089,167
   2,641,896                  Fannie Mae, 5.5%, 9/1/17-6/1/36                                2,929,560
   3,075,934                  Fannie Mae, 6.0%, 6/1/16-7/1/38                                3,507,924
     667,701                  Fannie Mae, 6.5%, 7/1/29-11/1/37                                 766,796
      96,546                  Fannie Mae, 7.0%, 12/1/30-1/1/32                                 110,295
      12,461                  Fannie Mae, 8.0%, 2/1/29-5/1/31                                   14,775
   4,490,661                  Federal Home Loan Mortgage Corp., 3.0%, 8/1/29                 4,664,591
  21,885,010                  Federal Home Loan Mortgage Corp., 3.5%,
                              11/1/28-3/1/45                                                22,601,111
  66,178,594                  Federal Home Loan Mortgage Corp., 4.0%,
                              11/1/41-12/1/44                                               70,282,079
  16,729,374                  Federal Home Loan Mortgage Corp., 4.5%,
                              3/1/20-11/1/43                                                18,092,194
   2,471,827                  Federal Home Loan Mortgage Corp., 5.0%,
                              10/1/20-10/1/38                                                2,680,714

The accompanying notes are an integral part of these financial statements.

52 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              U.S. GOVERNMENT AND AGENCY
                              OBLIGATIONS -- (continued)
   3,104,734                  Federal Home Loan Mortgage Corp., 5.5%,
                              12/1/18-6/1/41                                         $       3,465,600
   2,897,943                  Federal Home Loan Mortgage Corp., 6.0%,
                              5/1/17-12/1/36                                                 3,300,878
     139,766                  Federal Home Loan Mortgage Corp., 6.5%,
                              11/1/30-4/1/34                                                   161,529
     336,162                  Federal Home Loan Mortgage Corp., 7.0%,
                              8/1/22-11/1/30                                                   368,984
     456,290                  Federal National Mortgage Association,
                              4.0%, 11/1/34                                                    488,464
   1,347,140                  Federal National Mortgage Association, 5.0%, 8/1/40            1,489,720
  32,333,018                  Government National Mortgage Association I,
                              3.5%, 1/15/45-7/15/42                                         33,589,206
  39,681,543                  Government National Mortgage Association I,
                              4.0%, 5/15/39-9/15/44                                         42,256,561
  12,101,477                  Government National Mortgage Association I,
                              4.5%, 7/15/33-8/15/41                                         13,173,374
   1,201,501                  Government National Mortgage Association I,
                              5.0%, 10/15/18-4/15/35                                         1,337,624
   4,673,881                  Government National Mortgage Association I,
                              5.5%, 10/15/17-10/15/35                                        5,244,143
   5,339,162                  Government National Mortgage Association I,
                              6.0%, 1/15/17-10/15/36                                         6,180,455
   2,703,834                  Government National Mortgage Association I,
                              6.5%, 2/15/29-7/15/35                                          3,160,109
     478,164                  Government National Mortgage Association I,
                              7.0%, 4/15/28-5/15/32                                            559,971
      89,247                  Government National Mortgage Association I,
                              7.5%, 2/15/26-12/15/31                                            94,075
       2,389                  Government National Mortgage Association I,
                              7.75%, 2/15/30                                                     2,449
   4,059,051                  Government National Mortgage Association II,
                              4.0%, 10/20/44                                                 4,304,716
   2,930,384                  Government National Mortgage Association II,
                              4.5%, 12/20/34-9/20/41                                         3,199,726
     925,759                  Government National Mortgage Association II,
                              5.5%, 10/20/19-4/20/34                                         1,023,618
      41,008                  Government National Mortgage Association II,
                              6.5%, 2/20/29-4/20/29                                             47,972
     180,937                  Government National Mortgage Association II,
                              7.0%, 11/20/28-12/20/30                                          217,168
  31,575,000                  U.S. Treasury Bonds, 2.5%, 2/15/45                            27,788,526
   6,865,000                  U.S. Treasury Bonds, 4.375%, 11/15/39                          8,443,950
   4,500,000                  U.S. Treasury Bonds, 4.375%, 5/15/40                           5,540,976
   1,150,000                  U.S. Treasury Bonds, 4.375%, 5/15/41                           1,421,329

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 53

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              U.S. GOVERNMENT AND AGENCY
                              OBLIGATIONS -- (continued)
  30,000,000                  U.S. Treasury Bonds, 4.5%, 2/15/36                     $      37,720,320
  64,349,449                  U.S. Treasury Inflation Indexed Bonds,
                              0.125%, 7/15/24                                               62,755,773
  11,325,000          0.06    U.S. Treasury Note, Floating Rate Note, 1/31/16               11,324,909
  11,325,000          0.08    U.S. Treasury Note, Floating Rate Note, 4/30/16               11,327,174
  11,325,000          0.08    U.S. Treasury Note, Floating Rate Note, 7/31/16               11,327,639
  16,435,000          0.09    U.S. Treasury Note, Floating Rate Note, 1/31/17               16,443,661
  16,395,000          0.09    U.S. Treasury Note, Floating Rate Note, 4/30/17               16,393,541
   4,400,000                  U.S. Treasury Notes, 2.0%, 2/15/25                             4,274,873
                                                                                     -----------------
                                                                                     $     852,844,981
------------------------------------------------------------------------------------------------------
                              TOTAL U.S. GOVERNMENT AND
                              AGENCY OBLIGATIONS
                              (Cost $851,646,715)                                    $     852,844,981
------------------------------------------------------------------------------------------------------
                              FOREIGN GOVERNMENT BOND -- 0.1%
   4,550,000                  Africa Finance Corp., 4.375%, 4/29/20 (144A)           $       4,595,500
------------------------------------------------------------------------------------------------------
                              TOTAL FOREIGN GOVERNMENT BOND
                              (Cost $4,507,102)                                      $       4,595,500
------------------------------------------------------------------------------------------------------
                              MUNICIPAL BONDS -- 2.6%
                              Municipal Airport -- 0.0%+
   1,000,000                  Indianapolis Airport Authority, 5.1%, 1/15/17          $       1,062,110
------------------------------------------------------------------------------------------------------
                              Municipal Development -- 0.5%
   2,925,000                  California Statewide Communities Development
                              Authority, 6.0%, 8/15/42                               $       3,466,096
   2,350,000                  Louisiana Local Government Environmental
                              Facilities & Community Development Authority,
                              6.5%, 11/1/35                                                  2,797,346
   4,500,000                  New Jersey Economic Development Authority,
                              2/15/18 (d)                                                    4,153,365
   2,560,000                  Parish of St. John the Baptist Louisiana,
                              5.125%, 6/1/37                                                 2,685,030
   2,310,000                  Selma Industrial Development Board, 5.8%, 5/1/34               2,631,390
                                                                                     -----------------
                                                                                     $      15,733,227
------------------------------------------------------------------------------------------------------
                              Municipal Education -- 0.0%+
     525,000                  Amherst College, 3.794%, 11/1/42                       $         493,486
------------------------------------------------------------------------------------------------------
                              Municipal General -- 0.6%
   4,075,000                  JobsOhio Beverage System, 3.985%, 1/1/29               $       4,213,794
   1,035,000                  JobsOhio Beverage System, 4.532%, 1/1/35                       1,076,048
   2,750,000                  New Jersey Transportation Trust Fund Authority,
                              Transportation System-Series A, 5.5%, 6/15/41                  2,874,080
   2,400,000                  New York City Transitional Finance Authority Future
                              Tax Secured Revenue, 5.0%, 11/1/33                             2,732,592

The accompanying notes are an integral part of these financial statements.

54 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Municipal General -- (continued)
   1,050,000                  Texas Municipal Gas Acquisition & Supply Corp., III,
                              5.0%, 12/15/30                                         $       1,132,562
   2,100,000                  Texas Municipal Gas Acquisition & Supply Corp., III,
                              5.0%, 12/15/31                                                 2,259,474
   2,200,000                  Virginia Commonwealth Transportation Board,
                              4.0%, 5/15/31                                                  2,302,036
   2,210,000                  Virginia Commonwealth Transportation Board,
                              4.0%, 5/15/32                                                  2,300,455
                                                                                     -----------------
                                                                                     $      18,891,041
------------------------------------------------------------------------------------------------------
                              Municipal Higher Education -- 0.7%
   1,025,000                  Baylor University, 4.313%, 3/1/42                      $       1,015,006
   1,980,000                  California Educational Facilities Authority,
                              5.0%, 6/1/43                                                   2,494,067
   1,425,000                  Massachusetts Health & Educational Facilities
                              Authority, Massachusetts Institute of
                              Technology -Series K, 5.5%, 7/1/32                             1,874,331
   1,100,000                  Massachusetts Institute of Technology,
                              5.6%, 7/1/11                                                   1,321,047
   3,100,000                  New Jersey Educational Facilities Authority,
                              4.0%, 7/1/45                                                   3,192,876
     800,000                  Permanent University Fund, 5.0%, 7/1/30                          940,408
   3,095,000                  President and Fellows of Harvard College,
                              6.3%, 10/1/37                                                  3,226,528
   1,900,000                  The George Washington University, 1.827%, 9/15/17              1,925,631
     525,000                  The University of Texas System, 5.0%, 8/15/43                    589,386
   2,600,000                  University of California, 3.38%, 5/15/28                       2,545,296
   3,100,000                  University of Virginia, 5.0%, 4/1/45                           3,544,602
                                                                                     -----------------
                                                                                     $      22,669,178
------------------------------------------------------------------------------------------------------
                              Municipal Medical -- 0.1%
     325,000                  Massachusetts Development Finance Agency,
                              5.25%, 4/1/37                                          $         363,890
     550,000                  Massachusetts Development Finance Agency,
                              Broad Institute -Series A, 5.375%, 4/1/41                        607,354
   1,765,000                  Ohio Higher Educational Facility Commission,
                              5.0%, 1/1/42                                                   1,918,943
                                                                                     -----------------
                                                                                     $       2,890,187
------------------------------------------------------------------------------------------------------
                              Municipal Pollution -- 0.2%
   3,965,000                  Port Freeport Texas, 5.95%, 5/15/33                    $       4,433,941
------------------------------------------------------------------------------------------------------
                              Municipal School District -- 0.1%
   2,700,000                  Frisco Independent School District, 4.0%, 8/15/40      $       2,721,384
   1,700,000                  Frisco Independent School District, 4.0%, 8/15/45              1,706,681
                                                                                     -----------------
                                                                                     $       4,428,065
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 55

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Municipal Transportation -- 0.1%
     600,000                  Port Authority of New York & New Jersey,
                              4.458%, 10/1/62                                        $         574,374
   1,000,000                  Texas Transportation Commission State Highway
                              Fund, 5.0%, 4/1/33                                             1,147,110
                                                                                     -----------------
                                                                                     $       1,721,484
------------------------------------------------------------------------------------------------------
                              Municipal Obligation -- 0.3%
   3,000,000                  State of Texas, 4.0%, 10/1/44                          $       3,062,760
     560,000                  State of Washington, 3.0%, 7/1/28                                557,183
   1,600,000                  State of Washington, 5.0%, 7/1/30                              1,854,272
   1,620,000                  Washington Suburban Sanitary Commission,
                              4.0%, 6/1/43                                                   1,651,655
   1,565,000                  Washington Suburban Sanitary Commission,
                              4.0%, 6/1/44                                                   1,594,391
                                                                                     -----------------
                                                                                     $       8,720,261
------------------------------------------------------------------------------------------------------
                              TOTAL MUNICIPAL BONDS
                              (Cost $77,067,483)                                     $      81,042,980
------------------------------------------------------------------------------------------------------
                              SENIOR FLOATING RATE LOAN
                              INTERESTS -- 3.0%**
                              ENERGY -- 0.0%+
                              Integrated Oil & Gas -- 0.0%+
     598,085          4.50    Glenn Pool Oil & Gas Trust, Term Loan, 5/2/16          $         596,590
                                                                                     -----------------
                              Total Energy                                           $         596,590
------------------------------------------------------------------------------------------------------
                              MATERIALS -- 0.2%
                              Commodity Chemicals -- 0.0%+
     764,864          4.25    Tronox Pigments Holland BV, New Term Loan,
                              3/19/20                                                $         766,394
------------------------------------------------------------------------------------------------------
                              Diversified Chemicals -- 0.0%+
     194,134          4.25    OXEA Sarl, Tranche B-2 Term Loan (First Lien),
                              1/15/20                                                $         188,067
------------------------------------------------------------------------------------------------------
                              Specialty Chemicals -- 0.1%
     154,286          3.50    Chemtura Corp., New Term Loan, 8/29/16                 $         154,543
     252,086          2.73    Huntsman International LLC, Extended Term B
                              Loan, 4/19/17                                                    252,242
     911,524          4.50    MacDermid, Inc., Tranche B Term Loan
                              (First Lien), 6/7/20                                             914,847
     477,500          4.25    OMNOVA Solutions, Inc., Term B-1 Loan, 5/31/18                   477,948
     238,745          2.75    WR Grace & Co-Conn, Term Loan, 1/23/21                           238,809
     663,448          2.75    WR Grace & Co-Conn, U.S. Term Loan, 1/23/21                      663,626
                                                                                     -----------------
                                                                                     $       2,702,015
------------------------------------------------------------------------------------------------------
                              Construction Materials -- 0.1%
   1,043,696          4.25    CeramTec Service GmbH, Initial Dollar Term B-1
                              Loan, 8/30/20                                          $       1,045,653
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

56 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Metal & Glass Containers -- 0.0%+
     198,000          5.50    BWay Intermediate, Initial Term Loan, 8/14/20          $         199,268
------------------------------------------------------------------------------------------------------
                              Aluminum -- 0.0%+
     700,000          4.00    Novelis, Inc., 1st Lien Term Loan 5/28/22              $         697,375
------------------------------------------------------------------------------------------------------
                              Diversified Metals & Mining -- 0.0%+
     417,005          3.75    Fortescue Metals Group, Ltd., Bank Loan, 6/30/19       $         371,265
                                                                                     -----------------
                              Total Materials                                        $       5,970,037
------------------------------------------------------------------------------------------------------
                              CAPITAL GOODS -- 0.2%
                              Aerospace & Defense -- 0.2%
   1,204,479          6.25    DAE Aviation Holdings, Inc., Replacement
                              Tranche B-1 Loan, 11/2/18                              $       1,207,792
   2,569,902          3.75    DigitalGlobe, Inc., Term Loan, 1/25/20                         2,575,525
     425,419          6.25    DynCorp International, Inc., Term Loan, 7/7/16                   421,342
     544,335          5.00    Standard Aero, Ltd., Replacement Tranche B-2
                              Loan, 11/2/18                                                    546,203
     641,293          7.00    TASC, Inc., First Lien Term Loan, 2/28/17                        649,042
                                                                                     -----------------
                                                                                     $       5,399,904
------------------------------------------------------------------------------------------------------
                              Building Products -- 0.0%+
   1,375,946          3.50    Nortek, Inc., Term Loan, 10/30/20                      $       1,370,212
------------------------------------------------------------------------------------------------------
                              Industrial Conglomerates -- 0.0%+
     105,893          4.25    CeramTec Acquisition Corp., Initial Dollar Term B-2
                              Loan, 8/30/20                                          $         106,091
     314,222          4.25    CeramTec GmbH, Dollar Term B-3 Loan, 8/30/20                     314,811
                                                                                     -----------------
                                                                                     $         420,902
------------------------------------------------------------------------------------------------------
                              Trading Companies & Distributors -- 0.0%+
     590,405          3.75    WESCO Distribution, Inc., Tranche B-1
                              Loan, 12/12/19                                         $         591,143
                                                                                     -----------------
                              Total Capital Goods                                    $       7,782,161
------------------------------------------------------------------------------------------------------
                              COMMERCIAL SERVICES & SUPPLIES -- 0.0%+
                              Security & Alarm Services -- 0.0%+
     202,752          4.00    Garda World Security Corp., Term B Loan, 11/8/20       $         202,414
     792,577          4.00    Garda World Security Corp., Term B Loan, 11/1/20                 791,256
                                                                                     -----------------
                                                                                     $         993,670
                                                                                     -----------------
                              Total Commercial Services & Supplies                   $         993,670
------------------------------------------------------------------------------------------------------
                              TRANSPORTATION -- 0.1%
                              Airlines -- 0.1%
   1,641,451          3.25    Delta Air Lines, Inc., Term Loan, 4/20/17              $       1,641,040
------------------------------------------------------------------------------------------------------
                              Marine -- 0.0%+
     653,165          5.25    Navios Maritime Partners LP, Term Loan, 6/27/18        $         652,757
                                                                                     -----------------
                              Total Transportation                                   $       2,293,797
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 57

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              AUTOMOBILES & COMPONENTS -- 0.4%
                              Auto Parts & Equipment -- 0.2%
     532,336          3.50    Allison Transmission, Inc., Term B-3 Loan, 8/23/19     $       1,135,144
   1,131,432          4.00    Cooper Standard Intermediate Holdco 2 LLC,
                              Term Loan, 3/28/21                                             1,736,481
   1,736,842          4.25    Remy International, Inc., Term B Loan 2013, 3/5/20             1,717,140
   1,714,996          0.00    TI Group Automotive Systems LLC, 1st Lien Term
                              Loan B, 6/25/22 (f)                                              531,671
                                                                                     -----------------
                                                                                     $       5,120,436
------------------------------------------------------------------------------------------------------
                              Tires & Rubber -- 0.1%
   3,491,667          3.75    The Goodyear Tire & Rubber Co., Term Loan
                              (Second Lien), 3/27/19                                 $       3,502,578
------------------------------------------------------------------------------------------------------
                              Automobile Manufacturers -- 0.1%
   3,758,400          3.50    Chrysler Group LLC, Term Loan B, 5/24/17               $       3,758,723
                                                                                     -----------------
                              Total Automobiles & Components                         $      12,381,737
------------------------------------------------------------------------------------------------------
                              CONSUMER DURABLES & APPAREL -- 0.0%+
                              Apparel, Accessories & Luxury Goods -- 0.0%+
     498,750          3.25    Hanesbrands Inc., US, 1st Lien Term Loan, 4/15/22      $         502,179
     384,612          3.25    PVH Corp., Tranche B Term Loan, 12/19/19                         386,856
                                                                                     -----------------
                                                                                     $         889,035
                                                                                     -----------------
                              Total Consumer Durables & Apparel                      $         889,035
------------------------------------------------------------------------------------------------------
                              CONSUMER SERVICES -- 0.2%
                              Casinos & Gaming -- 0.2%
     688,943          3.75    Pinnacle Entertainment, Inc., Tranche B-2 Term
                              Loan, 8/13/20                                          $         689,619
   4,328,250          6.00    Scientific Games, Initial Term B-2, 10/1/21                    4,330,462
                                                                                     -----------------
                                                                                     $       5,020,081
------------------------------------------------------------------------------------------------------
                              Restaurants -- 0.0%+
     364,309          3.75    1011778 BC ULC, Term B-2 Loan, 12/12/21                $         364,537
                                                                                     -----------------
                              Total Consumer Services                                $       5,384,618
------------------------------------------------------------------------------------------------------
                              MEDIA -- 0.3%
                              Advertising -- 0.0%+
   1,059,566          6.75    Affinion Group, Inc., Tranche B Term Loan, 4/30/18     $       1,021,157
------------------------------------------------------------------------------------------------------
                              Broadcasting -- 0.1%
   2,253,902          4.00    Univision Communications, Inc., Replacement First-
                              Lien Term Loan, 3/1/20                                 $       2,242,319
------------------------------------------------------------------------------------------------------
                              Cable & Satellite -- 0.1%
   1,690,500          3.00    Charter Communications Operating LLC, Term F
                              Loan, 1/1/21                                           $       1,672,011
     147,202          4.50    WideOpenWest Finance LLC, Replacement Term B
                              Loan, 4/1/19                                                     147,276
                                                                                     -----------------
                                                                                     $       1,819,287
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

58 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Movies & Entertainment -- 0.1%
     318,163          3.75    Cinedigm Digital Funding 1 LLC, Term
                              Loan, 2/28/18                                          $         318,561
   1,400,063          3.50    Live Nation Entertainment, Inc., Term B-1
                              Loan, 8/17/20                                                  1,402,093
                                                                                     -----------------
                                                                                     $       1,720,654
------------------------------------------------------------------------------------------------------
                              Publishing -- 0.0%+
     743,042          4.75    Interactive Data Corp., Tranche B Term Loan (First
                              Lien), 4/24/21                                         $         746,138
                                                                                     -----------------
                              Total Media                                            $       7,549,555
------------------------------------------------------------------------------------------------------
                              RETAILING -- 0.1%
                              General Merchandise Stores -- 0.0%+
     666,667          3.50    Dollar Tree, Inc., 1st Lien Term Loan-B1 3/9/22        $         667,778
------------------------------------------------------------------------------------------------------
                              Specialty Stores -- 0.1%
   1,925,000          3.50    Staples, Inc., 1st Lien Term Loan B, 4/24/21           $       1,925,133
                                                                                     -----------------
                              Total Retailing                                        $       2,592,911
------------------------------------------------------------------------------------------------------
                              FOOD, BEVERAGE & TOBACCO -- 0.0%+
                              Agricultural Products -- 0.0%+
   1,239,313          3.25    Darling International, Inc., Term B USD
                              Loan, 12/19/20                                         $       1,246,672
------------------------------------------------------------------------------------------------------
                              Packaged Foods & Meats -- 0.0%+
      20,755          3.00    Pinnacle Foods Finance LLC, New Term Loan G,
                              4/29/20                                                $          20,692
                                                                                     -----------------
                              Total Food, Beverage & Tobacco                         $       1,267,364
------------------------------------------------------------------------------------------------------
                              HOUSEHOLD & PERSONAL PRODUCTS -- 0.1%
                              Personal Products -- 0.1%
   1,422,330          4.75    Federal-Mogul Corp., Tranche C Term, 4/15/21           $       1,408,462
     861,429          3.50    NBTY, Inc., Term B-2 Loan, 10/1/17                               857,121
     977,058          4.00    Revlon Consumer Products Corp., Acquisition
                              Term Loan, 8/19/19                                               978,737
                                                                                     -----------------
                                                                                     $       3,244,320
                                                                                     -----------------
                              Total Household & Personal Products                    $       3,244,320
------------------------------------------------------------------------------------------------------
                              HEALTH CARE EQUIPMENT & SERVICES -- 0.4%
                              Health Care Equipment -- 0.1%
   1,988,646          4.50    Kinetic Concepts, Inc., Term DTL-E1 loan, 5/4/18       $       1,998,899
------------------------------------------------------------------------------------------------------
                              Health Care Supplies -- 0.1%
   2,123,082          5.00    Immucor, Inc., Term B-2 Loan, 8/19/18                  $       2,133,698
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 59

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Health Care Services -- 0.0%+
     498,319          6.75    Ardent Medical Services, Inc., 1st Lien Term
                              Loan, 5/2/18                                           $         499,980
     251,141          3.50    DaVita HealthCare Partners, Inc., Tranche B Loan
                              (First Lien), 6/19/21                                            251,534
                                                                                     -----------------
                                                                                     $         751,514
------------------------------------------------------------------------------------------------------
                              Health Care Facilities -- 0.2%
     338,300          5.25    Capella Healthcare, Inc., Tranche B Term Loan
                              (First Lien), 12/31/21                                 $         339,146
     592,659          3.53    CHS, Incremental 2018 Term F Loans, 12/31/18                     592,870
   1,119,878          3.03    CHS, Incremental 2019 Term G Loan, 12/31/19                    1,121,278
   2,060,545          4.00    CHS, Incremental 2021 Term H Loan, 1/27/21                     2,065,839
     734,812          3.03    HCA, Inc., Tranche B-4 Term Loan, 5/1/18                         735,628
   1,762,225          2.94    HCA, Inc., Tranche B-5 Term Loan, 3/31/17                      1,763,437
                                                                                     -----------------
                                                                                     $       6,618,198
------------------------------------------------------------------------------------------------------
                              Health Care Technology -- 0.0%+
     451,525          3.50    IMS Health, Inc., Term B Dollar Loan, 3/17/21          $         449,197
                                                                                     -----------------
                              Total Health Care Equipment & Services                 $      11,951,506
------------------------------------------------------------------------------------------------------
                              PHARMACEUTICALS, BIOTECHNOLOGY & LIFE
                              SCIENCES -- 0.2%
                              Biotechnology -- 0.0%+
     746,164          3.50    Alkermes, Inc., 2019 Term Loan, 9/25/19                $         747,252
------------------------------------------------------------------------------------------------------
                              Pharmaceuticals -- 0.2%
   2,012,986          3.25    Endo Luxembourg Finance I Co., S.a.r.l., Tranche B
                              Term Loan (First Lien), 11/5/20                        $       2,017,390
     385,125          3.19    Grifols Worldwide Operations USA, Inc., U.S.
                              Tranche B Term Loam, 4/1/21                                      385,626
   1,648,573          3.50    RPI Finance Trust, Term B-4 Term Loan, 11/9/20                 1,651,870
     532,996          3.04    Valeant Pharmaceuticals International, Inc.,
                              Series C-2 Tranche B Term Loan, 12/11/19                         532,589
     997,500          4.00    Valeant Pharmaceuticals, Series F-1, 3/11/22                     998,180
                                                                                     -----------------
                                                                                     $       5,585,655
------------------------------------------------------------------------------------------------------
                              Life Sciences Tools & Services -- 0.0%+
   1,637,121          4.25    Catalent Pharma Solutions, Dollar Term
                              Loan, 5/20/21                                          $       1,642,237
                                                                                     -----------------
                              Total Pharmaceuticals, Biotechnology &
                              Life Sciences                                          $       7,975,144
------------------------------------------------------------------------------------------------------
                              DIVERSIFIED FINANCIALS -- 0.1%
                              Other Diversified Financial Services -- 0.0%+
     795,333          5.25    WorldPay, Facility B2A Term Loan, 8/6/17               $         800,801
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

60 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Specialized Finance -- 0.1%
   1,492,443          3.75    Trans Union LLC, 1st Lien Term Loan-B2 4/9/21          $       1,482,183
                                                                                     -----------------
                              Total Diversified Financials                           $       2,282,984
------------------------------------------------------------------------------------------------------
                              INSURANCE -- 0.2%
                              Insurance Brokers -- 0.2%
   1,161,227          4.50    National Financial Partners Corp., Tranche B
                              Term Loan (First Lien), 7/1/20                         $       1,162,679
   6,177,456          4.25    USI Insurance Services LLC, Term B Loan, 12/30/19              6,189,039
                                                                                     -----------------
                                                                                     $       7,351,718
                                                                                     -----------------
                              Total Insurance                                        $       7,351,718
------------------------------------------------------------------------------------------------------
                              SOFTWARE & SERVICES -- 0.1%
                              IT Consulting & Other Services -- 0.0%+
     953,650          3.93    SunGard Data Systems, Inc., Tranche C Term
                              Loan, 2/28/17                                          $         955,284
------------------------------------------------------------------------------------------------------
                              Application Software -- 0.0%+
     368,859          2.94    Nuance Communications, Inc., Term C Loan, 8/7/19       $         366,323
------------------------------------------------------------------------------------------------------
                              Systems Software -- 0.0%+
     606,950          5.75    AVG Technologies NV, Term Loan, 10/15/20               $         609,985
------------------------------------------------------------------------------------------------------
                              Home Entertainment Software -- 0.1%
   1,146,608          3.25    Activision Blizzard, Inc., Term Loan, 7/26/20          $       1,150,907
                                                                                     -----------------
                              Total Software & Services                              $       3,082,499
------------------------------------------------------------------------------------------------------
                              TECHNOLOGY HARDWARE & EQUIPMENT -- 0.0%+
                              Communications Equipment -- 0.0%+
     342,733          3.25    Commscope, Inc., Tranche 4 Term Loan, 1/14/18          $         343,074
                                                                                     -----------------
                              Total Technology Hardware & Equipment                  $         343,074
------------------------------------------------------------------------------------------------------
                              SEMICONDUCTORS & SEMICONDUCTOR
                              EQUIPMENT -- 0.1%
                              Semiconductor Equipment -- 0.1%
   1,166,202          2.53    Sensata Technologies, 1st Lien Term
                              Loan, 10/14/21                                         $       1,171,513
------------------------------------------------------------------------------------------------------
                              Semiconductors -- 0.0%+
     324,504          3.75    Avago Technologies, Ltd., Tranche B Term Loan
                              (First Lien), 4/16/21                                  $         325,426
     350,189          2.78    Microsemi Corp., Term Loan (First Lien), 3/14/21                 350,714
                                                                                     -----------------
                                                                                     $         676,140
                                                                                     -----------------
                              Total Semiconductors & Semiconductor Equipment         $       1,847,653
------------------------------------------------------------------------------------------------------
                              TELECOMMUNICATION SERVICES -- 0.2%
                              Integrated Telecommunication Services -- 0.1%
   1,920,788          4.00    Cincinnati Bell, Inc., Tranche B Term Loan, 9/10/20    $       1,921,187
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 61

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              Wireless Telecommunication Services -- 0.1%
   1,492,424          3.00    Crown Castle International Corp., Tranche B-2
                              Term Loan (First Lien), 1/31/21                        $       1,486,268
   1,211,963          4.75    GCI Holdings, Inc., Tranche B Term Loan (First
                              Lien), 12/22/21                                                1,219,537
     333,333          4.00    Syniverse Holdings, Inc., Initial Term Loan, 4/23/19             315,833
     666,667          4.00    Syniverse Holdings, Inc., Tranche B Term
                              Loan, 4/23/19                                                    631,667
                                                                                     -----------------
                                                                                     $       3,653,305
                                                                                     -----------------
                              Total Telecommunication Services                       $       5,574,492
------------------------------------------------------------------------------------------------------
                              UTILITIES -- 0.1%
                              Electric Utilities -- 0.0%+
   1,285,660          3.75    Texas Competitive Electric Holdings Co., LLC, DIP
                              Term Loan (2014), 5/5/16                               $       1,291,285
------------------------------------------------------------------------------------------------------
                              Independent Power Producers & Energy
                              Traders -- 0.1%
   1,018,588          4.00    Dynegy, Inc., Tranche B-2 Term Loan, 4/23/20           $       1,021,665
   1,315,739          2.75    NRG Energy, Inc., Term Loan (2013), 7/1/18                     1,306,941
     746,113          3.75    NSG Holdings LLC, New Term Loan, 12/11/19                        744,248
                                                                                     -----------------
                                                                                     $       3,072,854
                                                                                     -----------------
                              Total Utilities                                        $       4,364,139
------------------------------------------------------------------------------------------------------
                              TOTAL SENIOR FLOATING RATE LOAN INTERESTS
                              (Cost $94,414,419)                                     $      95,719,004
------------------------------------------------------------------------------------------------------
                              TEMPORARY CASH INVESTMENTS -- 0.5%
                              Repurchase Agreements -- 0.5%
   3,800,000                  $3,800,000 Bank of Nova Scotia, 0.14%, dated
                              6/30/15 plus accrued interest on 7/1/15
                              collateralized by the following:
                              $603,037 Freddie Mac Giant, 3.0%-4.0%,
                              8/1/27 - 1/1/45
                              $3,272,978 Federal National Mortgage
                              Association, 3.0%, 12/1/29                             $       3,800,000
  11,220,000                  $11,220,000 RBC Capital Markets, Inc., 0.10%,
                              dated 6/30/15 plus accrued interest on
                              7/1/15 collateralized by the following:
                              $4,368,411 Federal National Mortgage
                              Association, 3.0-5.5%, 2/1/26-1/1/45
                              $4,601,828 Federal Home Loan Mortgage Corp.,
                              2.157-2.68%, 5/1/42-11/1/42
                              $2,474,162 Federal National Mortgage
                              Association (ARM), 2.694-4.867%,
                              9/1/33-6/1/45                                                 11,220,000
                                                                                     -----------------
                                                                                     $      15,020,000
------------------------------------------------------------------------------------------------------
                              TOTAL TEMPORARY CASH INVESTMENTS
                              (Cost $15,020,000)                                     $      15,020,000
------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

62 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------
                Floating
Principal       Rate (b)
Amount ($)      (unaudited)                                                          Value
------------------------------------------------------------------------------------------------------
                              TOTAL INVESTMENT IN SECURITIES -- 96.6%
                              (Cost $3,043,245,224) (a)                              $   3,052,717,217
------------------------------------------------------------------------------------------------------
                              OTHER ASSETS & LIABILITIES -- 3.4%                     $     107,711,216
------------------------------------------------------------------------------------------------------
                              TOTAL NET ASSETS -- 100.0%                             $   3,160,428,433
======================================================================================================

REIT        Real Estate Investment Trust.

+           Rounds to less than 0.01%.

(PIK)       Represents a pay-in kind security.

(Perpetual) Security with no stated maturity date.

(Cat Bond)  Catastrophe or Event Linked Bond. At June 30, 2015, the value of these securities amounted to $49,730,705, or 1.6% of total net assets. See Notes to Financial Statements -- Note 1F.

REMICS      Real Estate Mortgage Investment Conduits.

ARM         Adjustable Rate Mortgage.

(Step) Bond issued with an initial coupon rate which converts to a higher rate at a later date.

(144A) Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At June 30, 2015, the value of these securities amounted to $825,022,179 or 26.1% of total net assets.

** Senior floating rate loan interests in which the Fund invests generally pay interest at rates that are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the lending rate offered by one or more major European banks, such as LIBOR (London InterBank Offered
            Rate), (ii) the prime rate offered by one or more major U.S. banks,
            (iii) the rate of a certificate of deposit or (iv) other base lending rates used by commercial lenders. The rate shown is the coupon rate at period end.

(a) At June 30, 2015, the net unrealized appreciation on investments based on cost for federal income tax purposes of $3,047,848,363 was as follows:

              Aggregate gross unrealized appreciation for all investments in which
                there is an excess of value over tax cost                            $  42,909,739

              Aggregate gross unrealized depreciation for all investments in which
                there is an excess of tax cost over value                              (38,040,885)
                                                                                     -------------
              Net unrealized appreciation                                            $   4,868,854
                                                                                     =============

(b) Debt obligation with a variable interest rate. Rate shown is rate at end of period.

(c) Security represents the interest only portion of payments on a pool of underlying mortgages or mortgage-backed securities.

(d) Security issued with a zero coupon. Income is earned through accretion of discount.

(e) Security is valued using fair value methods (other than prices supplied by independent pricing services or broker-dealers). See Notes to Financial Statements -- Note 1A.

(f)         Rate to be determined.

(g) Structured reinsurance investment. At June 30, 2015, the value of these securities amounted to $46,774,160 or 1.5% of total net assets. See Notes to Financial Statements -- Note 1F.

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 63

Purchases and sales of securities (excluding temporary cash investments) for the year ended June 30, 2015 were as follows:

            --------------------------------------------------------------------
                                                   Purchases       Sales
            --------------------------------------------------------------------
            Long-Term U.S. Government Securities   1,929,259,090   1,494,775,263
            Other Long-Term Securities             1,532,994,714     443,900,716

CENTRALLY CLEARED CREDIT DEFAULT SWAP AGREEMENTS -- SELL PROTECTION

------------------------------------------------------------------------------------------------------
Notional                        Obligation             Credit     Expiration  Premiums  Net Unrealized
Principal ($)(1)  Counterparty  Entity/Index   Coupon  Rating(2)  Date        Paid      Appreciation
------------------------------------------------------------------------------------------------------
25,000,000        Chicago       MARKIT CDX
                   Mercentile    North America
                   Exchange      Investment
                                 Grade Index   1.00%   BBB+       12/20/19    $316,361  $34,098
------------------------------------------------------------------------------------------------------

(1) The notional amount is the maximum amount that a seller of credit protection would be obligated to pay upon occurrence of a credit event.

(2) Based on Standard & Poor's rating of the issuer or weighted average of all the underlying securities of the index.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

     Level 1 -- quoted prices in active markets for identical securities.

     Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) See Notes to Financial Statements -- Note 1A.

     Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments) See Notes to Financial Statements -- Note 1A.

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services or broker-dealers) as Level 3. See Notes to Financial Statements -- Note 1A.

The accompanying notes are an integral part of these financial statements.

64 Pioneer Bond Fund | Annual Report | 6/30/15

The following is a summary of the inputs used as of June 30, 2015, in valuing the Fund's assets:

-------------------------------------------------------------------------------------------------------
                                         Level 1      Level 2            Level 3        Total
-------------------------------------------------------------------------------------------------------
Preferred Stocks
   Banks
        Regional Banks                   $ 2,541,166  $       2,884,876  $          --  $    5,426,042
   Diversified Financials
        Consumer Finance                          --          1,269,336             --       1,269,336
   Insurance
        Property & Casualty
           Insurance                       4,957,198          3,854,612             --       8,811,810
        Reinsurance                               --                 --         36,000          36,000
   All Other Preferred Stocks             22,959,209                 --             --      22,959,209
Convertible Preferred Stock                6,591,750                 --             --       6,591,750
Asset Backed Securities                           --        160,941,239             --     160,941,239
Collateralized Mortgage Obligations               --        556,767,695             --     556,767,695
Corporate Bonds
   Diversified Financials
        Other Diversified
           Financial Services                     --         24,979,167      1,099,140      26,078,307
   Insurance
        Reinsurance                               --                 --     44,178,160      44,178,160
   All Other Corporate Bonds                      --      1,170,435,204             --   1,170,435,204
U.S. Government Agency Obligations                --        852,844,981             --     852,844,981
Foreign Government Bond                           --          4,595,500             --       4,595,500
Municipal Bonds                                   --         81,042,980             --      81,042,980
Senior Floating Rate Loan Interests               --         95,719,004             --      95,719,004
Repurchase Agreements                             --         15,020,000             --      15,020,000
-------------------------------------------------------------------------------------------------------
Total                                    $37,049,323  $   2,970,354,594  $  45,313,300  $3,052,717,217
=======================================================================================================
Other Financial Instruments
Net unrealized appreciation on
   Futures Contracts                     $ 4,828,656  $              --  $          --  $    4,828,656
Net unrealized appreciation on
   Centrally Cleared Swap Contracts               --             34,098             --          34,098
-------------------------------------------------------------------------------------------------------
Total Other Financial
   Instruments                           $ 4,828,656  $          34,098  $          --  $    4,862,754
=======================================================================================================

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 65

Following is a reconciliation of assets using significant unobservable inputs (Level 3):

-------------------------------------------------------------------------------------------------------
                                                               Preferred     Corporate
                                                               Stocks        Bonds         Total
-------------------------------------------------------------------------------------------------------
Balance as of 6/30/14                                          $ 2,081,052   $ 4,383,603   $ 6,464,655
Realized gain (loss)(1)                                                 --           361           361
Change in unrealized appreciation (depreciation)(2)                     --     1,584,729     1,584,729
Net purchases                                                       36,000    40,914,524    40,950,524
Net sales                                                               --    (3,686,969)   (3,686,969)
Transfers in to Level 3*                                                --            --            --
Transfers out of Level 3*                                               --            --            --
Transfers in and out of Level 3 activity                        (2,081,052)    2,081,052            --
-------------------------------------------------------------------------------------------------------
Balance as of 6/30/15                                          $    36,000   $45,277,300   $45,313,300
=======================================================================================================

1 Realized gain (loss) on these securities is included in the net realized gain (loss) from investments in the Statement of Operations.

2 Unrealized appreciation (depreciation) on these securities is included in the change in unrealized appreciation (depreciation) on investments in the Statement of Operations.

*    Transfers are calculated on the beginning of period values.

     During the year ended June 30, 2015, there were no transfers between Levels 1, 2 and 3.

     Net change in unrealized appreciation (depreciation) of investments still
     held as of 6/30/15                                                                    $ 1,584,729
                                                                                           -----------

The following is a summary of the valuation of certain Fund's assets and liabilities as of June 30, 2015.

-------------------------------------------------------------------------------------------------------
                                           Level 1          Level 2       Level 3           Total
-------------------------------------------------------------------------------------------------------
Assets:
Futures collateral                         $          --    $5,608,450    $           --    $5,608,450
Centrally cleared swap collateral                     --       500,000                --       500,000
Credit default swaps,
   premiums paid                                      --       316,361                --       316,361
Variation margin for
   futures contracts                             133,025            --                --       133,025
Liabilities:
Variation margin for centrally
   cleared swap contracts                             --        21,705                --        21,705
-------------------------------------------------------------------------------------------------------
Total:                                     $     133,025    $6,446,516    $           --    $6,579,541
=======================================================================================================

The accompanying notes are an integral part of these financial statements.

66 Pioneer Bond Fund | Annual Report | 6/30/15

Statement of Assets and Liabilities | 6/30/15

ASSETS:
  Investment in securities (cost $3,043,245,224)                                        $3,052,717,217
  Cash                                                                                     122,141,983
  Futures Collateral                                                                         5,608,450
  Centrally cleared swap collateral                                                            500,000
  Receivables --
     Investment securities sold                                                              1,362,072
     Fund shares sold                                                                       32,597,934
     Dividends                                                                                 189,231
     Interest                                                                               19,317,034
     Due from Pioneer Investment Management, Inc.                                              298,645
     Variation margin for futures contracts                                                    133,025
  Credit default swaps, premiums paid                                                          316,361
  Variation margin for centrally cleared swap contracts                                         21,705
  Net unrealized appreciation on futures contracts                                           4,828,656
  Net unrealized appreciation on centrally cleared swap contracts                               34,098
  Other assets                                                                                  94,773
-------------------------------------------------------------------------------------------------------
                                                                                        $3,240,161,184
=======================================================================================================
LIABILITIES:
  Payables --
     Investment securities purchased                                                    $   70,709,403
     Fund shares repurchased                                                                 6,509,481
     Dividends                                                                               1,560,199
  Due to affiliates                                                                            674,217
  Accrued expenses                                                                             279,451
-------------------------------------------------------------------------------------------------------
                                                                                        $   79,732,751
=======================================================================================================
NET ASSETS:
  Paid-in capital                                                                       $3,146,745,747
  Distributions in excess of net investment income                                            (189,809)
  Accumulated net realized loss on investments, swap contracts
     and futures contracts                                                                    (462,252)
  Net unrealized appreciation on investments                                                 9,471,993
  Net unrealized appreciation on futures contracts                                           4,828,656
  Net unrealized appreciation on swap contracts                                                 34,098
-------------------------------------------------------------------------------------------------------
                                                                                        $3,160,428,433
=======================================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $1,044,659,065/107,894,688 shares)                                  $         9.68
  Class C (based on $114,222,374/11,929,960 shares)                                     $         9.57
  Class K (based on $179,134,738/18,507,861 shares)                                     $         9.68
  Class R (based on $116,815,429/11,957,070 shares)                                     $         9.77
  Class Y (based on $1,644,160,972/171,413,890 shares)                                  $         9.59
  Class Z (based on $61,435,855/6,337,200 shares)                                       $         9.69
MAXIMUM OFFERING PRICE:
  Class A ($9.68 / 95.5%)                                                               $        10.14
=======================================================================================================

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 67

Statement of Operations

For the Year Ended 6/30/15

INVESTMENT INCOME:
  Interest                                                               $  84,177,416
  Dividends                                                                  2,997,180
-------------------------------------------------------------------------------------------------------
         Total investment income                                                         $  87,174,596
=======================================================================================================
EXPENSES:
  Management fees                                                        $   9,885,812
  Transfer agent fees
     Class A                                                                   279,967
     Class B*                                                                   11,204
     Class C                                                                    35,526
     Class K                                                                     1,767
     Class R                                                                    10,209
     Class Y                                                                    50,721
     Class Z                                                                     4,893
  Distribution fees
     Class A                                                                 2,277,564
     Class B*                                                                   18,499
     Class C                                                                   959,478
     Class R                                                                   393,957
  Shareholder communications expense                                         3,406,026
  Administrative reimbursements                                                693,950
  Custodian fees                                                               153,745
  Registration fees                                                            258,150
  Professional fees                                                            134,571
  Printing expense                                                              56,349
  Fees and expenses of nonaffiliated Trustees                                   90,772
  Miscellaneous                                                                257,475
-------------------------------------------------------------------------------------------------------
         Total expenses                                                                  $  18,980,635
         Less fees waived and expenses reimbursed
            by Pioneer Investment Management, Inc.                                            (799,315)
-------------------------------------------------------------------------------------------------------
         Net expenses                                                                    $  18,181,320
-------------------------------------------------------------------------------------------------------
            Net investment income                                                        $  68,993,276
-------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
FUTURES CONTRACTS AND SWAP CONTRACTS:
  Net realized gain (loss) on:
     Investments                                                         $  32,158,762
     Futures contracts                                                      (9,267,380)
     Swap contracts                                                            504,374   $  23,395,756
-------------------------------------------------------------------------------------------------------
  Change in net unrealized appreciation (depreciation) on:
     Investments                                                         $ (69,946,701)
     Futures contracts                                                       3,870,594
     Swap contracts                                                            134,072   $ (65,942,035)
-------------------------------------------------------------------------------------------------------
  Net loss on investments, futures contracts and swap contracts                          $ (42,546,279)
-------------------------------------------------------------------------------------------------------
  Net increase in net assets resulting from operations                                   $  26,446,997
=======================================================================================================

*    Class B shares converted to Class A shares on November 10, 2014.

The accompanying notes are an integral part of these financial statements.

68 Pioneer Bond Fund | Annual Report | 6/30/15

Statements of Changes in Net Assets

-------------------------------------------------------------------------------------------------------
                                                                       Year Ended       Year Ended
                                                                       6/30/15          6/30/14
-------------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                                  $   68,993,276   $   55,183,804
Net realized gain on investments, futures
  contracts and swap contracts                                             23,395,756       14,043,931
Change in net unrealized appreciation (depreciation)
  on investments, futures contracts and swap contracts                    (65,942,035)      23,696,606
-------------------------------------------------------------------------------------------------------
      Net increase in net assets resulting from operations             $   26,446,997   $   92,924,341
-------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
      Class A ($0.29 and $0.38 per share, respectively)                $  (26,434,196)  $  (22,667,902)
      Class B ($0.07 and $0.27 per share, respectively)*                      (34,683)        (193,002)
      Class C ($0.21 and $0.29 per share, respectively)                    (2,016,609)      (2,298,637)
      Class K ($0.32 and $0.40 per share, respectively)                    (2,711,408)         (38,942)
      Class R ($0.26 and $0.34 per share, respectively)                    (2,060,446)      (1,255,219)
      Class Y ($0.31 and $0.39 per share, respectively)                   (39,612,426)     (32,906,308)
      Class Z ($0.31 and $0.40 per share, respectively)                    (1,526,702)        (162,131)
Net realized gains
      Class A ($0.04 and $0.00 per share, respectively)                    (3,819,881)              --
      Class C ($0.04 and $0.00 per share, respectively)                      (406,576)              --
      Class K ($0.04 and $0.00 per share, respectively)                       (45,156)              --
      Class R ($0.04 and $0.00 per share, respectively)                      (285,304)              --
      Class Y ($0.04 and $0.00 per share, respectively)                    (4,943,141)              --
      Class Z ($0.04 and $0.00 per share, respectively)                      (218,854)              --
-------------------------------------------------------------------------------------------------------
      Total distributions to shareowners                               $  (84,115,382)  $  (59,522,141)
-------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS
Net proceeds from sale or exchange of shares                           $2,251,662,439   $  666,056,558
Reinvestment of distributions                                              65,229,520       47,974,430
Cost of shares repurchased                                               (813,633,836)    (647,980,831)
-------------------------------------------------------------------------------------------------------
      Net increase in net assets resulting from
         Fund share transactions                                       $1,503,258,123   $   66,050,157
-------------------------------------------------------------------------------------------------------
      Net increase in net assets                                       $1,445,589,738   $   99,452,357
NET ASSETS:
Beginning of year                                                      $1,714,838,695   $1,615,386,338
-------------------------------------------------------------------------------------------------------
End of year                                                            $3,160,428,433   $1,714,838,695
=======================================================================================================
Distributions in excess of net investment income                       $     (189,809)  $   (1,372,548)
=======================================================================================================

*    Class B shares converted to Class A shares on November 10, 2014.

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 69

-------------------------------------------------------------------------------------------------------
                                           '15 Shares    '15 Amount        '14 Shares    '14 Amount
-------------------------------------------------------------------------------------------------------
Class A
Shares sold                                 73,397,739   $  722,362,397     33,575,403   $ 326,968,655
Reinvestment of distributions                2,437,923       23,964,170      2,135,282      20,747,926
Less shares repurchased                    (39,490,108)    (388,662,183)   (22,630,052)   (219,467,397)
-------------------------------------------------------------------------------------------------------
      Net increase                          36,345,554   $  357,664,384     13,080,633   $ 128,249,184
=======================================================================================================
Class B*
Shares exchanged                                12,531   $      122,811         17,772   $     171,327
Reinvestment of distributions                    2,761           27,063         16,903         162,846
Less shares repurchased                       (561,244)      (5,495,479)      (404,531)     (3,892,942)
-------------------------------------------------------------------------------------------------------
      Net decrease                            (545,952)  $   (5,345,605)      (369,856)  $  (3,558,769)
=======================================================================================================
Class C
Shares sold                                  6,453,693   $   62,788,125      1,238,186   $  11,902,291
Reinvestment of distributions                  159,439        1,549,668        176,433       1,692,531
Less shares repurchased                     (2,176,700)     (21,155,723)    (3,094,712)    (29,662,070)
-------------------------------------------------------------------------------------------------------
      Net increase (decrease)                4,436,432   $   43,182,070     (1,680,093)  $ (16,067,248)
=======================================================================================================
Class K
Shares sold                                 19,313,507   $  189,643,402        459,929   $   4,490,799
Reinvestment of distributions                  110,358        1,081,971          3,958          38,794
Less shares repurchased                     (1,361,429)     (13,348,774)       (19,469)       (191,302)
-------------------------------------------------------------------------------------------------------
      Net increase                          18,062,436   $  177,376,599        444,418   $   4,338,291
=======================================================================================================
Class R
Shares sold                                  8,339,063   $   82,666,234      2,689,792   $  26,402,096
Reinvestment of distributions                  217,675        2,158,016        119,608       1,172,422
Less shares repurchased                     (1,440,815)     (14,287,736)    (1,161,793)    (11,353,848)
-------------------------------------------------------------------------------------------------------
      Net increase                           7,115,923   $   70,536,514      1,647,607   $  16,220,670
=======================================================================================================
Class Y
Shares sold                                116,221,047   $1,131,771,954     30,497,633   $ 293,771,461
Reinvestment of distributions                3,565,174       34,708,672      2,494,174      24,002,560
Less shares repurchased                    (37,432,755)    (364,339,899)   (39,540,727)   (379,763,123)
-------------------------------------------------------------------------------------------------------
      Net increase (decrease)               82,353,466   $  802,140,727     (6,548,920)  $ (61,989,102)
=======================================================================================================
Class Z
Shares sold                                  6,317,443   $   62,307,516        241,257   $   2,349,929
Reinvestment of distributions                  176,815        1,739,960         16,156         157,351
Less shares repurchased                       (644,582)      (6,344,042)      (377,159)     (3,650,149)
-------------------------------------------------------------------------------------------------------
      Net increase (decrease)                5,849,676   $   57,703,434       (119,746)  $  (1,142,869)
=======================================================================================================

*    Class B shares converted to Class A shares on November 10, 2014.

The accompanying notes are an integral part of these financial statements.

70 Pioneer Bond Fund | Annual Report | 6/30/15

Financial Highlights

---------------------------------------------------------------------------------------------------------------------
                                                             Year         Year       Year       Year       Year
                                                             Ended        Ended      Ended      Ended      Ended
                                                             6/30/15      6/30/14    6/30/13    6/30/12    6/30/11
---------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                         $     9.88   $   9.67   $   9.73   $   9.66   $   9.44
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $     0.27   $   0.35   $   0.38   $   0.42   $   0.45
   Net realized and unrealized gain (loss) on investments         (0.14)      0.24      (0.07)      0.13       0.21
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $     0.13   $   0.59   $   0.31   $   0.55   $   0.66
---------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $    (0.29)  $  (0.38)  $  (0.37)  $  (0.43)  $  (0.44)
   Net realized gain                                              (0.04)        --         --      (0.05)        --
---------------------------------------------------------------------------------------------------------------------
Total distributions                                          $    (0.33)  $  (0.38)  $  (0.37)  $  (0.48)  $  (0.44)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $    (0.20)  $   0.21   $  (0.06)  $   0.07   $   0.22
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $     9.68   $   9.88   $   9.67   $   9.73   $   9.66
=====================================================================================================================
Total return*                                                      1.32%      6.19%      3.21%      5.91%      7.08%
Ratio of net expenses to average net assets                        0.85%      0.85%      0.85%      0.85%      0.85%
Ratio of net investment income (loss) to average net assets        2.68%      3.52%      3.77%      4.35%      4.63%
Portfolio turnover rate                                              81%        41%        28%        21%        36%
Net assets, end of period (in thousands)                     $1,044,659   $706,962   $565,569   $453,772   $500,905
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses to average net assets                            0.93%      1.00%      1.01%      1.03%      1.06%
   Net investment income (loss) to average net assets              2.60%      3.37%      3.61%      4.17%      4.42%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 71

---------------------------------------------------------------------------------------------------------------------
                                                                   Year       Year      Year      Year      Year
                                                                   Ended      Ended     Ended     Ended     Ended
                                                                   6/30/15    6/30/14   6/30/13   6/30/12   6/30/11
---------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                               $   9.77   $  9.57   $  9.63   $  9.55   $  9.34
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                                    $   0.19   $  0.26   $  0.29   $  0.33   $  0.36
   Net realized and unrealized gain (loss) on investments             (0.14)     0.23     (0.06)     0.15      0.20
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations                 $   0.05   $  0.49   $  0.23   $  0.48   $  0.56
---------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                           $  (0.21)  $ (0.29)  $ (0.29)  $ (0.35)  $ (0.35)
   Net realized gain                                                  (0.04)       --        --     (0.05)       --
---------------------------------------------------------------------------------------------------------------------
Total distributions                                                $  (0.25)  $ (0.29)  $ (0.29)  $ (0.40)  $ (0.35)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                         $  (0.20)  $  0.20   $ (0.06)  $  0.08   $  0.21
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                     $   9.57   $  9.77   $  9.57   $  9.63   $  9.55
=====================================================================================================================
Total return*                                                          0.49%     5.20%     2.33%     5.12%     6.06%
Ratio of net expenses to average net assets                            1.63%     1.73%     1.72%     1.73%     1.73%
Ratio of net investment income (loss) to average net assets            1.89%     2.69%     2.93%     3.47%     3.75%
Portfolio turnover rate                                                  81%       41%       28%       21%       36%
Net assets, end of period (in thousands)                           $114,222   $73,224   $87,763   $93,737   $82,915
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses to average net assets                                1.63%     1.73%     1.72%     1.73%     1.73%
   Net investment income (loss) to average net assets                  1.89%     2.69%     2.93%     3.47%     3.75%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

The accompanying notes are an integral part of these financial statements.

72 Pioneer Bond Fund | Annual Report | 6/30/15

---------------------------------------------------------------------------------------------------------------------
                                                                                                         12/20/12
                                                                                Year Ended   Year Ended  to
                                                                                6/30/15      6/30/14     6/30/13
---------------------------------------------------------------------------------------------------------------------
Class K
Net asset value, beginning of period                                            $   9.87     $  9.67     $  9.94
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
  Net investment income (loss)                                                  $   0.30     $  0.40     $  0.20
  Net realized and unrealized gain (loss)
     on investments                                                                (0.13)       0.20       (0.26)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment
  operations                                                                    $   0.17     $  0.60     $ (0.06)
---------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
  Net investment income                                                         $  (0.32)    $ (0.40)    $ (0.21)
  Net realized gain                                                                (0.04)         --          --
---------------------------------------------------------------------------------------------------------------------
Total distributions                                                             $  (0.36)    $ (0.40)    $ (0.21)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                                      $  (0.19)    $  0.20     $ (0.27)
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                  $   9.68     $  9.87     $  9.67
=====================================================================================================================
Total return*                                                                       1.80%       6.37%      (0.61)%(a)
Ratio of net expenses to average net assets                                         0.47%       0.56%       0.57%**
Ratio of net investment income (loss) to
  average net assets                                                                3.03%       3.59%       3.86%**
Portfolio turnover rate                                                               81%         41%         28%
Net assets, end of period (in thousands)                                        $179,135     $ 4,398     $    10
Ratios with no waiver of fees and assumption
  of expenses by the Adviser and no reduction
  for fees paid indirectly:
  Total expenses                                                                    0.47%       0.56%       0.57%**
  Net investment income (loss)                                                      3.03%       3.59%       3.86%**
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period.

**   Annualized.

(a)  Not Annualized.

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 73

---------------------------------------------------------------------------------------------------------------------
                                                                   Year       Year      Year      Year      Year
                                                                   Ended      Ended     Ended     Ended     Ended
                                                                   6/30/15    6/30/14   6/30/13   6/30/12   6/30/11
---------------------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                               $   9.97   $  9.76   $  9.82   $  9.74   $  9.52
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                                    $   0.25   $  0.32   $  0.34   $  0.39   $  0.41
   Net realized and unrealized gain (loss) on investments             (0.15)     0.23     (0.06)     0.14      0.22
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations                 $   0.10   $  0.55   $  0.28   $  0.53   $  0.63
---------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                           $  (0.26)  $ (0.34)  $ (0.34)  $ (0.40)  $ (0.41)
   Net realized gain                                                  (0.04)       --        --     (0.05)       --
---------------------------------------------------------------------------------------------------------------------
Total distributions                                                $  (0.30)  $ (0.34)  $ (0.34)  $ (0.45)  $ (0.41)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                         $  (0.20)  $  0.21   $ (0.06)  $  0.08   $  0.22
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                     $   9.77   $  9.97   $  9.76   $  9.82   $  9.74
=====================================================================================================================
Total return*                                                          1.06%     5.75%     2.80%     5.58%     6.67%
Ratio of net expenses to average net assets                            1.10%     1.25%     1.25%     1.25%     1.24%
Ratio of net investment income (loss) to average net assets            2.43%     3.12%     3.36%     3.94%     4.25%
Portfolio turnover rate                                                  81%       41%       28%       21%       36%
Net assets, end of period (in thousands)                           $116,815   $48,264   $31,169   $23,892   $20,508
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses to average net assets                                1.21%     1.32%     1.35%     1.35%     1.24%
   Net investment income (loss) to average net assets                  2.32%     3.05%     3.26%     3.84%     4.25%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period.

The accompanying notes are an integral part of these financial statements.

74 Pioneer Bond Fund | Annual Report | 6/30/15

---------------------------------------------------------------------------------------------------------------------
                                                             Year         Year       Year       Year       Year
                                                             Ended        Ended      Ended      Ended      Ended
                                                             6/30/15      6/30/14    6/30/13    6/30/12    6/30/11
---------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                         $     9.79   $   9.58   $   9.65   $   9.57   $   9.36
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $     0.30   $   0.36   $   0.39   $   0.44   $   0.47
   Net realized and unrealized gain (loss) on investments         (0.15)      0.24      (0.07)      0.14       0.20
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $     0.15   $   0.60   $   0.32   $   0.58   $   0.67
---------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $    (0.31)  $  (0.39)  $  (0.39)  $  (0.45)  $  (0.46)
   Net realized gain                                              (0.04)        --         --      (0.05)        --
---------------------------------------------------------------------------------------------------------------------
Total distributions                                          $    (0.35)  $  (0.39)  $  (0.39)  $  (0.50)  $  (0.46)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $    (0.20)  $   0.21   $  (0.07)  $   0.08   $   0.21
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $     9.59   $   9.79   $   9.58   $   9.65   $   9.57
=====================================================================================================================
Total return*                                                      1.59%      6.41%      3.34%      6.27%      7.25%
Ratio of net expenses to average net assets                        0.58%      0.66%      0.66%      0.65%      0.61%
Ratio of net investment income (loss) to average net assets        2.95%      3.72%      3.97%      4.55%      4.88%
Portfolio turnover rate                                              81%        41%        28%        21%        36%
Net assets, end of period (in thousands)                     $1,644,161   $871,801   $916,182   $847,072   $717,433
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses to average net assets                            0.58%      0.66%      0.66%      0.65%      0.61%
   Net investment income (loss) to average net assets              2.95%      3.72%      3.97%      4.55%      4.88%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period.

The accompanying notes are an integral part of these financial statements.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 75

---------------------------------------------------------------------------------------------------------------------
                                                                    Year      Year      Year      Year      Year
                                                                    Ended     Ended     Ended     Ended     Ended
                                                                    6/30/15   6/30/14   6/30/13   6/30/12   6/30/11
---------------------------------------------------------------------------------------------------------------------
Class Z
Net asset value, beginning of period                                $  9.90   $  9.70   $  9.76   $  9.68   $  9.46
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                                     $  0.28   $  0.38   $  0.40   $  0.45   $  0.47
   Net realized and unrealized gain (loss) on investments             (0.14)     0.22     (0.06)     0.14      0.21
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations                  $  0.14   $  0.60   $  0.34   $  0.59   $  0.68
---------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                            $ (0.31)  $ (0.40)  $ (0.40)  $ (0.46)  $ (0.46)
   Net realized gain                                                  (0.04)       --        --     (0.05)       --
---------------------------------------------------------------------------------------------------------------------
Total distributions                                                 $ (0.35)  $ (0.40)  $ (0.40)  $ (0.51)  $ (0.46)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                          $ (0.21)  $  0.20   $ (0.06)  $  0.08   $  0.22
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                      $  9.69   $  9.90   $  9.70   $  9.76   $  9.68
=====================================================================================================================
Total return*                                                          1.47%     6.29%     3.41%     6.23%     7.30%
Ratio of net expenses to average net assets                            0.65%     0.65%     0.65%     0.65%     0.65%
Ratio of net investment income (loss) to average net assets            2.89%     3.70%     3.95%     4.50%     4.82%
Portfolio turnover rate                                                  81%       41%       28%       21%       36%
Net assets, end of period (in thousands)                            $61,436   $ 4,828   $ 5,889   $ 2,196   $   787
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                      0.65%     0.82%     0.87%     0.83%     0.72%
   Net investment income (loss)                                        2.89%     3.53%     3.73%     4.32%     4.75%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period.

The accompanying notes are an integral part of these financial statements.

76 Pioneer Bond Fund | Annual Report | 6/30/15

Notes to Financial Statements | 6/30/15

1. Organization and Significant Accounting Policies

Pioneer Bond Fund (the Fund) is a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek current income consistent with preservation of capital.

The Fund offers six classes of shares designated as Class A, Class C, Class K, Class R, Class Y and Class Z shares. Class K shares commenced operations on December 20, 2012. The Fund ceased to offer Class B shares on November 10, 2014. Class B shares were converted to Class A shares as of the close of business on November 10, 2014. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per-share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per-share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class K, Class Y or Class Z shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

                                  Pioneer Bond Fund | Annual Report | 6/30/15 77

A.   Security Valuation

     Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
     (NYSE) is open, as of the close of regular trading on the NYSE. Fixed income securities are valued at prices supplied by independent pricing services, which consider such factors as market prices, market events, quotations from one or more brokers, Treasury spreads, yields, maturities and ratings. Valuations may be supplemented by dealers and other sources, as required. Senior floating rate loan interests (senior loans) are valued in accordance with guidelines established by the Board of Trustees at the mean between the last available bid and asked prices from one or more brokers or dealers as obtained from Loan Pricing Corporation, an independent pricing service. If price information is not available from Loan Pricing Corporation, or if the price information is deemed to be unreliable, price information will be obtained from an alternative loan interest pricing service. If no reliable price quotes are available from either the primary or alternative pricing service, broker quotes will be solicited. Event-linked bonds are valued at the bid price obtained from an independent third party pricing service. Other insurance-linked securities may be valued at the bid price obtained from an independent pricing service, or through a third party using a pricing matrix, insurance industry valuation models, or other fair value methods or techniques to provide an estimated value of the instrument. Credit default swaps are valued by an independent pricing service based upon valuation models incorporating default probabilities, estimated recovery rates, actual reported transactions, and other available market data. Equity securities that have traded on an exchange are valued at the last sale price on the principal exchange where they are traded. Equity securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued using the mean between the last bid and asked prices. Shares of money market mutual funds are valued at such funds' net asset value. Cash may include overnight time deposits at approved financial institutions.

     Securities for which independent pricing services are unable to supply prices or for which market prices and/or quotations are not readily available or are considered to be unreliable are valued by a fair valuation team comprised of certain personnel of Pioneer Investment Management, Inc.
     (PIM), the Fund's investment adviser, pursuant to procedures adopted by the Fund's Board of Trustees. PIM's fair valuation team uses fair value methods approved by the Valuation Committee of the Board of Trustees. PIM's fair valuation team is responsible for monitoring developments that may impact fair valued securities and for discussing and assessing fair values on an ongoing basis, and at least quarterly, with the Valuation Committee of the Board of Trustees.

79 Pioneer Bond Fund | Annual Report | 6/30/15

     Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ significantly from exchange prices and such differences could be material.

     At June 30, 2015, one security was valued using fair value methods (in addition to securities valued using prices supplied by independent pricing services, broker-dealers or using a third party insurance industry pricing model) amounting to 0.03% of net assets.

B.   Investment Income and Transactions

     Principal amounts of mortgage-backed securities, asset-backed securities and corporate bonds are adjusted for monthly paydowns. Premiums and discounts related to certain mortgage-backed securities are amortized or accreted in proportion to the monthly paydowns. All discounts/premiums on purchase prices of debt securities are accreted/amortized for financial reporting purposes over the life of the respective securities, and such accretion/amortization is included in interest income.

     Dividend income is recorded on the ex-dividend date, except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income, including interest on income bearing cash accounts, is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

     Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

C.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal income taxes is required. As of June 30, 2015, the Fund did not accrue any interest or penalties with respect to uncertain tax positions, which, if applicable, would be recorded as

                                  Pioneer Bond Fund | Annual Report | 6/30/15 79
     an income tax expense in the Statement of Operations. Tax returns filed within the prior three years remain subject to examination by Federal and State tax authorities.

     Distributions in excess of net investment income or net realized gains are temporary overdistributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences. At June 30, 2015, the Fund reclassified $6,585,933 to decrease distributions in excess of net investment income and $6,585,933 to decrease accumulated net realized loss on investments, swap contracts and futures contracts to reflect permanent book/tax differences. These adjustments have no impact on net assets or the results of operations.

     At June 30, 2015, a capital loss carryforward of $4,795,956 was utilized to offset gains incurred by the Fund.

     The tax character of distributions paid during the years ended June 30, 2015 and June 30, 2014 were as follows:

     ---------------------------------------------------------------------------
                                                     2015                   2014
     ---------------------------------------------------------------------------
     Distributions paid from:
     Ordinary income                          $74,396,470            $59,522,141
     Long-term capital gain                     9,718,912                     --
     ---------------------------------------------------------------------------
          Total                               $84,115,382            $59,522,141
     ===========================================================================

     The following shows the components of distributable earnings on a federal income tax basis at June 30, 2015:

     ---------------------------------------------------------------------------
                                                                            2015
     ---------------------------------------------------------------------------
     Distributable earnings:
     Undistributed ordinary income                                   $ 3,028,838
     Undistributed long-term capital gain                              7,303,607
     Dividends payable                                                (1,560,199)
     Net unrealized appreciation                                       4,910,440
     ---------------------------------------------------------------------------
          Total                                                      $13,682,686
     ===========================================================================

     The difference between book-basis and tax-basis net unrealized appreciation is attributable to the tax deferral of losses on wash sales, adjustments relating to catastrophe bonds, the tax treatment of premium and amortization, the mark-to-market of futures contracts and credit default swaps.

80 Pioneer Bond Fund | Annual Report | 6/30/15

D.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $71,839 in underwriting commissions on the sale of Class A shares during the year ended June 30, 2015.

E.   Class Allocations

     Income, common expenses, and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day.

     Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class C, and Class R shares of the Fund, respectively (see Note 4). Class K, Class Y and Class Z shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

     The Fund declares as daily dividends substantially all of its net investment income. All dividends are paid on a monthly basis. Short-term capital gain distributions, if any, may be declared with the daily dividends. Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class C, Class K, Class R, Class Y and Class Z shares can reflect different transfer agent and distribution expense rates.

F.   Risks

     At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

     The Fund invests in event-linked bonds. Event-linked bonds are floating rate debt obligations for which the return of principal and the payment of interest are contingent on the non-occurrence of a pre-defined "trigger" event, such as a hurricane or an earthquake of a specific magnitude. The trigger event's magnitude may be based on losses to a company or industry, industry indexes or readings of scientific instruments, or may be based on specified actual losses. If a trigger event, as defined within the terms of an event-linked bond occurs, the Fund may lose a portion or all of its accrued interest and/or

                                  Pioneer Bond Fund | Annual Report | 6/30/15 81
     principal invested in such event-linked bond. The Fund is entitled to receive principal and interest payments so long as no trigger event occurs of the description and magnitude specified by the instrument. In addition to the specified trigger events, event-linked bonds may expose the Fund to other risks, including but not limited to issuer (credit) default, adverse regulatory or jurisdictional interpretations and adverse tax consequences.

     In addition to event-linked bonds, the Fund also may invest in other insurance-linked securities ("ILS"). The Fund's investments in ILS may include special purpose vehicles ("SPVs") or similar instruments structured to comprise a portion of a reinsurer's catastrophe-oriented business, known as quota share instruments (sometimes referred to as reinsurance sidecars), or to provide reinsurance relating to specific risks to insurance or reinsurance companies through a collateralized instrument, known as collateralized reinsurance. Structured reinsurance investments also may include industry loss warranties ("ILWs"), are subject to the same risks as event-linked bonds. In addition, because quota share instruments represent an interest in a basket of underlying reinsurance contracts, the Fund has limited transparency into the individual underlying contracts and therefore must rely upon the risk assessment and sound underwriting practices of the issuer. Accordingly, it may be more difficult for PIM to fully evaluate the underlying risk profile of the Fund's investment in quota share instruments and therefore place the Fund's assets at greater risk of loss than if PIM had more complete information. These securities may be difficult to purchase, sell or unwind and may be difficult to value.

G.   Futures Contracts

     The Fund may enter into futures transactions in order to attempt to hedge against changes in interest rates, securities prices and currency exchange rates or to seek to increase total return. Futures contracts are types of derivatives. All futures contracts entered into by the Fund are traded on a futures exchange. Upon entering into a futures contract, the Fund is required to deposit with a broker an amount of cash or securities equal to the minimum "initial margin" requirements of the associated futures exchange. The amount of cash deposited with the broker as collateral at June 30, 2015 was $5,608,450. Subsequent payments for futures contracts ("variation margin") are paid or received by the Fund, depending on the daily fluctuation in the value of the contracts, and are recorded by the Fund as unrealized appreciation or depreciation. When the contract is closed, the Fund realizes a gain or loss equal to the difference between the opening and closing value of the contract as well as any fluctuation in foreign currency exchange rates where applicable. The use of futures contracts are subject to market risk, interest rate risk and currency exchange rate risk. Changes in value of the

82 Pioneer Bond Fund | Annual Report | 6/30/15 contracts may not directly correlate to the changes in value of the underlying securities. The average value of contracts open during the year ended June 30, 2015 was $426,354,761.

     At June 30, 2015, open futures contracts were as follows:

--------------------------------------------------------------------------------
                        Number of                                 Unrealized
                        Contracts    Settlement                   Appreciation
Type                    Long/(Short) Month       Value            (Depreciation)
--------------------------------------------------------------------------------
U.S. Long Bond (CBT)      (575)      9/15        $  (86,735,156)  $1,889,531
U.S. Ultra Bond (CBT)      492       9/15            75,798,750     (104,043)
U.S. 10 Year Note (CBT) (3,573)      9/15          (450,812,109)   3,145,000
U.S. 2 Year Note (CBT)    (331)      9/15           (72,468,313)     (98,096)
U.S. 5 Year Note (CBT)     (17)      9/15            (2,027,383)      (3,736)
--------------------------------------------------------------------------------
                                                 $ (536,244,211)  $4,828,656
--------------------------------------------------------------------------------

H.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or a subcustodian of the Fund. PIM is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

I.   Credit Default Swap Agreements

     A credit default swap is a contract between a buyer of protection and a seller of protection against a pre-defined credit event. The Fund may buy or sell credit default swap contracts to seek to increase the Fund's income, or to attempt to hedge the risk of default on portfolio securities. A credit default swap index is used to hedge risk or take a position on a basket of credit entities or indices. As a seller of protection, the Fund would be required to pay the notional (or other agreed-upon) value of the referenced debt obligation to the counterparty in the event of a default by a U.S. or foreign corporate issuer of a debt obligation, which would likely result in a loss to the Fund. In return, the Fund would receive from the counterparty a periodic stream of payments during the term of the contract provided that no event of default occurred. The maximum exposure of loss to the seller would be the notional value of the credit default swaps outstanding. If no default occurs, the Fund would keep the stream of payments and would have no payment obligation. The Fund may also buy credit default swap contracts in order to hedge against the risk of default of debt securities, in which case the Fund would function as the counterparty referenced above.

     When the Fund enters into a credit default swap contract, the protection buyer makes an upfront or periodic payment to the protection seller in exchange for the right to receive a contingent payment. An upfront payment

                                  Pioneer Bond Fund | Annual Report | 6/30/15 83
     made by the Fund, as the protection buyer, is recorded as an asset in the Statement of Assets and Liabilities. Periodic payments received or paid by the Fund are recorded as realized gains or losses in the Statement of Operations.

     Credit default swap contracts are marked-to-market daily using valuations supplied by independent sources and the change in value, if any, is recorded as unrealized appreciation or depreciation in the Statement of Assets and Liabilities. Payments received or made as a result of a credit event or upon termination of the contract are recognized, net of the appropriate amount of the upfront payment, as realized gains or losses in the Statement of Operations.

     Credit default swap contracts involving the sale of protection may involve greater risks than if the Fund had invested in the referenced debt instrument directly. Credit default swap contracts are subject to general market risk, liquidity risk, counterparty risk and credit risk. If the Fund is a protection buyer and no credit event occurs, it will lose its investment. If the Fund is a protection seller and a credit event occurs, the value of the referenced debt instrument received by the Fund, together with the periodic payments received, may be less than the amount the Fund pays to the protection buyer, resulting in a loss to the Fund.

     Certain swap contracts that are cleared through a central clearinghouse are referred to as centrally cleared swaps. All payments made or received by the Fund are pursuant to a centrally cleared swap contract with the central clearing party rather than the original counterparty. Upon entering into a centrally cleared swap contract, the Fund is required to make an initial margin deposit, either in cash or in securities. The daily change in value on open centrally cleared contracts is recorded as variation margin on centrally cleared swaps on the Statement of Assets and Liabilities.

     Open credit default swap contracts at June 30, 2015 are listed in the Schedule of Investments. The average value of swap contracts open during the year ended June 30, 2015 was $407,297.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.40% of the Fund's average daily net assets. Prior to July 1, 2014, the annual fee paid by the fund was 0.50% of the fund's average daily net assets up to $1 billion, 0.45% of the fund's average daily net assets between $1 billion and $2 billion, and 0.40% of the fund's average daily net assets over $2 billion. For the year ended June 30, 2015, the effective management fee (excluding waivers and/or assumption of expenses) was equal to 0.40% of the Fund's average daily net assets.

84 Pioneer Bond Fund | Annual Report | 6/30/15

PIM has contractually agreed to limit ordinary operating expenses to the extent required to reduce Fund expenses to 0.85%, 1.90%, 1.10%, 0.58% and 0.65% of the average daily net assets attributable to Class A, Class C, Class R, Class Y and Class Z shares, respectively. Fees waived and expenses reimbursed during the year ended June 30, 2015 are reflected on the Statement of Operations. These expense limitations are in effect through November 1, 2016 for Class A, Class R, Class Y and Class Z shares and November 1, 2015 for Class C shares. There can be no assurance that PIM will extend the expense limitation agreement for a class of shares beyond the dates referred to above.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting, and insurance premiums, are paid by the Fund as administrative reimbursements. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $145,099 in management fees, administrative costs and certain other reimbursements payable to PIM at June 30, 2015.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended June 30, 2015, such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
Shareholder Communications:
--------------------------------------------------------------------------------
Class A                                                               $1,652,247
Class B                                                                    3,967
Class C                                                                  122,320
Class K                                                                      596
Class R                                                                  181,101
Class Y                                                                1,361,096
Class Z                                                                   84,699
--------------------------------------------------------------------------------
    Total                                                             $3,406,026
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $481,586 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at June 30, 2015.

4. Distribution and Service Plans

The Fund has adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class C and Class R shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net

                                  Pioneer Bond Fund | Annual Report | 6/30/15 85
assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class C shares. The fee for Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class C shares. Pursuant to the Plan, the Fund further pays PFD 0.50% of the average daily net assets attributable to Class R shares for distribution services. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $47,532 in distribution fees payable to PFD at June 30, 2015.

The Fund also has adopted a separate service plan for Class R shares (Service
Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of each class of shares (except Class K, Class R, Class Y and Class Z shares) may be subject to a contingent deferred sales charge
(CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Redemptions of Class C shares within 12 months of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class R, Class Y or Class Z shares. Proceeds from the CDSC are paid to PFD. For the year ended June 30, 2015, CDSC in the amount of $17,558 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS which may result in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended June 30, 2015, the Fund's expenses were not reduced under such arrangements.

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), participates in a committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of the amount available under the facility or the limits set for borrowing by the Fund's prospectus and the 1940 Act. The credit facility in effect until June 9, 2015 was in the amount of $215 million. As of June 9, 2015, the facility is in the amount of $240 million. Under such facility, depending on the type of loan, interest on borrowings is payable at the London

86 Pioneer Bond Fund | Annual Report | 6/30/15

Interbank Offered Rate (LIBOR) plus 0.85% (0.90% prior to February 12, 2014) on an annualized basis, or the Alternate Base Rate, which is the greater of (a) the facility's administrative agent's daily announced prime rate on the borrowing date, (b) 2% plus the Federal Funds Rate on the borrowing date and (c) 2% plus the overnight Eurodollar rate on the borrowing date. The Funds pay an annual commitment fee to participate in a credit facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the year ended June 30, 2015, the Fund had no borrowings under a credit facility.

7. Additional Disclosures about Derivative Instruments and Hedging Activities:

Values of derivative instruments as of June 30, 2015, were as follows:

-------------------------------------------------------------------------------------------
Derivatives Not
Accounted for as           Asset Derivatives 2015             Liabilities Derivatives 2015
Hedging Instruments        ------------------------------    ------------------------------
Under Accounting           Statement of Assets                Statement of Assets
Standards Codification     and Liabilities                    and Liabilities
(ASC) 815                  Location           Value           Location               Value
-------------------------------------------------------------------------------------------
Futures contracts          Net unrealized                     Net unrealized
                           appreciation on                    depreciation on
                           futures contracts  $4,828,656      futures contracts      $  --
Swap Contracts             Net unrealized                     Net unrealized
                           appreciation on                    depreciation on
                           swap contracts     $   34,098      swap contracts         $  --
-------------------------------------------------------------------------------------------
 Total                                        $4,862,754                             $  --
===========================================================================================

The effect of derivative instruments on the Statement of Operations for the year ended June 30, 2015 was as follows:

-------------------------------------------------------------------------------------------
                                                              Change in
Derivatives Not                                               Realized      Unrealized
Accounted for as                                              Gain or       Appreciation or
Hedging Instruments                                           Loss on       (Depreciation)
Under Accounting         Location of Gain or (Loss)           Derivatives   on Derivatives
Standards Codification   on Derivatives Recognized            Recognized    Recognized
(ASC) 815                in Income                            in Income     in Income
-------------------------------------------------------------------------------------------
Futures contracts        Net realized gain (loss) on
                         futures contracts                    $(9,267,380)
Futures contracts        Change in unrealized appreciation
                         (depreciation) on futures contracts                $3,870,594
Swap Contracts           Net realized gain (loss) on
                         swap contracts                       $   504,374
Swap Contracts           Change in unrealized appreciation
                         (depreciation) on swap contracts                   $ 134,072

                                  Pioneer Bond Fund | Annual Report | 6/30/15 87

8. Bridge Loan Commitments

As of June 30, 2015, the Portfolio had one bridge loan commitment of $3,685,000, which could be extended at the option of the borrower, pursuant to the following loan agreement:

-------------------------------------------------------------------------------------------
                                                                               Unrealized
Loan                              Principal       Cost           Value         Appreciation
-------------------------------------------------------------------------------------------
Charter Communications
 Operating Co., Bridge Loan       3,685,000       $3,685,000     $3,685,000    $--
-------------------------------------------------------------------------------------------
 Total                                                                         $--
===========================================================================================

9. Conversion of Class Z Shares

As of the close of business on August 7, 2015 (the "Conversion Date"), all outstanding Class Z shares of the Fund were converted to Class Y shares.

Additional Information

PIM, the Fund's investment adviser, is currently an indirect, wholly-owned subsidiary of UniCredit. On April 23, 2015, UniCredit announced that it signed a preliminary and exclusive agreement with Banco Santander and affiliates of Warburg Pincus and General Atlantic (the "Private Equity Firms") with respect to Pioneer Investments ("Pioneer") and Santander Asset Management ("SAM") (the "Transaction").

The Transaction, as described in the UniCredit announcement, will entail the establishment of a holding company, with the name Pioneer Investments, to be owned by UniCredit (50%) and the Private Equity Firms (50% between them). The holding company will control Pioneer's U.S. operations, including the Adviser. The holding company also will own 66.7% of Pioneer's and SAM's combined operations outside the U.S., while Banco Santander will own directly the remaining 33.3% stake. The completion of the Transaction is subject to the signing of a definitive agreement, as well as certain regulatory and corporate approvals, and other conditions.

Under the Investment Company Act of 1940, completion of the Transaction will cause the Fund's investment advisory agreement with the Adviser to terminate. In connection with the Transaction, the Fund's Board of Trustees will be asked to approve a new investment advisory agreement for the Fund. If approved by the Board, the Fund's new investment advisory agreement will be submitted to the shareholders of the Fund for their approval.

88 Pioneer Bond Fund | Annual Report | 6/30/15

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and the Shareowners of
Pioneer Bond Fund:
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Bond Fund (the "Fund"), including the schedule of investments, as of June 30, 2015, and the related statements of operations for year then ended, and the statement of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the years ended June 30, 2013, 2012, and 2011 were audited by other auditors. Those auditors expressed an unqualified opinion on those financial statements and financial highlights in their report dated August 22, 2013.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of June 30, 2015, by correspondence with the custodian, brokers and agent banks; where replies were not received from brokers and agent banks, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Bond Fund as of June 30, 2015, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Diloitte & Touch LLP

Boston, Massachusetts
August 21, 2015

                                  Pioneer Bond Fund | Annual Report | 6/30/15 89

ADDITIONAL INFORMATION (unaudited)

The percentage of the Fund's ordinary income distributions that are exempt from nonresident alien (NRA) tax withholding resulting from qualified interest income was 80.89%.

90 Pioneer Bond Fund | Annual Report | 6/30/15

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Deloitte & Touche LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Morgan, Lewis & Bockius LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

Trustees and Officers

The Fund's Trustees and officers are listed below, together with their principal occupations during at least the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a Trustee of each of the 51 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

The Statement of Additional Information of the Fund includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 91

Independent Trustees

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                       Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                               Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (64)         Trustee since 2006.   Private investor (2004 - 2008 and 2013 -           Director, Broadridge Financial
Chairman of the Board        Serves until a        present); Chairman (2008 - 2013) and Chief         Solutions, Inc.(investor
and Trustee                  successor trustee     Executive Officer (2008 - 2012), Quadriserv, Inc.  communications and securities
                             is elected or         (technology products for securities lending        processing provider for
                             earlier retirement    industry); and Senior Executive Vice President,    financial services industry)
                             or removal.           The Bank of New York (financial and securities     (2009 - present); Director,
                                                   services) (1986 - 2004)                            Quadriserv, Inc. (2005 -
                                                                                                      2013); and Commissioner, New
                                                                                                      Jersey State Civil Service
                                                                                                      Commission (2011 - present)
------------------------------------------------------------------------------------------------------------------------------------
David R. Bock (71)           Trustee since 2005.   Managing Partner, Federal City Capital Advisors    Director of New York Mortgage
Trustee                      Serves until a        (corporate advisory services company) (1997 -      Trust (publicly-traded
                             successor trustee is  2004 and 2008 - present); Interim Chief Executive  mortgage REIT) (2004 - 2009,
                             elected or earlier    Officer, Oxford Analytica, Inc. (privately-held    2012 - present); Director of
                             retirement or         research and consulting company) (2010);           The Swiss Helvetia Fund, Inc.
                             removal.              Executive Vice President and Chief Financial       (closed-end fund) (2010 -
                                                   Officer, I-trax, Inc. (publicly traded health      present); Director of Oxford
                                                   care services company) (2004 - 2007); and          Analytica, Inc. (2008 -
                                                   Executive Vice President and Chief Financial       present); and Director of
                                                   Officer, Pedestal Inc. (internet-based mortgage    Enterprise Community
                                                   trading company) (2000 - 2002); Private            Investment, Inc.
                                                   consultant (1995-1997), Managing Director, Lehman  (privately-held affordable
                                                   Brothers (investment banking firm) (1992-1995);    housing 3nance company) (1985
                                                   and Executive, The World Bank (1979-1992)          - 2010)
------------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (70)    Trustee since 2008.   William Joseph Maier Professor of Political        Trustee, Mellon Institutional
Trustee                      Serves until a        Economy, Harvard University (1972 - present)       Funds Investment Trust and
                             successor trustee is                                                     Mellon Institutional Funds
                             elected or earlier                                                       Master Portfolio (oversaw 17
                             retirement or                                                            portfolios in fund complex)
                             removal.                                                                 (1989-2008)
------------------------------------------------------------------------------------------------------------------------------------

92 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                       Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                               Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (68)    Trustee since 1996.   Founding Director, Vice President and Corporate     None
Trustee                      Serves until a        Secretary, The Winthrop Group, Inc. (consulting
                             successor trustee is  firm) (1982 - present); Desautels Faculty of
                             elected or earlier    Management, McGill University (1999 - present);
                             retirement or         and Manager of Research Operations and
                             removal.              Organizational Learning, Xerox PARC, Xerox's
                                                   advance research center (1990-1994)
------------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (67)     Trustee since 1996.   President and Chief Executive Officer, Newbury,    Director of New America High
Trustee                      Serves until a        Piret & Company, Inc. (investment banking firm)    Income Fund, Inc. (closed-end
                             successor trustee is  (1981 - present)                                   investment company) (2004 -
                             elected or earlier                                                       present); and Member, Board
                             retirement or                                                            of Governors, Investment
                             removal.                                                                 Company Institute (2000 -
                                                                                                      2006)
------------------------------------------------------------------------------------------------------------------------------------
Fred J. Ricciardi (68)       Trustee since 2014.   Consultant (investment company services) (2012 -   None
Trustee                      Serves until a        present); Executive Vice President, BNY Mellon
                             successor trustee is  (financial and investment company services) (1969
                             elected or earlier    - 2012); Director, BNY International Financing
                             retirement or         Corp. (financial services) (2002 - 2012); and
                             removal.              Director, Mellon Overseas Investment Corp.
                                                   (financial services) (2009 - 2012)
------------------------------------------------------------------------------------------------------------------------------------

                                  Pioneer Bond Fund | Annual Report | 6/30/15 93

Interested Trustee

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                       Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                               Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Kenneth J. Taubes (57)*      Trustee since 2014.   Director and Executive Vice President (since       None
Trustee                      Serves until a        2008) and Chief Investment Officer, U.S. (since
                             successor trustee is  2010) of PIM-USA; Executive Vice President of
                             elected or earlier    Pioneer (since 2008); Executive Vice President
                             retirement or         of Pioneer Institutional Asset Management, Inc.
                             removal.              (since 2009); and Portfolio Manager of Pioneer
                                                   (since 1999)
------------------------------------------------------------------------------------------------------------------------------------

* Mr. Taubes is an Interested Trustee because he is an officer of the Fund's investment adviser and certain of its affiliates.

94 Pioneer Bond Fund | Annual Report | 6/30/15

Advisory Trustee

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                           Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                                   Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Lorraine Monchak (59)**      Advisory Trustee      Chief Investment Officer, 1199 SEIU Funds              None
Advisory Trustee             since 2014.           (healthcare workers union pension funds) (2001 -
                                                   present); Vice President - International
                                                   Investments  Group, American International Group,
                                                   Inc. (insurance company) (1993 - 2001); Vice
                                                   President Corporate Finance and Treasury Group,
                                                   Citibank, N.A. (1980 - 1986 and 1990 - 1993);
                                                   Vice President - Asset/Liability Management
                                                   Group, Federal Farm Funding Corporation
                                                   (government-sponsored issuer of debt securities)
                                                   (1988 - 1990); Mortgage Strategies Group,
                                                   Shearson Lehman Hutton, Inc. (investment bank)
                                                   (1987 - 1988); and Mortgage Strategies Group,
                                                   Drexel Burnham Lambert, Ltd. (investment bank)
                                                   (1986 - 1987)
------------------------------------------------------------------------------------------------------------------------------------

**   Ms. Monchak is a non-voting advisory trustee.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 95

Fund Officers

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                           Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                                   Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Lisa M. Jones (53)           Since 2014. Serves    Chair, Director, CEO and President of Pioneer          None
President and Chief          at the discretion     Investment Management-USA (since September 2014);
Executive Officer            of the Board.         Chair, Director, CEO and President of Pioneer
                                                   Investment Management, Inc. (since September 2014);
                                                   Chair, Director, CEO and President of Pioneer Funds
                                                   Distributor, Inc. (since September 2014); Chair,
                                                   Director, CEO and President of Pioneer Institutional
                                                   Asset Management, Inc. (since September 2014); and
                                                   Chair, Director, and CEO of Pioneer Investment
                                                   Management Shareholder Services, Inc. (since
                                                   September 2014); Managing Director, Morgan Stanley
                                                   Investment Management (2010 - 2013); and Director of
                                                   Institutional Business, CEO of International, Eaton
                                                   Vance Management (2005 - 2010)
------------------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (50)   Since 2003. Serves    Vice President and Associate General Counsel of        None
Secretary and                at the discretion     Pioneer since January 2008; Secretary and Chief Legal
Chief Legal Officer          of the Board.         Officer of all of the Pioneer Funds since June 2010;
                                                   Assistant Secretary of all of the Pioneer Funds from
                                                   September 2003 to May 2010; and Vice President and
                                                   Senior Counsel of Pioneer from July 2002 to December
                                                   2007
------------------------------------------------------------------------------------------------------------------------------------
Carol B. Hannigan (54)       Since 2010. Serves    Fund Governance Director of Pioneer since December     None
Assistant Secretary          at the discretion     2006 and Assistant Secretary of all the Pioneer Funds
                             of the Board.         since June 2010; Manager - Fund Governance of Pioneer
                                                   from December 2003 to November 2006; and Senior
                                                   Paralegal of Pioneer from January 2000 to November
                                                   2003
------------------------------------------------------------------------------------------------------------------------------------
Thomas Reyes (52)            Since 2010. Serves    Senior Counsel of Pioneer since May 2013 and           None
Assistant Secretary          at the discretion     Assistant Secretary of all the Pioneer Funds since
                             of the Board.         June 2010; and Counsel of Pioneer from June 2007 to
                                                   May 2013
------------------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (55)         Since 2008. Serves    Vice President - Fund Treasury of Pioneer; Treasurer   None
Treasurer and Chief          at the discretion     of all of the Pioneer Funds since March 2008; Deputy
Financial and                of the Board.         Treasurer of Pioneer from March 2004 to February
Accounting Officer                                 2008; and Assistant Treasurer of all of the Pioneer
                                                   Funds from March 2004 to February 2008
------------------------------------------------------------------------------------------------------------------------------------

96 Pioneer Bond Fund | Annual Report | 6/30/15

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                            Other Directorships
Position Held with the Fund  Length of Service     Principal Occupation                                    Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (50)        Since 2000. Serves    Director - Fund Treasury of Pioneer; and Assistant      None
Assistant Treasurer          at the discretion of  Treasurer of all of the Pioneer Funds the Board.
------------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (57)           Since 2002. Serves    Fund Accounting Manager - Fund Treasury of Pioneer;     None
Assistant Treasurer          at the discretion of  and Assistant Treasurer of all of the Pioneer Funds
                             the Board.
------------------------------------------------------------------------------------------------------------------------------------
David F. Johnson (35)        Since 2009. Serves    Fund Administration Manager - Fund Treasury of Pioneer  None
Assistant Treasurer          at the discretion of  since November 2008; Assistant Treasurer of all of the
                             the Board.            Pioneer Funds since January 2009; and Client Service
                                                   Manager - Institutional Investor Services at State
                                                   Street Bank from March 2003 to March 2007
------------------------------------------------------------------------------------------------------------------------------------
Jean M. Bradley (62)         Since 2010. Serves    Chief Compliance Officer of Pioneer and of all the      None
Chief Compliance Officer     at the discretion of  Pioneer Funds since March 2010; Chief Compliance
                             the Board.            Officer of Pioneer Institutional Asset Management,
                                                   Inc. since January 2012; Chief Compliance Officer of
                                                   Vanderbilt Capital Advisors, LLC since July 2012:
                                                   Director of Adviser and Portfolio Compliance at
                                                   Pioneer since October 2005; and Senior Compliance
                                                   Officer for Columbia Management Advisers, Inc. from
                                                   October 2003 to October 2005
------------------------------------------------------------------------------------------------------------------------------------
Kelly O'Donnell (44)         Since 2006. Serves    Director - Transfer Agency Compliance of Pioneer and    None
Anti-Money                   at the discretion of  Anti-Money Laundering Officer of all the Pioneer Funds
Laundering Officer           the Board.            since 2006
------------------------------------------------------------------------------------------------------------------------------------

                                  Pioneer Bond Fund | Annual Report | 6/30/15 97

                           This page for your notes.

98 Pioneer Bond Fund | Annual Report | 6/30/15

                           This page for your notes.

                                  Pioneer Bond Fund | Annual Report | 6/30/15 99

                           This page for your notes.

100 Pioneer Bond Fund | Annual Report | 6/30/15

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free                                                     1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)


Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO] PIONEER
       Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
us.pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2015 Pioneer Investments 19398-09-0815